                                                              Exhibit 10.5


================================================================================

                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                 March 17, 1999

                                      among

                                NTL INCORPORATED

                                  as Borrower,

                              --------------------

                            THE LENDERS named herein,

                              --------------------

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

                      as Arranger and Administrative Agent

================================================================================

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. DEFINITIONS.......................................................1
SECTION 1.1. DEFINED TERMS...................................................1
SECTION 1.2. INTERPRETATION.................................................22

ARTICLE II. THE CREDIT FACILITY.............................................22
SECTION 2.1. COMMITMENTS TO MAKE BRIDGE LOANS...............................22
SECTION 2.2. OPTION TO EXCHANGE BRIDGE LOANS FOR EXCHANGE NOTES.............23
SECTION 2.3. INTEREST; DEFAULT INTEREST.....................................24
SECTION 2.4. MANDATORY PREPAYMENT...........................................25
SECTION 2.5. OPTIONAL PREPAYMENT............................................25
SECTION 2.6. BREAKAGE COSTS; INDEMNITY......................................26
SECTION 2.7. EFFECT OF NOTICE OF PREPAYMENT.................................26
SECTION 2.8. PAYMENTS.......................................................26
SECTION 2.9. TAXES..........................................................28
SECTION 2.10. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC....................31
SECTION 2.11. CERTAIN FEES..................................................32

ARTICLE III. REPRESENTATIONS AND WARRANTIES.................................32
SECTION 3.1. [INTENTIONALLY OMITTED]........................................32
SECTION 3.2. ORGANIZATION; POWERS...........................................32
SECTION 3.3. DUE AUTHORIZATION AND ENFORCEABILITY...........................32
SECTION 3.4. NO CONFLICTS...................................................33
SECTION 3.5. NO VIOLATIONS; MATERIAL CONTRACTS..............................33
SECTION 3.6. CAPITAL STOCK; SUBSIDIARIES....................................33
SECTION 3.7. LIENS..........................................................34
SECTION 3.8. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL
              RESERVE SYSTEM................................................34
SECTION 3.9. GOVERNMENTAL REGULATIONS.......................................34
SECTION 3.10. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES..............34
SECTION 3.11. FULL DISCLOSURE...............................................35
SECTION 3.12. PRIVATE OFFERING; RULE 144A MATTERS...........................35
SECTION 3.13. ABSENCE OF PROCEEDINGS........................................36
SECTION 3.14. TAXES.........................................................36
SECTION 3.15. FINANCIAL CONDITION; SOLVENCY.................................36
SECTION 3.16. ABSENCE OF CERTAIN CHANGES....................................36
SECTION 3.17. YEAR 2000 COMPLIANCE..........................................36
SECTION 3.18. PROPERTIES....................................................37
SECTION 3.19. PERMITS; REGISTRATION.........................................37
SECTION 3.20. ERISA.........................................................37
SECTION 3.21. ENVIRONMENTAL MATTERS.........................................38
SECTION 3.22. ACQUIRED BUSINESS.............................................38

ARTICLE IV. COVENANTS.......................................................38
SECTION 4.1. USE OF PROCEEDS................................................38
SECTION 4.2. NOTICE OF DEFAULT AND RELATED MATTERS..........................38
SECTION 4.3. REPORTS........................................................39
SECTION 4.4. COMPLIANCE CERTIFICATE.........................................39
SECTION 4.5. TAXES..........................................................40
SECTION 4.6. STAY, EXTENSION AND USURY LAWS.................................40
SECTION 4.7. RESTRICTED PAYMENTS............................................40
SECTION 4.8. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES..................................................43
SECTION 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.....44
SECTION 4.10. ASSET SALES...................................................46
SECTION 4.11. TRANSACTIONS WITH AFFILIATES..................................48
SECTION 4.12. LIENS.........................................................49


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SECTION 4.13. CHANGE OF CONTROL.............................................49
SECTION 4.14. CORPORATE EXISTENCE...........................................50
SECTION 4.15. [INTENTIONALLY OMITTED].......................................50
SECTION 4.16. ADDITIONAL AMOUNTS............................................50
SECTION 4.17. [INTENTIONALLY OMITTED].......................................51
SECTION 4.18. [INTENTIONALLY OMITTED].......................................51
SECTION 4.19. MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS...............51
SECTION 4.20. INSPECTION RIGHTS.............................................51
SECTION 4.21. SPECIAL RIGHTS................................................52
SECTION 4.22. NOTE GUARANTEES...............................................52
SECTION 4.23. OFFER TO PURCHASE.............................................53

ARTICLE V. CONDITIONS.......................................................53
SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS................................53
SECTION 5.2. [INTENTIONALLY OMITTED]........................................54
SECTION 5.3. ABSENCE OF CERTAIN CHANGES.....................................54
SECTION 5.4. MARKET DISRUPTION..............................................54
SECTION 5.5. FINANCIAL STATEMENTS...........................................55
SECTION 5.6. LITIGATION, ETC................................................55
SECTION 5.7. PAYMENT OF FEES AND EXPENSES...................................55
SECTION 5.8. ESCROW AGREEMENT...............................................55
SECTION 5.9. EXCHANGE NOTES.................................................55
SECTION 5.10. REGISTRATION RIGHTS AGREEMENT.................................55
SECTION 5.11. DELIVERY OF OPINIONS..........................................56
SECTION 5.12. [INTENTIONALLY OMITTED].......................................56
SECTION 5.13. NO BREACH; NO DEFAULT.........................................56
SECTION 5.14. OTHER CONDITIONS..............................................56
SECTION 5.15. REPRESENTATIONS AND WARRANTIES................................56
SECTION 5.16. NO BREACH; NO DEFAULT.........................................56
SECTION 5.17. ABSENCE OF CERTAIN CHANGES....................................57
SECTION 5.18. MARKET DISRUPTION.............................................57
SECTION 5.19. FINANCIAL STATEMENTS..........................................57
SECTION 5.20. LITIGATION, ETC...............................................58
SECTION 5.21. PAYMENT OF FEES AND EXPENSES..................................58
SECTION 5.22. BORROWING NOTICE; BRIDGE NOTES................................58
SECTION 5.23. OFFER TO PURCHASE.............................................58
SECTION 5.24. SOLVENCY......................................................58
SECTION 5.25. ADDITIONAL MATTERS............................................59

ARTICLE VI. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH
             LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS;
             PARTICIPATIONS.................................................59
SECTION 6.1. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING THE LOANS AND
              THE SECURITIES................................................59
SECTION 6.2. PERMITTED ASSIGNMENTS..........................................59
SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT.................................60
SECTION 6.4. DISSEMINATION OF INFORMATION...................................60
SECTION 6.5. TAX TREATMENT..................................................61
SECTION 6.6. REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE...............61
SECTION 6.7. REGISTER.......................................................61

ARTICLE VII. EVENTS OF DEFAULT..............................................61
SECTION 7.1. EVENTS OF DEFAULT..............................................61
SECTION 7.2. ACCELERATION...................................................63
SECTION 7.3. RIGHTS AND REMEDIES............................................63
SECTION 7.4. WAIVER OF PAST DEFAULTS........................................64
SECTION 7.5. RIGHTS OF LENDERS TO RECEIVE PAYMENT...........................64

ARTICLE VIII. DEBT SECURITIES...............................................64


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

SECTION 8.1. DEBT SECURITIES................................................64

ARTICLE IX. TERMINATION.....................................................64
SECTION 9.1. TERMINATION....................................................64
SECTION 9.2. SURVIVAL OF CERTAIN PROVISIONS.................................64

ARTICLE X. INDEMNITY........................................................64
SECTION 10.1. INDEMNIFICATION...............................................64
SECTION 10.2. SETTLEMENT OF CLAIMS..........................................65
SECTION 10.3. APPEARANCE EXPENSES...........................................65
SECTION 10.4. INDEMNITY FOR TAXES, RESERVES AND EXPENSES....................66
SECTION 10.5. SURVIVAL OF INDEMNIFICATION...................................66
SECTION 10.6. LIABILITY NOT EXCLUSIVE; PAYMENTS.............................67

ARTICLE XI. THE ADMINISTRATIVE AGENT; THE ARRANGER..........................67
SECTION 11.1. APPOINTMENT...................................................67
SECTION 11.2. DELEGATION OF DUTIES..........................................67
SECTION 11.3. EXCULPATORY PROVISIONS........................................67
SECTION 11.4. RELIANCE BY THE ADMINISTRATIVE AGENT..........................68
SECTION 11.5. NOTICE OF DEFAULT.............................................68
SECTION 11.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS....68
SECTION 11.7. INDEMNIFICATION...............................................69
SECTION 11.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITY..............69
SECTION 11.9. SUCCESSOR ADMINISTRATIVE AGENT................................69
SECTION 11.10.  ARRANGER....................................................70

ARTICLE XII. MISCELLANEOUS..................................................70
SECTION 12.1. EXPENSES; DOCUMENTARY TAXES...................................70
SECTION 12.2. NOTICES.......................................................70
SECTION 12.3. CONSENT TO AMENDMENTS AND WAIVERS.............................71
SECTION 12.4. PARTIES.......................................................72
SECTION 12.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.72
SECTION 12.6. REPLACEMENT NOTES.............................................72
SECTION 12.7. [INTENTIONALLY OMITTED].......................................73
SECTION 12.8. MARSHALLING; RECAPTURE........................................73
SECTION 12.9. LIMITATION OF LIABILITY.......................................73
SECTION 12.10. INDEPENDENCE OF COVENANTS....................................73
SECTION 12.11. CURRENCY INDEMNITY...........................................73
SECTION 12.12. WAIVER OF IMMUNITY...........................................73
SECTION 12.13. FREEDOM OF CHOICE............................................74
SECTION 12.14. SUCCESSORS AND ASSIGNS.......................................74
SECTION 12.15. MERGER.......................................................74
SECTION 12.16. SEVERABILITY CLAUSE..........................................74
SECTION 12.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
                SURVIVE DELIVERY............................................75

EXHIBIT A     FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B     FORM OF BRIDGE NOTE
EXHIBIT C     FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D     FORM OF ESCROW AGREEMENT
EXHIBIT E     FORM OF EXCHANGE NOTE INDENTURE
EXHIBIT F-1   FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
EXHIBIT F-2   FORM OF OPINION OF IN-HOUSE COUNSEL
EXHIBIT G-1   FORM OF BRIDGE NOTE GUARANTEE
EXHIBIT G-2   FORM OF EXCHANGE NOTE GUARANTEE
EXHIBIT H-1   FORM OF OPINION TO BE DELIVERED IN CONNECTION WITH BRIDGE NOTE
               GUARANTEE
EXHIBIT H-2   FORM OF OPINION TO BE DELIVERED IN CONNECTION WITH EXCHANGE NOTE
               GUARANTEE
EXHIBIT I     FORM OF SOLVENCY CERTIFICATE

SCHEDULES:

SCHEDULE 2.4      PERMITTED ISSUANCES UNDER SECTION 2.4
SCHEDULE 3.6      AUTHORIZED CAPITALIZATION OF THE BORROWER
SCHEDULE 3.10(a)  CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENTS OF
                   INCOME AND CASH FLOWS OF THE BORROWER
SCHEDULE 3.10(b)  BALANCE SHEET AND STATEMENTS OF INCOME OF DIAMOND CABLE
                   COMMUNICATIONS PLC.
SCHEDULE 3.10(c)  PRO FORMA CONSOLIDATED BALANCE SHEET AND CONSOLIDATED
                   STATEMENTS OF INCOME AND CASH FLOWS OF THE BORROWER
SCHEDULE 3.13     ABSENCE OF PROCEEDINGS
SCHEDULE 5.3      ABSENCE OF CERTAIN CHANGES

            THIS BRIDGE LOAN AGREEMENT, dated as of March 17, 1999 (as amended, restated and/or otherwise modified from time to time, this "Agreement"), is by and between:

            (a) NTL Incorporated, a Delaware corporation (the "Borrower") and

            (b) Goldman Sachs Credit Partners L.P., as arranger and administrative agent (the "Administrative Agent").

            The parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "9 1/8% and 10% Diamond Indenture" means the Indenture dated as of February 6, 1998, between the Acquired Business and The Bank of New York, relating to the 9 1/8% Diamond Notes and the 10% Diamond Notes.

            "10 3/4% Diamond Indenture" means the Indenture dated as of February 27, 1997, between the Acquired Business and The Bank of New York, relating to the 10 3/4% Diamond Notes.

            "11 3/4% Diamond Indenture" means the Indenture dated as of December 15, 1995, between the Acquired Business and The Bank of New York, relating to the 11 3/4% Diamond Notes.

            "13 1/4% Diamond Indenture" means the Indenture dated as of September 28, 1994, between the Acquired Business and The Bank of New York, relating to the 13 1/4% Diamond Notes.

            "9 1/8% Diamond Notes" means the Acquired Business's 9 1/8% Senior Notes due February 1, 2008 issued pursuant to the 9 1/8% and 10% Diamond Indenture.

            "10% Diamond Notes" means the Acquired Business's 10% Senior Notes due February 1, 2008 pursuant to the 9 1/8 and 10% Diamond Indenture.

            "10 3/4% Diamond Notes" means the Acquired Business's 10 3/4% Senior Discount Notes due February 15, 2007 issued pursuant to the 10 3/4% Diamond Indenture.

            "11 3/4% Diamond Notes" means the Acquired Business's 11 3/4% Senior Discount Notes due December 15, 2005 issued pursuant to the 11 3/4% Diamond Indenture.

            "13 1/4% Diamond Notes" means the Acquired Business's 13 1/4% Senior Discount Notes due September 13, 2004 issued pursuant to the 13 1/4% Diamond Indenture.

            "9 1/2% Notes" means the Borrower's 9 1/2% Senior Notes due 2008 and the Borrower's 9 1/2% Series B Senior Notes due 2008.

            "9 3/4% Notes" means the Borrower's 9 3/4% Senior Deferred Coupon Notes due 2008 and the Borrower's 9 3/4% Series B Senior Deferred Coupon Notes due 2008.

            "10% Notes" means the Borrower's 10% Series B Senior Notes due 2007.

            "10 3/4% Notes" means the Borrower's 10 3/4% Senior Deferred Coupon Notes due 2008 and the Borrower's 10 3/4% Series B Senior Deferred Coupon Notes due 2008.

            "11 1/2% Deferred Coupon Notes" means the Borrower's 11 1/2% Series B Senior Deferred Coupon Notes due 2006.

            "11 1/2% Notes" means the Borrower's 11 1/2% Senior Notes due 2008 and the Borrower's 11 1/2% Series B Senior Notes due 2008.

            "12 3/4% Notes" means the Borrower's 12 3/4% Series A Senior Deferred Coupon Notes due 2005.

            "123/8% Notes" means the Borrower's 123/8% Senior Deferred Coupon Notes due 2008.

            "7% Convertible Subordinated Notes" means the Borrower's 7% Convertible Subordinated Notes due 2008 governed by the indenture dated as of December 16, 1998.

            "Acquired Business" means Diamond Cable Communications plc.

            "Acquired Debt" means with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

            "Acquired Person" has the meaning specified in the definition of Acquired Debt.

            "Acquisition" means the Diamond Cable Acquisition.

            "Additional Amounts" has the meaning specified in the Bridge Notes.

            "Adjusted Total Assets" means the total amount of assets of the Borrower and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Borrower and its Restricted Subsidiaries, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP. For purposes of this Adjusted Total Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

            "Adjusted Total Controlled Assets" means the total amount of assets of the Borrower and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom
(i) all current liabilities of the Borrower and such Cable Controlled Subsidiaries; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Borrower and such Restricted Subsidiaries, all as calculated in conformity with GAAP; provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Borrower or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition,
(a) assets


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

shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

            "Administrative Agent" means Goldman Sachs Credit Partners L.P., acting as administrative agent pursuant to Article XI or any successor or replacement Administrative Agent, acting in such capacity.

            "Affected Party" means any Lender, any Lender's LIBOR Lending Office, any beneficial owner of any Lender, and their respective successors and assigns.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither the Lenders nor any of their Affiliates will be treated as an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement.

            "Agent" means any Registrar or Paying Agent.

            "Agreement" has the meaning specified in the preamble to this Agreement, as the same may be amended or supplemented from time to time.

            "Anniversary Date" means first anniversary of Funding Date A, which shall be the initial Funding Date hereunder.

            "Annualized Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

            "Arranger" means Goldman Sachs Credit Partners L.P. acting as arranger in connection with the Bridge Loans.

            "Asset Sale" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Borrower shall be governed by Section 4.13 or 4.19 hereof) or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Borrower's Restricted Subsidiaries to any Person; in either case other than (A) to (w) the Borrower, (x) any Wholly Owned Subsidiary, or (y) any Subsidiary which is a Subsidiary of the Borrower on the date hereof provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Borrower's ownership percentage in such Subsidiary is equal to or greater than such percentage on the date hereof or (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

            "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

            "Base Rate" means, for any day, the sum of higher of (i) the Federal Funds Rate for such day plus 400 basis points and (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

            "Base Rate Loan" means a Bridge Loan at any time that the interest rate thereon is computed with reference to the Base Rate.

            "beneficial owner" and "beneficial ownership" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

            "Board" means the Board of Governors of the Federal Reserve System of the United States or any successor.

            "Board of Directors" means the Board of Directors of the Borrower, or any authorized committee of the Board of Directors.

            "Borrower" has the meaning specified in the preamble to this Agreement.

            "Borrowing Notice" has the meaning specified in Section 2.1(c).

            "Bridge Loan" means, collectively, up to $1.35 billion in aggregate principal amount of Series A Bridge Loans, Series B Bridge Loans and Series C Bridge Loans made by Lenders to the Borrower.

            "Bridge Note" means a promissory note of the Borrower in the form attached as Exhibit B hereto evidencing the Bridge Loan of any Lender.

            "Bridge Note Guarantee" has the meaning specified in Section 4.22.

            "Business Day" means each day other than a Legal Holiday.

            "Cable Assets" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

            "Cable Business" means (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and (ii) any Cable Related Business.

            "Cable Controlled Property" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

            "Cable Controlled Subsidiary" means any Restricted Subsidiary that is primarily engaged, directly or indirectly, in one or more Cable Businesses.

            "Cable Related Business" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

            "Capital Markets Transaction" has the meaning specified in Section 2.4(a).

            "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

            "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Borrower or any Subsidiary of the Borrower from the issue or sale (other than to a Subsidiary) by the Borrower of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Borrower issued after October 14, 1993 upon conversion of or in exchange for other securities of the Borrower).

            "Cash Equivalents" means (i) Permitted Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S & P and in each case maturing within six months and two days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

            "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the assets of the Borrower to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),
(ii) the approval by the requisite stockholders of the Borrower of a plan of liquidation or dissolution of the Borrower, (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d- 5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Borrower and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Borrower is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's Board of Directors then in office.

            "Change of Control Fee" means a fee equal to 1.00% of the principal amount of the Bridge Loans prepaid pursuant to the Change of Control Offer.

            "Change of Control Offer" has the meaning specified in Section 4.13(a).

            "Change of Control Payment" has the meaning specified in Section 4.13(a).

            "Change of Control Payment Date" has the meaning specified in
Section 4.13(a).

            "Closing Date" means the date on which the conditions set forth in
Article V subsection (A) are satisfied or waived in accordance with Section 12.3 and the parties hereto have executed and delivered this Agreement.

            "Code" has the meaning specified in Section 3.20.

            "Commitment" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

            "Commitment Letter" means that certain letter agreement, dated as of March 4, 1999, among the Borrower and Goldman Sachs Credit Partners L.P., as amended, modified or supplemented from time to time.

            "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

            "Continuing Rate" with respect to each Interest Period from and after the Anniversary Date, will be determined on the second Business Day immediately preceding such Interest Period and will be the greatest of the following (expressed as a percentage per annum):

            (i) the LIBOR Rate plus 600 basis points,

            (ii) the sum of the yield (expressed as a percentage per annum) then in effect for United States Treasury Notes with a remaining maturity closest to 9 years from the Anniversary Date (provided, however, that if the remaining term of the Bridge Loans is not equal to the constant maturity of a United States Treasury Note for which a weekly average yield is given, such yield on United States Treasury Notes shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Notes for which such yields are given) plus 553 basis points, and

            (iii) the sum of the Single B Goldman Sachs High Yield Index Rate then in effect plus 25 basis points.

            "Continuing Spread" means zero basis points at all times during the period commencing on and including the Anniversary Date and ending on the 90th day thereafter, and increasing by 25 basis points on the 90th day after the Anniversary Date and by an additional 25 basis points on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding.

            "Convertible Subordinated Notes" means the Borrower's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996, between the Borrower and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee.

            "Credit Facility" means the Facilities Agreement, dated October 17, 1997, between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of (i) (pound)555 million and (ii) the amount of the aggregate commitments thereunder as the same may be increased after March 13, 1998 as contemplated by the Facilities Agreement as amended or supplemented to March 13, 1998, but in no event greater than (pound)875 million, less in each case, the aggregate amount of all net proceeds of asset sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant Section 4.10 of the indenture, dated November 6, 1998, between the Borrower and The Chase Manhattan Bank, governing the 123/8% Notes.

            "Cumulative EBITDA" means the cumulative EBITDA of the Borrower from and after the date hereof to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

            "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Borrower from the date hereof to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

            "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

            "Debt Securities" means debt securities or preferred stock issued by the Borrower or any of its Affiliates which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Bridge Loans, in accordance with the provisions of the Engagement Letter.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Diamond Cable Acquisition" means the acquisition of all of the issued and outstanding ordinary shares of the Acquired Business pursuant to the Diamond Cable Acquisition Agreement.

            "Diamond Cable Acquisition Agreement" means that certain Share Exchange Agreement dated as of June 16, 1998, as amended, among the Borrower and the Shareholders of the Acquired Business, with respect to the purchase of the issued and outstanding ordinary shares of the Acquired Business.

            "Diamond Indentures" means, collectively, the 13 1/4% Diamond Indenture, the 11 3/4% Diamond Indenture, the 10 3/4% Diamond Indenture and the 9 1/8% and 10% Diamond Indenture.

            "Diamond Notes" means, collectively, the 13 1/4% Diamond Notes, the 11 1/4% Diamond Notes, the 10 3/4% Diamond Notes, the 9 1/8% Diamond Notes and the 10% Diamond Notes.

            "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

            "dollars" or "$" shall mean lawful money of the United States of America.

            "EBITDA" means, for any Person, for any period, an amount equal to
(A) the sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

            "Engagement Letter" means that certain letter agreement, dated as of March 4, 1999, between the Borrower and Goldman, Sachs & Co. entered into in connection with the Commitment Letter, as amended, modified or supplemented from time to time.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan except a reportable event for which the requirement of notice to the PBGC had been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its Subsidiaries or any of their ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any of its Subsidiaries could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries.

            "Escrow Agent" means The Chase Manhattan Bank, in its capacity as escrow agent pursuant to the Escrow Agreement.

            "Escrow Agreement" means the escrow agreement among the Borrower, the Administrative Agent, on behalf of the Lenders, and the Escrow Agent, in the form attached as Exhibit D.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

            "European Union member" means any country that is or becomes a member of the European Union or any successor organization thereto.

            "Event of Default" means any event specified in Section 7.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Date" has the meaning specified in Section 2.2(a).

            "Exchange Note Guarantee" has the meaning specified in Section 4.22.

            "Exchange Note Indenture" means, the indenture relating to the Exchange Notes, among the Borrower, as issuer, and the Exchange Note Trustee, in the form attached as Exhibit E, as the same may be amended, modified or supplemented from time to time.

            "Exchange Notes" means the senior unsecured Exchange Notes of the Borrower, placed into escrow on the Closing Date, to be issued in exchange for certain Bridge Loans pursuant to Section 2.2, in the form attached as an exhibit to the Exchange Note Indenture.

            "Exchange Note Trustee" means, on any date of determination, the trustee under the Exchange Note Indenture.

            "Exchange Notice" has the meaning specified in Section 2.2(a).

            "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

            "Existing Indebtedness" means Indebtedness of the Borrower and its Subsidiaries in existence on the date hereof, until such amounts are repaid, including, without limitation, the Existing Notes.

            "Existing Notes" means the Old Notes and the Convertible Subordinated Notes.

            "Expiration Date" has the meaning specified in the Diamond
Indentures.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

            "Fee Letter" means that certain Fee Letter, dated as of March 4, 1999, among the Borrower, Goldman Sachs Credit Partners L.P. and Goldman, Sachs & Co., entered into in connection with the Commitment Letter, as amended, modified or supplemented from time to time.

            "Foreign Lender" means a Lender that is a foreign person for purposes of the U.S. federal income tax.

            "Foreign Participant" means a Participant that is a foreign person for purposes of the U.S. federal income tax.

            "Funding Date" means, collectively, Funding Date A and Funding Date
B.

            "Funding Date A" means the date on which the conditions set forth in
Article V subsection (B) are satisfied or waived in accordance with Section 12.3 and the initial Bridge Loans are made by the Lenders.

            "Funding Date B" means the date on which the conditions set forth in
Article V subsection (B) are satisfied or waived in accordance with Section 12.3 and Bridge Loans are made by the Lenders on a date after Funding Date A.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement and are applied on a consistent basis.

            "Governmental Entity" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guarantor" means the Parent as guarantor under the Note Guarantees.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

            "Indemnified Party" has the meaning specified in Section 10.1.

            "Initial Period" means the period beginning on (and including) Funding Date A to (but not including) the Anniversary Date.

            "Initial Spread" means 500 basis points at all times during the period commencing on and including Funding Date A and ending on the 90th day thereafter, and increasing by 25 basis points on the 90th day after Funding Date A and by an additional 25 basis points on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding during the Initial Period.

            "Interbank Offered Rate" means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement, the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

            "Interest Payment Date" means (i) the last day of each Interest Period in the case of LIBOR Rate Loans and Base Rate Loans, (ii) the Maturity Date, and (iii) the date of any prepayment of all or any portion of the principal of the Loans.

            "Interest Period" means, (i) in the case of the first Interest Period applicable to the Bridge Loans made by the Lenders on Funding Date A, the period commencing on and including Funding Date A and ending on the numerically corresponding date in the month thereafter, (ii) in the case of the first Interest Period applicable to the Bridge Loans made by the Lenders on Funding Date B, the period commencing on and including Funding Date B and ending on the date specified in clause (i), and (iii) in the case of each subsequent Interest Period for all Bridge Loans, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

            "Investment Bank" means, Goldman, Sachs & Co.

            "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Borrower shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Legal Holiday" means a Saturday, a Sunday or any other day on which banking institutions in the City of New York, or at a place of payment are authorized by law, regulation or executive order to remain closed and, if such day relates to a payment or prepayment of principal of, or interest on, or an Interest Period for, LIBOR Rate Loans, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank markets.

            "Lenders" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

            "LIBOR Lending Office" means, with respect to any Lender, the office, if any, of such Lender specified from time to time as its "LIBOR Lending Office" in a written notice to the Borrower.

            "LIBOR Rate" means the interest rate per annum calculated according to the following formula:

                   LIBOR Rate      =     Interbank Offered Rate
                                       ----------------------------
                                       1 - LIBOR Reserve Percentage

            "LIBOR Rate Loan" means a Bridge Loan at any time the interest rate thereon is computed with reference to the LIBOR Rate.

            "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Rate Loans is determined), whether or not any Administrative Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to any Administrative Agent or any Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

            "License" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time, be amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to Section 3(c) of the Registration Rights Agreement.

            "Loan" means a Bridge Loan.

            "Loan Documents" means this Agreement, the Bridge Notes and the Related Documents.

            "Loan Register" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.7.

            "Majority Lenders" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Bridge Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or
(ii) determining the aggregate unpaid principal amount of the Bridge Loans or the total Commitments.

            "Material Adverse Effect" means any circumstance or event that (i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Agreement or any of the Loan Documents,
(ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities, management or prospects of the Borrower and its Subsidiaries, taken as a whole, or (iii) materially impairs the ability of the Borrower to consummate the Bridge Loans or to perform its Obligations under the Loan Documents.

            "Material Contracts" has the meaning specified in Section 3.4.

            "Material License" means a License held by the Borrower or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Borrower and its Subsidiaries at such time.

            "Material Subsidiary" means (i) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Investment Holdings Limited, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and (ii) any other Subsidiary of the Borrower which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

            "Maturity Date" means (i) in the case of the Series A Bridge Loans and the related Bridge Notes, September 14, 2004; (ii) in the case of the Series B Bridge Loans and the related Bridge Notes, December 16, 2005; and (iii) in the case of the Series C Bridge Loans and the related Bridge Notes, February 2, 2008.

            "Monetize" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries or any parent holding company of the Borrower (including any cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) from any Capital Markets Transaction, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets, plus any cash received in connection with the Monetizing, if any, of Equity Interests pursuant to Section 4.10(a)(iii)(y).

            "Net Households" means the product of (i) the number of households covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by the Borrower.

            "Net Income" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

            "Non-Controlled Subsidiary" means an entity which is not a Cable Controlled Subsidiary.

            "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness as to which none of the Borrower, nor any Restricted Subsidiary:
(i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or
(iii) constitutes the lender.

            "Non-Restricted Subsidiary" means (A) a Subsidiary that (a) at the time of its designation by the Board of Directors as a Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or Section 4.7 hereof), at any previous time, directly or indirectly from the Borrower or any of its Restricted Subsidiaries,
(b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower may be 0.5 greater than such ratio immediately preceding such designation; (B) any Subsidiary which (a) has been acquired or capitalized out of or by Equity Interests (other than Disqualified Stock) of the Borrower or Capital Stock Sale Proceeds therefrom, (b) has no Indebtedness other than Non-Recourse Debt and (c) is designated as a Non-Restricted Subsidiary by the Board of Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or (C) any Subsidiary of a Non-Restricted Subsidiary.

            "Note Guarantees" means, collectively, the Bridge Note Guarantee and the Exchange Note Guarantee.

            "Obligations" means all now existing and hereafter arising obligations and liabilities of the Borrower to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Additional Amounts and Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

            "Offering Documents" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Investment Bank may request in its sole discretion in connection with the issuance of the Debt Securities.

            "Offer to Purchase" has the meaning specified in the Diamond Indentures.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower.

            "Old Notes" means the 123/8% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes, the 11 1/2% Notes and the 7% Convertible Subordinated Notes.

            "Other Qualified Notes" means any outstanding senior indebtedness of the Borrower issued pursuant to an indenture having a provision substantially similar to Section 4.10 of the indenture, dated November 6, 1998, between the Borrower and The Chase Manhattan Bank, governing the 123/8% Notes (including, without limitation, the 123/8% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes and the 11 1/2% Notes).

            "Other Taxes" has the meaning specified in Section 2.9(b). "Parent" means any Person that is formed or organized as a holding company for the Borrower and its Subsidiaries.

            "Participants" has the meaning specified in Section 6.3(a).

            "Participations" has the meaning specified in Section 6.3.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

            "Permitted Acquired Debt" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of (x) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and (y) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.

            "Permitted Currency" means the lawful currency of the United States or a European Union member.

            "Permitted Designee" means (i) a spouse or a child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any corporation or entity at least 50% of the voting power of all classes of the voting stock of which is owned by one or more Permitted Holders.

            "Permitted Holder" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

            "Permitted Investments" means (a) any Investments in the Borrower or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation, (i) Guarantees of Indebtedness of the Borrower, a Cable Controlled Subsidiary or a Qualified Subsidiary, (ii) Liens securing such Indebtedness or Guarantees or (iii) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary); (b) any Investments in Cash Equivalents; (c) Investments by the Borrower in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount); (d) Investments by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such Investment (i) such Person becomes a Cable Controlled Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Wholly Owned Subsidiary of the Borrower; and
(e) any issuance, transfer or other conveyance of Equity Interests (other than Disqualified Stock) in the Borrower (or any Capital Stock Sale Proceeds therefrom) to a Subsidiary of the Borrower.

            "Permitted Liens" means (a) Liens in favor of the Borrower; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Borrower or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation; (c) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens existing on the date hereof; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Restricted Subsidiaries.

            "Permitted Non-Controlled Assets" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests (x) were acquired by the Borrower or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of this Agreement and (y) to the extent that, after giving pro forma effect to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Borrower.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock" means the 13% Senior Redeemable Exchangeable Preferred Stock of the Borrower with an original aggregate liquidation preference of $100,000,000.

            "Prepayment Date" has the meaning specified in Section 2.7.

            "Prime Rate" means the rate that UBS announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender under this Agreement may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii) of the definition of Consolidated Net Income); and provided further that, with respect to the Borrower, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Borrower.

            "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration, (i) is a Cable Business or holds only Cable Assets, (ii) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and (iii) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by this Agreement, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Borrower which is pari passu with the Bridge Notes) on its ability to pay dividends or make any other distributions to the Borrower or any of its Subsidiaries.

            "Rating Agencies" means (i) S&P and (ii) Moody's.

            "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

            "Registration Rights Agreement" means the registration rights agreement between the Borrower and the Administrative Agent pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as Exhibit C, as amended, modified or supplemented from time to time.

            "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

            "Related Documents" means the Exchange Notes, the Exchange Note Indenture, the Registration Rights Agreement, the Escrow Agreement, the Engagement Letter, the Fee Letter and the Note Guarantees.

            "Replacement Assets" means (w) Cable Assets, (x) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Borrower's acquiring such Equity Interests, (y) Permitted Non-Controlled Assets or (z) any combination of the foregoing.

            "Request" has the meaning specified in Section 8.1(b).

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payments" has the meaning specified in Section 4.7.

            "Restricted Subsidiary" means any Subsidiary of the Borrower which is not a Non-Restricted Subsidiary.

            "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means, collectively, the Exchange Notes.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Bridge Loans" means the Bridge Loans made by the Lenders to fund the Offer to Purchase the Series A Diamond Notes.

            "Series B Bridge Loans" means the Bridge Loans made by the Lenders to fund the Offer to Purchase the Series B Diamond Notes.

            "Series C Bridge Loans" means the Bridge Loans made by the Lenders to fund the Offer to Purchase the Series C Diamond Notes.

            "Series A Diamond Notes" means the 13 1/4% Diamond Notes.

            "Series B Diamond Notes" means the 11 3/4% Diamond Notes.

            "Series C Diamond Notes" means the 10 3/4% Diamond Notes, the 9 1/8% Diamond Notes and the 10% Diamond Notes.

            "Single B Goldman Sachs High Yield Index Rate" means the rate (expressed as a percentage per annum) determined by Goldman, Sachs & Co. to represent the weighted average of the market yields during the preceding month on high-yield debt securities issued in minimum issue sizes of $100 million each.

            "Solvency Certificate" means a certificate in the form of Exhibit I attached hereto.

            "Solvent" means, with respect to any Person on a pro forma basis immediately after the consummation of the transaction that (i) the fair value of such Person's assets exceeds its stated liabilities, including all contingent liabilities, (b) the present fair saleable value of such Person's assets exceeds that amount that will be required to pay its probable liability on its debts as they become absolute and mature, (c) such Person will not have incurred debts beyond its ability to pay such debts as they mature, and (d) the then remaining assets of such Person will not constitute an unreasonably small capital for such Person's businesses.

            "S&P" means Standard & Poor's Ratings Group and its successors.

            "Subordinated Debentures" means the debentures exchangeable by the Borrower for the Preferred Stock in accordance with the Certificate of Designations therefor.

            "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Taxes" has the meaning specified in Section 2.9(a).

            "Transaction Documents" means the Loan Documents and the Diamond Cable Acquisition Agreement.

            "Transactions" means, collectively, the Acquisition, the related repurchase of the Diamond Notes pursuant to one or more Offers to Purchase made in accordance with the Diamond Indentures, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

            "Transferee" has the meaning specified in Section 6.4.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "UBS" means UBS A.G., Stamford Branch.

            "Unfunded Pension Liabilities" means the `amount of unfunded benefit liabilities' as defined in Section 4001(a)(18) of ERISA.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

            "West Street" means West Street Fund I, L.L.C., an Affiliate of Goldman Sachs Credit Partners L.P.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned (i) by such Person, (ii) by one or more Wholly Owned Restricted Subsidiaries of such Person or (iii) by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

            "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Borrower.

            "Withdrawal Liabilities" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Year 2000 Problem" has the meaning specified in Section 3.17.

            Section 1.2. Interpretation. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                   ARTICLE II.
                               THE CREDIT FACILITY

            Section 2.1. Commitments to Make Bridge Loans.

            (a) In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make Bridge Loans to the Borrower on each Funding Date. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the applicable Funding Date as provided in written instructions delivered by the Borrower to each of the Lenders on the Business Day prior to the applicable Funding Date. Each Bridge Loan will mature on the applicable Maturity Date.

            (b) On Funding Date A, which shall be the initial Funding Date hereunder, the aggregate principal amount of Bridge Loans that shall be funded by the Lenders shall be an amount less than or equal to the Commitment. On Funding Date B, which shall be the second Funding Date hereunder, the aggregate principal amount of the Bridge Loans that shall be funded by the Lenders shall be an amount less than or equal to (x) the Commitment, less (y) the aggregate principal amount of the Bridge Loans made by the Lenders on Funding Date A. Notwithstanding any other provision herein to the contrary, the Lenders, subject to the terms and conditions set forth herein, shall be obligated to make

Bridge Loans to the Borrower during the ten (10) Business Days immediately succeeding (and including) the Expiration Date.

            (c) The Borrower shall have given the Administrative Agent an irrevocable written notice (a "Borrowing Notice") prior to 10:00 A.M., New York City time, at least three (3) Business Days prior to the applicable Funding Date. Upon receipt of a Borrowing Notice, the Administrative Agent shall promptly notify the Lenders thereof. Each Borrowing Notice shall specify (i) the aggregate principal amount and the maturity dates of the Diamond Notes that have been tendered in accordance with the Diamond Indentures and (ii) the aggregate principal amount of the Series A Bridge Loans, the Series B Bridge Loans and the Series C Bridge Loans, as the case may be, that the Borrower is requesting the Lenders to make hereunder. The Series A Bridge Loans shall be used to fund the repurchase of the Series A Diamond Notes, the Series B Bridge Loans shall be used to fund the repurchase of the Series B Diamond Notes and the Series C Bridge Loans shall be used to fund the repurchase of the Series C Diamond Notes.

            Section 2.2. Option to Exchange Bridge Loans for Exchange Notes.

            (a) On any Business Day on or after the Anniversary Date (if any), any Lender may elect to exchange all or any portion of its Bridge Loan for one or more Exchange Notes by giving not less than sixty days' prior irrevocable written notice (in the form of Annex A to the Escrow Agreement) of such election to the Borrower, the Administrative Agent and the Exchange Note Trustee, which written notice may be delivered by such Lender prior to or after the Anniversary Date, specifying the principal amount of its Bridge Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof), the maturity dates of the Exchange Notes (which shall correspond to the Maturity Date of such Bridge Loan) and, subject to Section 6.1, the name of the proposed registered holder and, subject to the terms of the Exchange Note Indenture, the amount of each Exchange Note requested, the date on which the Bridge Loans are to be exchanged (such date to be not less than sixty days from the date of such notice, the "Exchange Date") (each such notice, an "Exchange Notice"); provided, that in no event shall the aggregate principal amount of the Bridge Loans initially exchanged pursuant to this Section 2.2(a) be less than $25,000,000; provided that, during such sixty day period, such Lender may amend, modify or supplement the Exchange Notice and such Lender shall promptly deliver copies of such amendment, modification or supplement to the Borrower, the Administrative Agent and the Exchange Note Trustee. Any such exchanging Lender shall deliver its Bridge Notes to the Administrative Agent within ten Business Days immediately preceding the Exchange Date. Bridge Notes exchanged for Exchange Notes pursuant to this Section 2.2 shall be deemed repaid and canceled and in accordance with Section 2(a) of the Escrow Agreement and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

            (b) Not later than the fifth Business Day immediately preceding the Exchange Date, the Administrative Agent shall deliver to the Escrow Agent the original Bridge Notes delivered to it by the exchanging Lender, together with the applicable Exchange Notice, pursuant to Section 2.2(a). The Escrow Agent shall return each Bridge Note so delivered to it to the Borrower in accordance with Section 2(a) of the Escrow Agreement and, if applicable, the Borrower shall issue a replacement Bridge Note to such Lender in an amount equal to the principal amount of such Lender's Bridge Loan that is not being exchanged. The Escrow Agent shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice

            (c) Each Exchange Note issued pursuant to this Section 2.2 shall bear interest at a fixed rate equal to the rate per annum borne by the Bridge Loan on the date of the Exchange Notice, plus 100 basis points and shall have a maturity date that corresponds to the Maturity Date of the Bridge Loan exchanged for such Exchange Note. Accrued interest on Bridge Loans so exchanged shall be paid from and including the most recent date to which interest has been paid on the Bridge Loans so exchanged to (but not including) the Exchange Date and the Exchange Notes received in such exchange shall bear interest from and including the applicable Exchange Date.

            Section 2.3. Interest; Default Interest.

            (a) Interest Rate Applicable to Bridge Loans During the Initial Period. Subject to Sections 2.3(d), (e) and (f) below, the unpaid principal balance of all Bridge Loans outstanding at any time during the Initial Period shall accrue interest at a rate per annum equal to the sum of the LIBOR Rate plus the Initial Spread, changing on the first day of each Interest Period when and as the LIBOR Rate and/or the Initial Spread changes. If the Bridge Loans are Base Rate Loans (pursuant to Section 2.8(b) or (c)), the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Initial Spread, changing when and as the Base Rate and/or the Initial Spread changes.

            (b) Interest Rate Applicable to Bridge Loans As Of and Following the Anniversary Date. Subject to Sections 2.3(d), (e) and (f) below, interest on the unpaid principal balance of all Bridge Loans outstanding at any time on and after the Anniversary Date shall accrue interest at a rate per annum equal to the Continuing Rate plus the Continuing Spread, changing when and as the Continuing Rate and/or Continuing Spread changes. If the Bridge Loans are Base Rate Loans (pursuant to Section 2.8(b) or (c)), the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Continuing Spread, changing when and as the Base Rate and/or the Continuing Spread changes.

            (c) Basis of Computation of Interest; Payment of Interest. All interest shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.8.

            (d) Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Bridge Loan or any other Obligation becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Bridge Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

            (e) Maximum Interest Rate. Notwithstanding anything contained in
Section 2.3(a) or 2.3(b) above, in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 16% and
(ii) the maximum interest rate permitted by law.

            (f) Option to Pay Interest in Kind. Subject to Section 2.3 d), to the extent that the interest rate on the Bridge Loans for any Interest Period exceeds a rate equal to 14% per annum, the Borrower shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable for such Interest Period in excess of the amount of interest that would have been payable on such date at an interest rate of 14% per annum, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Bridge Loans held by such Lender, effective as of the applicable Interest Payment Date. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

            (g) Payment of Interest and Liquidated Damages. Except as otherwise set forth herein, interest, Liquidated Damages and Additional Amounts on each Bridge Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Bridge Loan; (ii) any prepayment of that Bridge Loan, to the extent accrued on the amount being prepaid; (iii) at maturity, including final maturity; and (iv) if such Bridge Loan is a Bridge Loan that is exchanged for an Exchange Note, the date of exchange as specified in the relevant Exchange Notice. All interest, Liquidated Damages and Additional Amounts payments shall be made not later than 12:00 noon (New York City time) on the date specified for payment by wire transfer of immediately available funds in accordance with
Section 2.8.

            Section 2.4. Mandatory Prepayment.

            (a)Subject to the second succeeding sentence, the Borrower shall prepay the Bridge Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Debt Securities, or any debt or equity securities of the Borrower or the Parent, or any Subsidiary of the Borrower issued after the Closing Date (other than the securities listed on Schedule 2.4 hereto), (ii) the incurrence of any other Indebtedness by the Borrower or the Parent, or any Subsidiary of the Borrower after the Closing Date and (iii) any Asset Sale by the Borrower or the Parent, or any Subsidiary of the Borrower after the Closing Date (other than an Asset Sale permitted under Section 4.10 and subject to the requirements of the indentures of the Borrower and the Diamond Indentures, in each case, in existence as of the date hereof) (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "Capital Markets Transaction"). With respect to any securities the net proceeds of which are used to redeem the Borrower's 9.9% Preferred Stock, Series A and/or the Borrower's 9.9% Preferred Stock, Series B (as described on Schedule 2.4 attached hereto), on the date that such securities are issued, the Borrower shall prepay the Bridge Loans in accordance with this Section 2.4 in an amount equal to the net proceeds used or to be used to redeem the Borrower's 9.9% Preferred Stock, Series A and/or the Borrower's 9.9% Preferred Stock, Series B. The Bridge Loans prepaid by the Borrower in accordance with this Section 2.4 shall be paid in the following order of priority: first, the Series C Bridge Loans, second, the Series B Bridge Loans, and third, the Series A Bridge Loans.

Subject to Section 2.6 and Section 2.7, the Borrower shall, not later than the fifth Business Day following any Capital Markets Transaction, apply such Net Cash Proceeds or excess available cash to prepay the Bridge Loans pursuant to this Section 2.4, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

            (b) Subject to and in accordance with Section 4.13, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to
Section 4.13.

            Section 2.5. Optional Prepayment. Subject to Section 2.6 and Section
2.7 and the next succeeding sentence, the Borrower may prepay the Bridge Loans at any time without premium or penalty, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date. The Bridge Loans prepaid by the Borrower pursuant to this Section 2.5 shall be paid in the following order of priority, first, the Series C Bridge Loans, second, the Series B Bridge Loans, and, third, the Series A Bridge Loans.

            Section 2.6. Breakage Costs; Indemnity. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

            (a) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of
      Section 2.4 or 2.5, as applicable, or

            (b) the mandatory or optional prepayment of LIBOR Rate Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Bridge Loans so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Bridge Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Bridge Loans provided for herein (excluding, however, the Initial Spread or the Continuing Spread, as the case may be, included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank LIBOR market. A certificate as to any amounts payable pursuant to this
Section 2.6 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

            Section 2.7. Effect of Notice of Prepayment. The Borrower shall notify the Lenders of any prepayment in writing at their addresses shown in the Loan Register, which notice shall be given at least five Business Days prior to any date set for prepayment of Loans (each such day, a "Prepayment Date"). Once such notice is sent or mailed, the Bridge Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional (other than receipt of proceeds in connection with a refinancing of the Bridge Loans).

            Section 2.8. Payments.

            (a) Wire Transfer. The principal of fees, premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on each Bridge Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

            (b) Change in Costs. If prior to the first day of any Interest Period with respect to a LIBOR Rate Loan, any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that:
(i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (ii) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender or its LIBOR Lending Office of maintaining its LIBOR Rate Loan during such Interest Period, then such Lender shall give facsimile or telephone notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, the interest rate on each Bridge Loan of such

Lender for such Interest Period and for each subsequent Interest Period until such Lender gives notice to the Borrower otherwise shall equal the sum of the Base Rate plus the Initial Spread or the Continuing Spread, as the case may be.

            (c) Change in Law. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that subsequent to the date hereof the introduction of, or any change in the interpretation of, any law or regulation makes it unlawful, or any Governmental Entity asserts that it is unlawful, for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Lender to make or maintain LIBOR Rate Loans shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) any LIBOR Rate Loan then outstanding from such Lender shall immediately be converted into a Base Rate Loan.

            (d) Payments on Business Days. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

            (e) Partial Prepayments and Redemptions. All partial prepayments and redemptions of the outstanding principal balance of the Bridge Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Bridge Loans eligible for prepayment or redemption; provided, however, that all partial prepayments and redemptions by the Borrower shall be made in the following order of priority: first, the Series C Bridge Loans, second, the Series B Bridge Loans, and third, the Series A Bridge Loans.

            (f) No Defense. To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Bridge Notes regardless of any defense or counterclaim.

            (g) Allocation. Any money paid to, received by, or collected by any Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

            First: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder and under the Fee Letter;

            Second: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

            Third: to the indefeasible payment of all accrued interest to the date of such payment or collection and any Liquidated Damages and Additional Amounts;

            Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

            Fifth: the balance, if any, to the Person lawfully entitled thereto.

            Section 2.9. Taxes.

            (a) Taxes. Any and all payments by the Borrower hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.8 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges, withholdings or additions to tax, interest, penalties and all other liabilities with respect thereto, excluding (i) income, franchise or similar taxes imposed or levied on the Administrative Agent or the Lenders as a result of a present or former connection between the Administrative Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) in the case of any Foreign Lender, any taxes that are in effect and that would apply to a payment hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document made to such Foreign Lender as of the date such Foreign Lender becomes a party to this Agreement, or in the case of any other Lender which changes its lending office with respect to a Bridge Loan or the Exchange Notes to an office outside the U.S., any taxes that are in effect and would apply to a payment to such Lender as of the date of the change of the lending office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document to the Administrative Agent or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.9) the Administrative Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws.

            (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes") and hold each Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

            (c) Indemnity. The Borrower will indemnify any Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by any Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date any Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.9(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or such Administrative Agent within 60 days from the date on which such Lender or such Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 2.9(c) or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Administrative Agent or such Affiliates. After the Lender or the Administrative Agent (as the case may be) receives written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.9(c), such Lender and the Administrative Agent will act in good faith to promptly notify the Borrower of its obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.9(c).

            (d) Furnish Evidence to Administrative Agent. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

            (e) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes.

            (f) Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.9 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

                  Each Lender and each Administrative Agent agrees that it will
(i) take all reasonable actions reasonably requested by the Borrower in writing that are without risk and material cost to such Lender or such Administrative Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (ii) to the extent reasonable and without risk and material cost to it, otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 2.9; provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower shall be borne by the Borrower.

            (g) Certification. Each Foreign Lender and Foreign Participant shall deliver to the Borrower and the Administrative Agent, and, if applicable, the assigning Lender (and, in the case of a Foreign Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Foreign Participant, on or before the date on which such Participant purchases the related Participation) either:

            (i) two duly completed and signed copies of either Internal Revenue Service Form 1001 or its successor form or Form 4224 or its successor form and related applicable forms, as the case may be; or

            (ii) in the case of a Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement to the effect that such Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

      Further, each Foreign Lender or Foreign Participant agrees (x) to deliver to the Borrower and the Administrative Agent, and, if applicable, the assigning Lender (and, in the case of a Foreign Participant, to the Lender from which the related Participation shall have been purchased) two further duly completed and signed copies of such Forms 1001 or 4224, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it in accordance with applicable U.S. laws and regulations and (y) in the case of a Foreign Lender that delivers a statement pursuant to Section 2.9(g)(ii) above, to deliver to the Borrower and the Administrative Agent, and, if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such Foreign Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time unless, in any such case, any change in law or regulation has occurred subsequent to the date such Foreign Lender became a party to this Agreement (or in the case of a Foreign Participant, the date on which such Foreign Participant purchased the related Participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (and, in the case of a Foreign Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 2.9(g).

            (h) Failure to Provide Certification. Notwithstanding any provision of this Agreement, the Borrower shall not be required to pay any Taxes or Other Taxes pursuant to this Section 2.9 in respect of U.S. federal income taxes if the obligation to withhold with respect to such Taxes or Other Taxes results from, or would not have occurred but for, the failure of any Foreign Lender or Foreign Participant to deliver the forms described in the preceding Section 2.9 in the manner and at the times specified in such paragraphs. A Foreign Lender or Foreign Participant shall not be required to deliver any form or statement pursuant to Section 2.9(g) that such Foreign Lender or Foreign Participant is not legally able to deliver.

            Section 2.10. Right of Set Off; Sharing of Payments, Etc.

            (a) Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held by or owing to such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.10(a) shall provide prompt notice to the Borrower following such exercise.

            (b) Sharing. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Bridge Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Bridge Note held by it through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Bridge Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Bridge Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Bridge Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) No Requirement. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.10 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
2.10 to share in the benefits of any recovery on such secured claim.

            Section 2.11. Certain Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees specified in the Fee Letter with respect to the Bridge Loans and Exchange Notes, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

            As of the Closing Date and as of each Funding Date, the Borrower hereby agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true and will be true after giving pro forma effect to the Transactions.

            Section 3.1. [Intentionally Omitted]

            Section 3.2. Organization; Powers. (i) The Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as now conducted and as proposed to be conducted, (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (iii) each Subsidiary of the Borrower has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except to the extent the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents.

            Section 3.3. Due Authorization and Enforceability.

            (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by Borrower and (ii) constitutes a valid and binding obligation of Borrower enforceable against each such Person in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (b) The Bridge Loans, the Bridge Notes and the Exchange Notes have been duly authorized by the Borrower. When the Bridge Notes and the Exchange Notes have been executed and delivered pursuant to the terms of this Agreement or the Exchange Note Indenture, as applicable, each of the Bridge Loans, the Bridge Notes and the Exchange Notes will be valid and binding obligations of the Borrower, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            Section 3.4. No Conflicts.

            The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated hereby or thereby and compliance with the terms and provisions hereof or thereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including the Federal Communications Commission, Independent Television Commission ("ITC"), the Office of Telecommunications ("OFTEL") and the Department of Trade and Industry ("DTI"), will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (each, a "Material Contract") to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which any of the property or assets of the Borrower or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws (or other governing documents) of the Borrower or any of its Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents or the issuance and delivery of the Bridge Notes and Exchange Notes by the Borrower, except such actions as may be required under the Registration Rights Agreement after the date hereof in connection with any transfer of the Exchange Notes (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL or DTI).

            Section 3.5. No Violations; Material Contracts.

            Neither the Borrower nor any of its Subsidiaries is in violation of its Certificate of Incorporation or By-laws or other governing documents or in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of their respective properties is subject or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Borrower or any of its Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL and DTI, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which could not reasonably be expected to have a Material Adverse Effect.

            Section 3.6. Capital Stock; Subsidiaries. As of the Closing Date, the Borrower has an authorized capitalization as set forth on Schedule 3.6 and all of the issued shares of capital stock of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Subsidiary of the Borrower have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Borrower, free and clear of all Liens, except Permitted Liens.

            Section 3.7. Liens. There are no Liens on any assets of the Borrower or any of its Subsidiaries except Permitted Liens.

            Section 3.8. No Violation of Regulations of Board of Governors of Federal Reserve System. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Bridge Loans and Debt Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

            Section 3.9. Governmental Regulations. None of the Borrower or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

            Section 3.10. Financial Statements; No Undisclosed Liabilities.

            (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1998 that is attached hereto as Schedule 3.10(a) fairly presents the consolidated financial position of the Borrower and its Subsidiaries as of such date, in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of the Borrower and its Subsidiaries that are attached hereto as Schedule 3.10(a) have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of the Borrower and its Subsidiaries for the periods indicated.

            (b) The consolidated balance sheet of the Acquired Business and its Subsidiaries as of September 30, 1998 that is attached hereto as Schedule 3.10(b) fairly presents the consolidated financial position of the Acquired Business and its Subsidiaries as of such date, in accordance with GAAP consistently applied (except as otherwise specifically indicated therein).

            (c) The pro forma consolidated statements of income included in
Schedule 3.10(c) fairly present the estimated consolidated income of the Borrower and its Subsidiaries assuming the consummation of the Acquisition as if it had occurred on the date set forth therein, and the pro forma consolidated balance sheet of the Borrower included in Schedule 3.10(c) fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on the Closing Date (after giving effect to all simultaneous transactions to occur on such date).

            (d) The historical and pro forma financial statements attached hereto as Schedule 3.10(a), Schedule 3.10(b) and Schedule 3.10(c) comply as to form with the requirements applicable to such financial statements in, and constitute all of the financial statements required by, Regulation S-X of the Securities Act for a Form S-1 registration statement.

            (e) Neither the Borrower nor any of its Subsidiaries (prior to giving effect to the consummation of the Transactions) has any liability (absolute or contingent) except (i) those shown on the most recent audited balance sheets described in Section 3.10(a), (ii) those incurred under the Transaction Documents and (iii) those incurred in the ordinary course of business since the date of such audited balance sheets.

            (f) For purposes of this Section 3.10, all financial statements required pursuant to Section 5.5 of this Agreement, once approved by the Lenders, shall be added to Schedule 3.10(a), Schedule 3.10(b), or Schedule 3.10(c), as appropriate, and shall become subject to the Borrower's representations contained in Sections 3.10(a) through 3.10(e) above.

            Section 3.11. Full Disclosure. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions contains or will contain any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

            Section 3.12. Private Offering; Rule 144A Matters.

            (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Bridge Loans hereunder and the issuance of the instruments evidencing such Bridge Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. The Borrower has not issued or sold Bridge Loans or Securities to anyone other than the Lenders. No securities of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as the Bridge Loans or the Securities have been issued or sold by the Borrower within the six-month period immediately prior to the date hereof. The Borrower agrees that neither it, nor anyone acting on its behalf, will (i) offer the Bridge Loans or the Securities so as to subject the making, issuance and/or sale of the Bridge Loans or the Securities to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any securities that are similar to the Bridge Loans or the Securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Bridge Loans or the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Bridge Note, and (subject to the terms of the Exchange Note Indenture and the Escrow Agreement) each of the Exchange Notes will bear a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

            (b) In the case of each offer, sale or issuance of the Bridge Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (c) The Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Securities are issued and delivered pursuant to the Loan Documents, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of the Borrower that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Loan Documents (other than the Registration Rights Agreement) will require the qualification of an indenture under the Trust Indenture Act.

            Section 3.13. Absence of Proceedings. Except with respect to the matters disclosed in Schedule 3.13, there are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Borrower, threatened, to which the Borrower or any of its Subsidiaries is a party or of which any of their respective properties is the subject which, if determined adversely to the Borrower or any of its Subsidiaries, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Borrower's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            Section 3.14. Taxes. The Borrower and its Subsidiaries have duly and timely filed all required tax returns and reports and paid prior to delinquency all taxes, assessments, and governmental levies except those being contested in good faith and by appropriate proceedings.

            Section 3.15. Financial Condition; Solvency.

            (a) The Borrower is, and immediately after giving effect to the consummation of the Transactions will be, Solvent.

            (b) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

            Section 3.16. Absence of Certain Changes. There has not been any event or series of events, adverse condition or change in or affecting the Borrower that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            Section 3.17. Year 2000 Compliance The Borrower has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Borrower or any of its Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Borrower has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Borrower and its subsidiaries or result in any material loss or interference with the Borrower's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

            Section 3.18. Properties. The Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (other than Permitted Liens) except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Borrower and its Subsidiaries; and any real property and buildings held under lease by the Borrower and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Borrower and its Subsidiaries.

            Section 3.19. Permits; Registration.

            (a) The Borrower and each of the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of any governmental or regulatory authority ("Permits"), including, without limitation, under any laws regulating or relating to the conduct of cable/telephony operations, as are necessary to own, lease and operate its respective properties and to conduct its business, except to the extent that the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. The Borrower and the Significant Subsidiaries have fulfilled and performed in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except to the extent that any such revocation or termination could not reasonably be expected to have a Material Adverse Effect. None of the Permits contains any restriction that has not previously been satisfied and that is materially burdensome to the Borrower or any of its subsidiaries. Neither the Borrower nor any of its Subsidiaries has any reason to believe that any governmental body or regulatory agency is considering limiting, suspending or revoking any Permits, except as could not reasonably be expected to have a Material Adverse Effect.

            Section 3.20. ERISA. The Borrower and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Borrower would have any liability; the Borrower has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Borrower would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            Section 3.21. Environmental Matters. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Borrower or any of its Subsidiaries (or, to the knowledge of the Borrower, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Borrower or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Borrower or any of its Subsidiaries or with respect to which the Borrower or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which could not have or could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            Section 3.22. Acquired Business. The Borrower has acquired the Acquired Business and the Acquired Business is a Subsidiary of the Borrower.

                                   ARTICLE IV.
                                    COVENANTS

            So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower covenants and agrees with the Lenders as follows:

            Section 4.1. Use of Proceeds. The proceeds of the Bridge Loans shall be applied by the Borrower to repay the Diamond Notes tendered by the holders thereof pursuant to an Offer to Purchase in accordance with the terms of the Diamond Indentures, which Offer to Purchase relates to the change of control repurchase obligation due to the Acquisition and/or by the organization of the Parent. No portion of the proceeds of any Bridge Loan shall be used by the Borrower or any of its Subsidiaries in any manner that might cause such Bridge Loan or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date of such Bridge Loan and the use of proceeds therefrom.

            Section 4.2. Notice of Default and Related Matters. The Borrower shall furnish to the Administrative Agent (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

            (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Entity, against or affecting the Borrower or any of its Subsidiaries or any of their respective Affiliates that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

            (c) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

            Section 4.3. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Bridge Notes are outstanding, the Borrower shall file with the SEC and furnish to the Lenders, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Borrower's certified independent accountants, in each case, in the form required by the rules and regulations of the SEC as in effect on the date hereof. This Section 4.3 will apply notwithstanding that the Borrower becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands.

            Section 4.4. Compliance Certificate.

            (a) The Borrower shall deliver to the Administrative Agent (with a copy for each Lender), within 90 days after the end of each fiscal year of the Borrower, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Bridge Notes are prohibited.

            (b) One of the Officers signing such Officers' Certificate shall be either the Borrower's principal executive officer, principal financial officer or principal accounting officer.

            (c) The Borrower shall so long as any of the Bridge Notes are outstanding, deliver to the Administrative Agent (with a copy for each Lender), forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

            Section 4.5. Taxes. The Borrower shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

            Section 4.6. Stay, Extension and Usury Laws. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            Section 4.7. Restricted Payments. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any distribution on account of the Borrower's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or such Restricted Subsidiary or (y) dividends or distributions payable to the Borrower or any Wholly Owned Subsidiary of the Borrower, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary);

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower (other than any such Equity Interests owned by the Borrower or any Wholly Owned Subsidiary of the Borrower);

            (iii) subject to Section 4.7(e), voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness other than the Bridge Notes; or

            (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above, including those occurring prior to the date hereof, being collectively referred to as "Restricted Payments"), unless, subject to Section 4.7(f) hereof, at the time of such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) subject to Section 4.7(f), such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the date hereof (including Restricted Payments permitted by clauses (ii) through (ix) of Section 4.7(b)), is less than the sum of (x) the difference between Cumulative EBITDA and 1.5 times Cumulative Interest Expense plus (y) Capital Stock Sale Proceeds (provided that (A) this clause (y) shall apply only to a Restricted Payment made by the Borrower to the Parent or constitutes a Restricted Investment and (B) any Capital Stock Sale Proceeds received after the Closing Date by the Borrower or any of its Subsidiaries shall be used to repay Bridge Loans in accordance with Section 2.4 hereof), plus
      (z) cash received by the Borrower or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (y) shall be the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Restricted Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Restricted Investment, in each case as determined in good faith by the Borrower's Board of Directors.

            (b) The foregoing provisions in Section 4.7(a) shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

            (ii) subject to Section 2.4, (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower or any Restricted Subsidiary or (y) an Investment in any Person, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of other Equity Interests (other than any Disqualified Stock) of the Borrower, provided that the Borrower delivers to the Administrative Agent (with a copy for each Lender):

                  (1) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and

                  (2) with respect to any transaction involving in excess of $25 million, an opinion as to the fairness to the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided that the amount of such proceeds from the sale of any such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y), above;

            (iii) Investments by the Borrower or any Restricted Subsidiary in a Non-Controlled Subsidiary which (A) has no Indebtedness on a consolidated basis other than Indebtedness incurred to finance the purchase of equipment used in a Cable Business, (B) has no restrictions (other than restrictions imposed or permitted by this Agreement or the indentures governing the Other Qualified Notes or any other instrument governing unsecured indebtedness of the Borrower which is pari passu with the Bridge Notes) on its ability to pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries, (C) is or will be a Cable Business and (D) uses the proceeds of such Investment for constructing a Cable Business or the working capital needs of a Cable Business;

            (iv) subject to Section 2.4, the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the Bridge Notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of
      (A) Equity Interests of the Borrower, provided that the amount of such proceeds from the sale of any such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause
      (a)(iv)(2)(y), above, or (B) Refinancing Indebtedness permitted to be incurred under Section 4.9 hereof;

            (v) Investments by the Borrower or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of (x) cash received by the Borrower or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary) and (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided that the amount of such proceeds from the sale of any such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y), above;

            (vi) Investments by the Borrower or any Restricted Subsidiary in Permitted Non-Controlled Assets;

            (vii) the extension by the Borrower or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time;

            (viii) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and

            (ix) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designations for the Preferred Stock.

            (c) Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Borrower (or any Capital Stock Sale Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a Restricted Payment made on the date of such designation in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and
(y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and (B) by an investment banking firm of national standing if such fair market value is determined to be in excess of $25 million.

            (d) Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (vii) of Section 4.7(b)), the Borrower shall deliver to the Administrative Agent (with a copy for each Lender) an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Borrower's latest available financial statements.

            (e) Notwithstanding any provision in this Section 4.7 or in this Agreement to the contrary, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, or otherwise acquire or retire for value any Indebtedness other than the Bridge Notes.

            (f) Notwithstanding any other provision in this Section 4.7 or in this Agreement to the contrary, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Restricted Payments to the Parent that, individually or in the aggregate, exceed $500 million.

            Section 4.8. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) (i) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Borrower or any of its Subsidiaries, or

            (b) make loans or advances to the Borrower or any of its Subsidiaries, or

            (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

            (i) Existing Indebtedness as in effect on the date hereof;

            (ii) this Agreement and the Bridge Notes;

            (iii) any agreement covering or relating to Indebtedness permitted to be incurred under Section 4.9.(b)(i), (ii), (iii), (iv), (v), (viii) or
      (ix) hereof, (but only, in the case of Section 4.9(b)(viii) or (ix), to the extent contemplated by the then existing Credit Facility), provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of this Agreement and the Bridge Notes, but provided further that: (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and (y) any such agreement may nevertheless contain (I) restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and (II) subordination provisions governing Indebtedness owed to the Borrower or any Restricted Subsidiary;

            (iv) applicable law;

            (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement;

            (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (vii) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements;

            (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset Sale), solely with respect to the assets being sold; or

            (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

            Section 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Borrower may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of (x) Indebtedness of the Borrower and its Restricted Subsidiaries, on a consolidated basis, (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and (z) the aggregate amount payable by the Borrower and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

            (b) The foregoing limitations in Section 4.9.(a) shall not apply to:

            (i) subject to Section 2.4, the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility;

            (ii) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Borrower, any Restricted Subsidiary of the Borrower or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders;

            (iii) subject to Section 2.4, the incurrence of Indebtedness or the issuance of preferred stock by the Borrower or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary;

            (iv) subject to Section 2.4, the incurrence by the Borrower or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million;

            (v) the incurrence by the Borrower or any Restricted Subsidiary of any Permitted Acquired Debt;

            (vi) the incurrence by the Borrower or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Bridge Notes, Existing Indebtedness or Indebtedness referred to in clauses (ii), (iii), (iv) or
      (v) above or Indebtedness incurred pursuant to Section 4.9(a) hereof (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Bridge Notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded;

            (vii) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Borrower of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor;

            (viii) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under Section 4.9.(a) or
      (b) hereof that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness;

            (ix) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to
      Section 4.9.(a) or (b) hereof, and not for speculation;

            (x) the incurrence of Indebtedness between the Borrower and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms; provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Borrower or a Restricted Subsidiary of the Borrower), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Borrower or by a Restricted Subsidiary, as the case may be, at the time of such event; and

            (xi) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of performance bonds of the Borrower or any Subsidiary or surety bonds provided by the Borrower or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

            (c) Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of this Section 4.9 to be an incurrence of Indebtedness by the Borrower and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Borrower or one of its Restricted Subsidiaries.

            Section 4.10. Asset Sales. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless:

            (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

            (ii) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this Section 4.10 by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Administrative Agent (with a copy for each Lender)) of the assets sold or otherwise disposed of; and

            (iii) at least 80% of the consideration therefor received by the Borrower or such Restricted Subsidiary is in the form of (w) cash or Cash Equivalents, (x) Replacement Assets, (y) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Borrower or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Borrower or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or (z) any combination of the foregoing clauses (w) through (y); provided, however, that the amount of (x) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Bridge Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Borrower or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (iii); provided, however, that the Net Cash Proceeds thereof are applied in accordance with Section 2.4.

            (b) Subject to Section 4.10(d), within 360 days after any Asset Sale, the Borrower (or the Restricted Subsidiary, as the case may be) shall cause the Net Proceeds from such Asset Sale:

            (i) to be used to permanently reduce Indebtedness of a Restricted Subsidiary; or

            (ii) to be invested or reinvested in Replacement Assets.

            Subject to Section 4.10(d), pending final application of any such Net Proceeds, the Borrower may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement or the indentures for the Other Qualified Notes.

            (c) Subject to Section 4.10(d), notwithstanding the provisions of Sections 4.10(a) and (b): the Borrower and its Subsidiaries may:

            (i) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Borrower or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in a Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition;

            (ii) (x) swap or exchange assets or property with a Cable Controlled Subsidiary or (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Borrower's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower may be 0.5 greater than such ratio immediately preceding such transaction and (B) either (I) the assets so contributed consist solely of a license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Borrower and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Borrower and its Restricted Subsidiaries immediately prior to such transaction or (II) the assets so contributed consist solely of Cable Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of Cable Assets exchanged for such Capital Stock; or

            (iii) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests (other than Disqualified Stock) of the Borrower (or any Capital Stock Sale Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).

            (d) Notwithstanding the provisions of this Section 4.10 or any other provision in this Agreement to the contrary, the Borrower shall cause all Net Cash Proceeds to be invested or reinvested in Replacement Assets pursuant to
Section 4.10(b)(ii).

            Section 4.11. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

            (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person and

            (b) the Borrower delivers to the Administrative Agent (with a copy for each Lender):

            (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with Section 4.11(a) and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors; and

            (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate Transactions:

                  (1) any employment agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower or its predecessor or such Subsidiary;

                  (2) transactions between or among the Borrower and/or its Restricted Subsidiaries;

                  (3) transactions permitted by the provisions of Section 4.7 hereof;

                  (4) Liens permitted under Section 4.12 hereof which are granted by the Borrower or any of its Subsidiaries to an unrelated Person for the benefit of the Borrower or any other Subsidiary of the Borrower;

                  (5) any transaction pursuant to an agreement in effect on the date hereof;

                  (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;

                  (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Borrower or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Borrower is an Affiliate other than as a result of such Investment); and

                  (8) any tax sharing agreement.

            Section 4.12. Liens.

            Neither the Borrower nor any of its Restricted Subsidiaries may, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

            (a) Permitted Liens;

            (b) Liens securing Indebtedness and related obligations to the extent such Indebtedness and related obligations are permitted under Sections 4.9(b)(i), (iii), (iv), (v), (viii), (ix) and (xi) hereof;

            (c) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 4.9 hereof; and

            (d) Liens securing Refinancing Indebtedness permitted to be incurred under Section 4.9 hereof; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Borrower or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.

            Section 4.13. Change of Control. (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Bridge Loans pursuant to the offer described below (the "Change of Control Offer" at a prepayment price in cash equal to the aggregate principal amount thereof plus (i) accrued and unpaid interest, Liquidated Damages thereon, if any, and Additional Amounts thereon, if any, to the date of prepayment and (ii) the Change of Control Fee thereon (collectively, the "Change of Control Payment"). Within 10 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Bridge Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures set forth below.

            (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.3 hereof. The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

            (c) On the Change of Control Payment Date, the Borrower shall (i) repay all Bridge Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer, (ii) pay the Change of Control Payment for each such Bridge Loan (or portion thereof) elected to be repaid and (iii) deliver to each such Lender a new Bridge Note equal in principal amount (excluding premiums, if any) to the unpurchased portion of the corresponding Bridge Note surrendered, if any. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            Section 4.14. Corporate Existence. Subject to Section 4.19 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Borrower in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Lenders. The Borrower shall notify the Administrative Agent in writing of any Subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

            Section 4.15. [Intentionally Omitted]

            Section 4.16. Additional Amounts. At least 10 days prior to the first date on which payment of principal and any premium or interest or Liquidated Damages on the Bridge Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.16, the Borrower shall furnish the Administrative Agent (with a copy for each Lender), with an Officers' Certificate instructing the Lenders whether the Borrower is obligated to pay Additional Amounts (as defined in the Bridge Notes) with respect to such payment of principal, or of any premium or interest or Liquidated Damages on the Bridge Notes. If the Borrower will be obligated to pay Additional Amounts with respect to such payment, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Lenders and the Borrower will pay to the Lenders such Additional Amounts. The Borrower shall indemnify the Administrative Agent and the Lenders for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.16.

            Whenever in this Agreement there is mentioned, in any context, the payment of principal (and premium, if any), interest, Liquidated Damages, if any, or any other amount payable under or with respect to any Bridge Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.16 and in the Bridge Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.16 and in the Bridge Notes and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

            Section 4.17. [Intentionally Omitted]

            Section 4.18. [Intentionally Omitted]

            Section 4.19. Merger; Sale of All or Substantially All Assets.

            The Borrower may not consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

            (a) the Borrower is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;

            (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Borrower, pursuant to a supplemental agreement in a form reasonably satisfactory to the Administrative Agent, under the Bridge Notes and this Agreement;

            (c) immediately after such transaction no Default or Event of Default exists;

            (d) the Borrower or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding the transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Borrower may be 0.5 greater than such ratio immediately preceding such transaction; and

            (e) such transaction would not result in the loss of any material authorization or Material License of the Borrower or its Subsidiaries.

            Section 4.20. Inspection Rights.

            The Borrower shall, and shall cause each of its Subsidiaries to, permit the Lenders or any of their respective representatives to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its businesses, finances and accounts with its executive officers and, subject to the right of the Borrower's representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

            Section 4.21. Special Rights.

            (a) For so long as any Bridge Loans or Exchange Notes are held by West Street, the Borrower shall, and shall cause each of its Subsidiaries to, promptly provide West Street with such information concerning the businesses, properties or financial condition of the Borrower and such Subsidiaries as West Street may from time to time reasonably request. In that connection, the Borrower shall, and shall cause each of its Subsidiaries to:

            (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and

            (ii) permit West Street or any of its representatives to consult with the Borrower and its Subsidiaries with respect to their businesses and make proposals with respect to such businesses and meet with the respective executive officers and directors of the Borrower and its Subsidiaries with respect to such proposals.

            (b) For so long as any Bridge Loans or Exchange Notes are held by West Street, the Borrower shall, and shall cause each of its Subsidiaries to, upon prior reasonable request, invite West Street or any of its representatives to attend each regular, special or other meeting of its Board of Directors in a nonvoting observer capacity and in this respect shall, upon prior reasonable request, give West Street or such representative copies of all notices, minutes, consents and other materials that it provides to its directors. West Street or such representative may participate in any and all discussions of matters brought to the Board of Directors. The Borrower shall and shall cause each of its Subsidiaries to allow West Street or any such representative of West Street to attend such meetings by means of conference call or other communications equipment utilized by any other person participating in such meetings. Notwithstanding the foregoing, the Borrower reserves the right to exclude West Street and its representatives from access to any material or meeting or portion thereof if the Borrower believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar valid business reasons.

            (c) In addition to the provisions of Section 12.3, (i) any amendment to the provisions of this Section 4.21 shall require the consent of West Street at any time that West Street holds Bridge Loans and/or Notes and (ii) for so long as West Street holds Bridge Loans and/or Notes having an aggregate principal amount equal to at least 25% of the aggregate principal amount of Bridge Loans originally funded by West Street under this Agreement, any amendment to the provisions of Section 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.16, 4.19 and 4.20 shall require the consent of West Street at any time that West Street holds any Loans or Exchange Notes.

            Section 4.22. Note Guarantees.

            In the event that the Parent is incorporated or organized with respect to the Borrower and its Subsidiaries, within five (5) Business Days of the date of the incorporation or organization of the Parent, the Borrower shall deliver, or cause to be delivered, (a) to the Administrative Agent (with a copy for each Lender) (i) a guarantee (the "Bridge Note Guarantee") executed by the Parent substantially in the form attached hereto as Exhibit G-1, and (ii) opinions of counsel for the Parent substantially in the form attached hereto as Exhibit H-1, and (b) to Exchange Note Trustee (i) a guarantee (the "Exchange Note Guarantee") executed by the Parent substantially in the form attached hereto as Exhibit G-2, and (ii) opinions of counsel for the Parent substantially in the form attached hereto as Exhibit H-2, and (c) to each of the Administrative Agent (with a copy for each Lender) and the Exchange Note Trustee, such other certificates and documents (including, but not limited to, a secretary's certificate, a certification of the organizational document of the Parent certified by the Secretary of State of the jurisdiction in which the Parent was incorporated or organized, and a good standing certificate) as the Administrative Agent and/or the Exchange Note Trustee shall deem to be reasonably necessary or advisable, which certificates and documents shall be in form and substance satisfactory to the Administrative Agent and its counsel and the Exchange Note Trustee and its counsel.

            Section 4.23. Offer to Purchase.

            On or prior to April 6, 1999, the Borrower shall have caused the commencement of each Offer to Purchase the Diamond Notes in accordance with the terms of each Diamond Indenture.

                                   ARTICLE V.
                                   CONDITIONS

            A. CONDITIONS TO CLOSING DATE. The obligation of each of the Lenders to execute and deliver this Agreement is subject to (i) the representations and warranties of the Borrower in Article III being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions in Section 5.1 to (and including) Section 5.14:

            Section 5.1. Corporate and Other Proceedings. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

            (a) a certified copy of the Borrower's charters, together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower issued by the appropriate government officials of the jurisdiction of its formation and of each jurisdiction in which the Borrower owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

            (b) a copy of the Borrower's bylaws, in each case certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

            (c) resolutions of the Borrower's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Borrower in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes and the Exchange Notes and the consummation of the Transactions, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

            (d) signature and incumbency certificates of the Borrower's Officers executing this Agreement, the Bridge Notes, the other Loan Documents and any other documents executed in connection therewith;

            (e) executed copies of this Agreement;

            (f) an Officers' Certificate from the Borrower in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties of the Borrower in Article III are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the prior written consent of the Administrative Agent;

            (g) true and correct copies of the final form of each of: (i) the Diamond Cable Acquisition Agreement and (ii) each Offer to Purchase the Diamond Notes, if any; and

            (h) true and correct copies of each of the other Transaction Documents, each of which shall be satisfactory in form and substance to each of the Lenders.

            Section 5.2. [Intentionally Omitted]

            Section 5.3. Absence of Certain Changes. Except as set forth on
Schedule 5.3 attached hereto, no change in the capital stock or long-term debt of the Borrower and its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Borrower shall have occurred since September 30, 1998 and no material inaccuracy in such financial statements shall exist. Except as set forth on Schedule 5.3 attached hereto, the Borrower shall have no material liabilities except those set forth on the balance sheet dated September 30, 1998 and those incurred in the ordinary course of business since such date in amounts that are consistent with past practice. Except for any downgradings, announcements or reviews attributable solely to the events set forth on Schedule
5.3 attached hereto, on or after the date of the Commitment Letter (i) no downgrading shall have occurred in the rating accorded the Borrower's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Borrower's debt securities.

            Section 5.4. Market Disruption. On or after the date of the Commitment Letter there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market; (ii) a suspension or material limitation in trading in the Borrower's securities on the NASDAQ National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Lenders makes it impracticable or inadvisable to sell or place the Debt Securities or to syndicate the Bridge Loans on the terms and in manner contemplated in the Commitment Letter and the Engagement Letter; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Lenders, would materially and adversely affect the financial markets or the markets for bridge loans or high yield debt securities in the United States.

            Section 5.5. Financial Statements. Each of the Lenders shall have received audited financial statements for the three-year period immediately preceding the Closing Date and any appropriate unaudited financial statements for any interim period or periods of the Borrower and all other recent or probable acquisitions (including pro forma financial statements), all meeting the requirements of Regulation S-X for Form S-1 registration statements and all such financial statements shall be reasonably satisfactory in form and substance to each of the Lenders. Once approved by the Lenders, all such financial statements shall be added to
Schedule 3.10(a), Schedule 3.10(b), or Schedule 3.10(c), as appropriate, and shall become subject to the Borrower's representations in Section 3.10. Such financial statements shall show pro forma consolidated EBITDA of the Borrower (calculated in accordance with Regulation S-X and including only those adjustments that the Administrative Agent agrees are appropriate) for the twelve-month period ended September 30, 1998 and for the latest twelve-month period for which statements are available.

            Section 5.6. Litigation, etc. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, in the opinion of each of the Lenders, could have a Material Adverse Effect.

            Section 5.7. Payment of Fees and Expenses. All fees and expenses due to the Lenders, Goldman, Sachs Credit Partners L.P. and Goldman, Sachs & Co. or the Administrative Agent on or before the Closing Date in connection with the Bridge Loans, pursuant to the Commitment Letter, the Fee Letter, the Engagement Letter or otherwise, shall have been paid in full.

            Section 5.8. [Intentionally Omitted]

            Section 5.9. [Intentionally Omitted]

            Section 5.10. Registration Rights Agreement. The Borrower and the Administrative Agent shall have entered into the Registration Rights Agreement and a fully executed copy of the Registration Rights Agreement shall have been delivered to each of the Lenders.

            Section 5.11. Delivery of Opinions. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Borrower, in the form of Exhibit F-1 attached hereto, dated the Closing Date and addressed to the Lenders, (ii) Richard J. Lubasch, Senior Vice President and General Counsel to the Borrower, in the form of Exhibit F-2 attached hereto, dated the Closing Date and addressed to the Lenders and (iii) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested.

            Section 5.12. [Intentionally Omitted]

            Section 5.13. No Breach; No Default. The Borrower shall not be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall have been executed and delivered by the Borrower and shall be in full force and effect. In addition, there shall not exist any Default or Event of Default under, the Bridge Loans, this Agreement or any of the other Loan Documents, or under any other material Indebtedness of the Borrower or its subsidiaries.

            Section 5.14. Other Conditions. All governmental, shareholder and third-party approvals and consents necessary or desirable in connection with the Acquisition, the Offer to Purchase the Diamond Notes and the financing thereof shall have been received and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any applicable authority.

            B. CONDITIONS TO FUNDING EACH BRIDGE LOAN. The agreement of each Lender to make any Bridge Loan requested to be made by it on any Funding Date is subject to the prior or concurrent satisfaction of each of the following conditions in Section 5.15 to (and including) Section 5.28:

            Section 5.15. Representations and Warranties. Each of the representations and warranties made by the Borrower, or any of its Subsidiaries, or the Parent, if applicable, in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date immediately prior to, and after giving effect to the Bridge Loans as if made on and as of such Funding Date.

            Section 5.16. No Breach; No Default. The Borrower shall not be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter. In addition, there shall not exist any Default or Event of Default under, the Bridge Loans, this Agreement or any of the other Loan Documents, or under any other material Indebtedness of the Borrower or its Subsidiaries.

            Section 5.17. Absence of Certain Changes. Except as set forth on
Schedule 5.3 attached hereto, no change in the capital stock or long-term debt of the Borrower and its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Borrower shall have occurred since September 30, 1998 and no material inaccuracy in such financial statements shall exist. Except as set forth on Schedule 5.3 attached hereto, the Borrower shall have no material liabilities except those set forth on the balance sheet dated September 30, 1998 and those incurred in the ordinary course of business since such date in amounts that are consistent with past practice. Except for any downgrading, announcements or reviews attributable solely to the events set forth on Schedule
5.3 attached hereto, on or after Closing Date (i) no downgrading shall have occurred in the rating accorded the Borrower's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Borrower's debt securities.

            Section 5.18. Market Disruption. On or after the Closing Date there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market; (ii) a suspension or material limitation in trading in the Borrower's securities on the NASDAQ National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Lenders makes it impracticable or inadvisable to sell or place the Debt Securities or to syndicate the Bridge Loans on the terms and in manner contemplated in the Commitment Letter and the Engagement Letter; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Lenders, would materially and adversely affect the financial markets or the markets for bridge loans or high yield debt securities in the United States.

            Section 5.19. Financial Statements. Each of the Lenders shall have received audited financial statements for the three-year period immediately preceding the Closing Date and any appropriate unaudited financial statements for any interim period or periods of the Borrower and all other recent or probable acquisitions (including pro forma financial statements), all meeting the requirements of Regulation S-X for Form S-1 registration statements and all such financial statements shall be reasonably satisfactory in form and substance to each of the Lenders. Once approved by the Lenders, all such financial statements shall be added to Schedule 3.10(a), Schedule 3.10(b), or Schedule 3.10(c), as appropriate, and shall become subject to the Borrower's representations in Section 3.10. Such financial statements shall show pro forma consolidated EBITDA of the Borrower (calculated in accordance with Regulation S-X and including only those adjustments that the Administrative Agent agrees are appropriate) for the twelve-month period ended September 30, 1998 and for the latest twelve-month period for which statements are available.

            Section 5.20. Litigation, etc. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that, in the opinion of each of the Lenders, could have a Material Adverse Effect.

            Section 5.21. Payment of Fees and Expenses. All fees and expenses due to the Lenders, Goldman, Sachs Credit Partners L.P. and Goldman, Sachs & Co. or the Administrative Agent on or before the applicable Funding Date in connection with the Bridge Loans, pursuant to the Commitment Letter, the Fee Letter, the Engagement Letter or otherwise, shall have been paid in full.

            Section 5.22. Borrowing Notice; Bridge Notes. Timely receipt of a Borrowing Notice. Execution and delivery by the Borrower to the Lenders of the applicable Bridge Notes.

            Section 5.23. Offer to Purchase. The Offers to Purchase the Diamond Notes shall have been completed in accordance with the Diamond Indentures and the Expiration Dates shall have occurred.

            Section 5.24. Solvency. The Administrative Agent shall have received originally executed copies of a Solvency Certificate, which shall be signed by the principal financial officer of the Borrower, stating that, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries will be Solvent, all in form and substance satisfactory to the Administrative Agent.

            Section 5.25. Exchange Note Indenture. The Borrower and the Exchange Note Trustee shall have entered into the Exchange Note Indenture in the form attached hereto as Exhibit E, with such revisions as are reasonably requested by the Exchange Note Trustee, and a fully executed copy of the Exchange Note Indenture shall have been delivered to each Lender; provided, however, that such revisions shall be of a ministerial and/or mechanical nature having the effect of curing ambiguities, defects or inconsistencies; provided, further, that such Exchange Note Indenture shall be satisfactory to the Borrower, the Administrative Agent and the Lenders, in each case, in their sole discretion.

            Section 5.26. Exchange Notes. Exchange Notes shall have been issued by the Borrower and delivered into escrow as contemplated by the Escrow Agreement.

            Section 5.27. Escrow Agreement. The Borrower, the Administrative Agent and the Escrow Agent shall have entered into the Escrow Agreement in the form attached hereto as Exhibit D, with such revisions as are reasonably requested by the Escrow Agent, and a fully executed copy of the Escrow Agreement shall have been delivered to each Lender; provided, however, that such revisions shall be of a ministerial and/or mechanical nature having the effect of curing ambiguities, defects or inconsistencies; provided, further, that such Escrow Agreement shall be satisfactory to the Borrower, the Administrative Agent and the Lenders, in each case, in their sole discretion.

            Section 5.28. Additional Matters. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Bridge Loan that the conditions contained in this Article 5, subsection B have been satisfied.

                                   ARTICLE VI.
      TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE
             SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS

            Section 6.1. Transfer of the Loans, the instruments evidencing the Loans and the Securities. Each Lender acknowledges that none of the Loans, the instruments evidencing such Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Loans, the instruments evidencing such Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans, the instruments evidencing such Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, or in a transaction that is not subject to, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

            Subject to the provisions of the previous paragraph, the Borrower agrees that, with the consent of the Administrative Agent, each Lender will be free to sell or transfer all or any part of the Loans, the instruments evidencing the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender.

            Section 6.2. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate of a Lender (including West Street, in the case of Goldman Sachs Credit Partners L.P.) or a Federal Reserve Bank; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

            Section 6.3. Permitted Participants; Effect. (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Bridge Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents; provided that such Lender retain all voting rights with respect to such participating interests on all matters other than such matters that require the consent of each Lender under this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Bridge Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the

Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

            (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.10 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.10, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.10 as if each Participant were a Lender.

            Section 6.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided, however, that any records, documents or information that are designated by the Borrower as confidential at the time of delivery of such records, documents or information shall be kept confidential by each Lender and each Transferee, unless (i) such records, documents or information are in the public domain or otherwise publicly available, (ii) disclosure of such records, documents or information is required by court or administrative order or (iii) disclosure of such records, documents, properties or information, in the opinion of counsel to such Lender or Transferee, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities
Act).

            Section 6.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.9.

            Section 6.6. Replacement Securities Upon Transfer or Exchange. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

            Section 6.7. Register. The Administrative Agent on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto. The Administrative Agent will allow any Lender to inspect and copy such register at each Administrative Agent's principal place of business during normal business hours.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

            Section 7.1. Events of Default. An "Event of Default" occurs if:

            (a) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries or the Guarantor herein or that is contained in any Transaction Document or in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with any Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (b) (x) the Borrower defaults in the payment of interest, Liquidated Damages, if any, and/or Additional Amounts, if any, on any Bridge Note, or defaults in the payment of any other Obligation under this Agreement or any other Loan Document, when the same becomes due and payable and the Default continues for a period of 15 days after the date due and payable or (y) the Guarantor defaults in the payment of any amounts under any Note Guarantee, when the same becomes due and payable and the failure to make such payment continues for a period of 15 days after the date due and payable;

            (c) the Borrower defaults in the payment of the principal of any Bridge Note when the same becomes due and payable at maturity, upon redemption or otherwise;

            (d) the Borrower or any of its Subsidiaries fails to observe or perform any covenant or agreement contained in Section 2.4, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.16, 4.19, 4.22, 4.23 or Article VIII hereof;

            (e) the Borrower or any of its Subsidiaries or the Guarantor fails to observe or perform any other covenant or agreement contained in any of the Loan Documents, required by any of them to be performed and the failure continues for a period of 30 days after notice from the Administrative Agent to the Borrower or from Lenders holding at least 25% in aggregate principal amount of the then outstanding Bridge Loans to the Borrower and the Administrative Agent stating that such notice is a "Notice of Default";

            (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary or the Guarantor (or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary or the Guarantor) having a principal amount greater than $10.0 million, whether such Indebtedness or guarantee now exists or is created after the date hereof, whether or not such default results in the acceleration of such Indebtedness prior to its express maturity;

            (g) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any Restricted Subsidiary of the Borrower or the Guarantor which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

            (h) the Borrower or any Material Subsidiary or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally is unable to pay its debts as the same become due;

            (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Borrower or any Material Subsidiary or the Guarantor in an involuntary case;

                  (ii) appoints a Custodian of the Borrower or any Material Subsidiary or the Guarantor or for all or substantially all of its property; or

                  (iii) orders the liquidation of the Borrower or any Material Subsidiary or the Guarantor, and the order or decree remains unstayed and in effect for 60 days;

            (j) the revocation of a Material License;

            (k) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or any ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) of Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities if paid could reasonably be expected to have a Material Adverse Effect; (iv) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans if paid could reasonably be expected to have a Material Adverse Effect; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and with respect to such loss of qualification, the Borrower or ERISA Affiliate can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an amount that if paid could reasonably be expected to have a Material Adverse Effect; or (vii) the occurrence of any combination of events listed in clauses (iii) through (vi) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities that could reasonably be expected to have a Material Adverse Effect; and

            (l) the obligations of the Guarantor under any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under any Note Guarantee.

            Section 7.2. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 7.1 hereof) occurs and is continuing, the Administrative Agent by notice to the Borrower, or the Lenders holding at least 25% in aggregate principal amount of the then outstanding Bridge Loans by notice to the Borrower and the Administrative Agent, may declare all the Bridge Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and


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

interest on, the Bridge Notes shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 7.1 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent or any Lender.

            Section 7.3. Rights and Remedies. If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy to collect the payment of principal or interest on the Bridge Notes or to enforce the performance of any provision of the Bridge Notes or this Agreement.

            The Administrative Agent may maintain a proceeding even if it does not possess any of the Bridge Notes or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 7.4. Waiver of Past Defaults. Subject to Section 12.3, the Majority Lenders by notice to the Administrative Agent may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal or interest on any Bridge Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 7.5. Rights of Lenders To Receive Payment. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Bridge Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII.
                                 DEBT SECURITIES

            Section 8.1. Debt Securities. The Borrower shall use its best efforts to do all things required in the reasonable opinion of the Investment Bank in connection with the sale of the Debt Securities, including, but not limited to, those actions specified in the Fee Letter and the Engagement Letter.

                                   ARTICLE IX.
                                   TERMINATION

            Section 9.1. Termination. The Lenders, by notice to the Borrower, may terminate this Agreement at any time after June 30, 1999.

            Section 9.2. Survival of Certain Provisions. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 12.1 and the Engagement Letter and (ii) the indemnity provisions contained in Article X shall, in each case, remain operative and in full force and effect.


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

                                   ARTICLE X.
                                    INDEMNITY

            Section 10.1. Indemnification. In the event that any of the Lenders or the Administrative Agent (each, an "Indemnified Party") becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Borrower, in connection with or as a result of either this arrangement or any matter referred to in this Agreement, the Borrower periodically will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Borrower also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such Person in connection with or as a result of either this arrangement or any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of this Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower, on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 10.1 shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to any affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, such Indemnified Party, any such affiliate and any such Person. The Borrower also agrees that neither any Indemnified Party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Borrower, any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of either this arrangement or any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower result from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of this Agreement. Notwithstanding any other provision of this Agreement, no indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Bridge Loans. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the Letters is hereby waived by the parties hereto.

            Section 10.2. Settlement of Claims. The Borrower agrees that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under
Section 10.1 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

            Section 10.3. Appearance Expenses. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified


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

Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

            Section 10.4. Indemnity for Taxes, Reserves and Expenses. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law):

            (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Bridge Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party arising out of or under this Agreement or any of the other Loan Documents) and (ii) Taxes, Other Taxes and any taxes, levies, imposts, deductions, charges or withholding specifically excluded under Section 2.9(a);

            (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower held by, credit to the Borrower extended by, deposits of the Borrower with or for the account of, or other acquisition of funds of the Borrower by, any Affected Party;

            (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

            (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Borrower of the amount of such increase, reduction, or imposition, and the Borrower hereby agrees to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Borrower 15 days after such notice is given.

            Section 10.5. Survival of Indemnification. The provisions contained in this Article X shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.


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

            Section 10.6. Liability Not Exclusive; Payments. The agreements of the Borrower in this Article X shall be in addition to any liability that it may otherwise have. All amounts due under this Article X shall be payable as incurred upon written demand therefor.

                                   ARTICLE XI.
                     THE ADMINISTRATIVE AGENT; THE ARRANGER

            Section 11.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent to act as an agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            Section 11.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            Section 11.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

            Section 11.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Bridge Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bridge Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or


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

it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            Section 11.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that any of the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            Section 11.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            Section 11.7. Indemnification. The Lenders agree to indemnify each of the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments,


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

this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

            Section 11.8. Administrative Agent, in its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Bridge Note issued to it such Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            Section 11.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            Section 11.10. Arranger. Except as expressly set forth herein, the Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

                                  ARTICLE XII.
                                  MISCELLANEOUS

            Section 12.1. Expenses; Documentary Taxes. The Borrower agrees to pay (a) all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence by the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of Latham & Watkins, legal counsel to the Lenders, in connection with the transactions contemplated herein, including in each case those incurred prior to the Closing Date and prior to each Funding Date. The Borrower hereby agrees to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

            Section 12.2. Notices. All notices and other communications pertaining to this Agreement or any Bridge Note shall be in writing and shall be delivered (a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), (c) by


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registered or certified mail, return receipt requested, postage prepaid, or (d)
by overnight courier, addressed as follows:

                  (i)   If to the Administrative Agent, to it at:

                        Goldman Sachs Credit Partners L.P.
                        c/o Goldman, Sachs & Co.
                        85 Broad Street
                        New York, New York 10004
                        Attention:  Matthew Leavitt
                        Facsimile No.:  (212) 902-3000

                        with a copy to:

                        Latham & Watkins
                        885 Third Avenue, Suite 1000
                        New York, New York 10022
                        Attention: Kirk A. Davenport
                        Facsimile No.: (212) 751-4864

                  (ii) If to any Lender, to it at its address set forth on the signature pages hereto:

                  (iii) If to the Borrower, to it at:

                        NTL Incorporated
                        110 East 59th Street
                        26th Floor
                        New York, New York 10022
                        Attention:  Richard J. Lubasch
                        Facsimile No.:  (212) 906-8497

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attention: Thomas Kennedy
                        Facsimile No.: (212) 735-3637

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section 12.2.

            Section 12.3. Consent to Amendments and Waivers.

            (a) Except as provided in Section 4.21 and 12.3(b), this Agreement and the Bridge Notes may be amended or supplemented with the consent of the Borrower and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Bridge Notes may be waived with the consent of the Majority Lenders. Bridge Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 12.3.


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

            (b) Notwithstanding the provisions of Section 12.3(a) and in addition to the provisions of Section 4.21, without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of, or premium, fees or interest, if any, on the Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, premium, if any, or fees or interest on, the Loans, (vii) make any change to the provisions of Article VII that would adversely affect the rights of any Lender or (viii) make any change in the foregoing amendment and waiver provisions.

            (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 12.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

            Section 12.4. Parties. This Agreement shall inure to the benefit of and be binding upon the Borrower, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

            Section 12.5. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE BRIDGE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. THE BORROWER AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER AND EACH OF THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 12.6. Replacement Notes. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to


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

save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

            Section 12.7. [Intentionally omitted]

            Section 12.8. Marshalling; Recapture. None of the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

            Section 12.9. Limitation of Liability. No claim may be made by the Borrower or any other Person against any Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 12.10. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

            Section 12.11. Currency Indemnity. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

            Section 12.12. Waiver of Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from:

            (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

            (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

            Section 12.13. Freedom of Choice. The submission to the jurisdiction of the courts referred to in this Article XII shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower in the courts of any country in which the Borrower has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

            Section 12.14. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower in this Agreement shall bind their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders. Any assignment by any Lender must be made in compliance with Article VI hereof.

            Section 12.15. Merger. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein.

            Section 12.16. Severability Clause. In case any provision in this Agreement or any Bridge Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

            Section 12.17. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Bridge Notes.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       NTL INCORPORATED

                                       By: /s/ Richard J. Lubasch
                                           ---------------------------------
                                           Name:  Richard J. Lubasch
                                           Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Administrative Agent

By: /s/ Stephen J. McGuinness
    -------------------------------
    Name:  Stephen J. McGuinness
    Title: Managing Director

Lenders:

Commitment Amount:

$1,350,000,000                         GOLDMAN SACHS CREDIT PARTNERS L.P.

                                       By: /s/ Stephen J. McGuinness
                                           ----------------------------------
                                           (Authorized Signatory)

                                       Wire Transfer Instructions

                                       Name of Bank:  [Insert name of bank]
                                       Address:       __________________

                                       ABA#:          ___________
                                       For the account of ______________
                                       Account No.:   _____________
                                       For further credit to [Insert name of
                                       Lender].
                                       Reference:
                                       Attention:     __________________
                                       Telephone:     __________________

                                                                       EXHIBIT A

                                    FORM OF
                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Bridge Loan Agreement, dated as of March 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Bridge Loan Agreement"), by and between NTL Incorporated, a Delaware corporation (the "Borrower"), and Goldman Sachs Credit Partners L.P. (Goldman Sachs Credit Partners L.P., herein called the "Lenders"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

            The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Bridge Loan Agreement (the "Assigned Facilities"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim: (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Bridge Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to subsection 4.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and
(f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents or any other instrument or documents furnished pursuant hereto or thereto.

            4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

            5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by them and recording by the Administrative Agent pursuant to Section 6.7 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and the Fee Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement and the Fee Letter.

            8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

[Name of Assignee]                        [Name of Assignor]

By:                                       By:
    -----------------------------------       ----------------------------------
    Name                                      Name:
    Title:                                    Title:

Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Administrative Agent

By:
    ------------------------------
    (Authorized Signatory)

   [NTL INCORPORATED
   as Borrower

By:
   -------------------------------
   Name:
   Title:]

                                                                       Exhibit A

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor: ____________________________

Name of Assignee: ____________________________

Effective Date of Assignment: ________________

Credit Facility        Principal Commitment
Assigned               Amount Assigned       Commitment Percentage Assigned1
--------               ---------------       -------------------------------
                       $__________________            ______. _________%

1. Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders

                                                                       EXHIBIT B

NY_DOCS\328339.4

[THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT (OR AN EXEMPTION THEREFROM) HAVE BEEN COMPLIED WITH.]

No. I-__                                                    New York, New York
$______________                                           ______________, 199_

                               SENIOR BRIDGE NOTE

                                   [SERIES A]
                                   [SERIES B]
                                   [SERIES C]

            FOR VALUE RECEIVED, the undersigned, NTL Incorporated (the "Borrower"), promises to pay to the order of _______________________________, or its registered assigns (the "Holder"), the principal amount of __________________ Dollars ($_______) and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates per annum and on the dates specified in that certain Bridge Loan Agreement, dated as of March 17, 1999, between the Borrower, the Lenders named therein and Goldman Sachs Credit Partners L.P. (as amended, restated and/or otherwise modified from time to time, the "Bridge Loan Agreement"). Terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement.

            The unpaid principal balance of this Bridge Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date.

            The Borrower promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.3 of the Bridge Loan Agreement.

            All payments of the principal of and premium and interest on this Bridge Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Borrower; provided, however, that notwithstanding anything contained in the Bridge Loan Agreement or any of the Bridge Notes to the contrary, in no event shall the interest rate hereon for any period of computation exceed a rate per annum equal to the lesser of 16% and the maximum interest rate permitted by applicable law.

            The Borrower agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Bridge Loan Agreement or this Bridge Note.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            This Bridge Note is one of the Bridge Notes referred to in the Bridge Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Bridge Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Bridge Note and the Bridge Loan Agreement, the provisions of the Bridge Loan Agreement shall govern.

            Additional Amounts. This provision shall apply only in the event that the Borrower becomes, or a successor to the Borrower is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Borrower on this Bridge Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Borrower under this Bridge Note, the Borrower shall pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a Holder of this Bridge Note after such deduction or withholding shall be not less than the amounts specified in this Bridge Note to which the Holder of this Bridge Note is entitled; provided, however, that the Borrower shall not be required to make any payment of Additional Amounts for or on account of: (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Bridge Note or the receipt of amounts payable in respect of this Bridge Note, and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Bridge Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Bridge Note been presented on the last day of such period of 30 days; (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Bridge Note or, if different, the beneficial owner of the interest payable on this Bridge Note, with a timely request of the Borrower addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge; (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Bridge Note or withholding from the proceeds of a sale or exchange of a Bridge Note; (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Bridge Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States; (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Bridge Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Bridge Note; (g) any combination of items (a), (b), (c), (d), (e) and (f) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Bridge Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Bridge Note. All references to principal amount or interest on the Bridge Notes in the Bridge Loan Agreement or the Bridge Notes shall include any Additional Amounts payable to the Borrower pursuant to this provision.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT RICHARD J. LUBASCH, GENERAL COUNSEL AND SENIOR VICE PRESIDENT OF NTL INCORPORATED, 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022, TELEPHONE NUMBER: 212-906-8440, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

            THIS BRIDGE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the Borrower has caused this Bridge Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                                    NTL INCORPORATED

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                              [Back of Bridge Note]

           OPTION OF HOLDER TO ELECT PREPAYMENT UPON CHANGE OF CONTROL

            If you want to elect to have this Bridge Note prepaid by the Borrower pursuant to Section 4.13 of the Bridge Loan Agreement check the box below.

            |_| Please prepay the entire amount of this Bridge Note

            If you want to elect to have only part of this Bridge Note prepaid by the Borrower pursuant to Section 4.13 of the Bridge Loan Agreement, state the amount you elect to have purchased: $_____________.

Date: ________________________

                              Your Signature:

                              __________________________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No. _______________________

Signature Guarantee:

___________________________

                                                                       EXHIBIT C

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                                     between

                                NTL INCORPORATED

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                           Dated as of March 17, 1999

================================================================================

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 17, 1999, between NTL Incorporated, a Delaware corporation (the "Borrower"), and Goldman Sachs Credit Partners L.P., as ("Administrative Agent").

                                    RECITALS

            This Agreement is made pursuant to the Bridge Loan Agreement, dated as of the date hereof (the "Bridge Loan Agreement"), among the Borrower, the Lenders referred to therein (the "Lenders") and the Administrative Agent. In order to induce the Lenders to enter into the Bridge Loan Agreement, the Borrower has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the funding of any Bridge Loan.

                                    AGREEMENT

      The parties agree as follows:

      1. Definitions.

      Capitalized terms used herein without definition have the meanings assigned to them in the Bridge Loan Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      Effectiveness Date: See Section 3(a) hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Notes: As defined in the Bridge Loan Agreement.

      Exchange Note Indenture: The Exchange Note Indenture, dated as of March 17, 1999, between the Borrower and The Chase Manhattan Bank, as trustee, pursuant to which the Exchange Notes are issued, as the same may be amended from time to time in accordance with the terms thereof.

      Exchange Note Indenture Trustee: See Section 5(r) hereof.

      Filing Date: See Section 3(a) hereof.

      Indemnified Holder: See Section 7(a) hereof.

      Interest Payment Date: As defined in the Bridge Loan Agreement.

      Interest Period: As defined in the Bridge Loan Agreement.

      Liquidated Damages: See Section 3(c) hereof.


                      Registration Rights Agreement Page 1

      Loan: As defined in the Bridge Loan Agreement.

      NASD: National Association of Securities Dealers, Inc.

      Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      Recommencement Date: See Section 5 hereof.

      Registrable Securities: All Exchange Notes; provided that an Exchange Note ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

      Registration Default: See Section 3(c) hereof.

      Registration Expenses: See Section 6 hereof.

      Registration Statement: Any registration statement of the Borrower which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

      SEC: The Securities and Exchange Commission.

      Securities Act: The Securities Act of 1933, as amended.

      Shelf Registration: See Section 3(a) hereof.

      Suspension Notice: See Section 5 hereof.

      TIA: The Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Exchange Note Indenture.

      Transfer Restricted Securities: The Registrable Securities upon original issuance thereof, and with respect to any particular such Registrable Security, until such securities are sold to the public in unrestricted sales.

      "underwritten registration" or "underwritten offering": A registration in which securities of the Borrower are sold to an underwriter for reoffering to the public.


                      Registration Rights Agreement Page 2

      2. Holders of Registrable Securities.

      A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities of record or has provided evidence reasonably satisfactory to the Borrower that such Person has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right; provided however that there can only be one holder of any Registrable Security at any given time.

      3. Shelf Registration.

            (a) Filing of Shelf Registration. The Borrower shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") as promptly as practicable and in no event later than the date that is 300 days after the initial funding of the Bridge Loans (the "Filing Date") to permit resales of all of the Registrable Securities. The Borrower agrees to use its best efforts to cause such Shelf Registration to become effective as promptly as possible after the filing thereof, but in no event later than 90 days after the Filing Date (the "Effectiveness Date"). The Borrower shall use its best efforts to keep any Shelf Registration required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Section 5 hereof to the extent necessary to ensure that it is available for sales of Registrable Securities by the holders thereof entitled to the benefit of this Section 3(a) and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time until all Registrable Securities covered by the Shelf Registration have been sold pursuant thereto.

            (b) Provision by Holders of Certain Information in Connection with the Shelf Registration. No holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such holder furnishes to the Borrower in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration or Prospectus or preliminary Prospectus included therein. No holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to
      Section 3(c) hereof unless and until such holder shall have provided all such information. Each selling holder of Registrable Securities agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Borrower by such holder not materially misleading.

            (c) Liquidated Damages. If (i) the Registration Statement required by this Agreement is not filed with the SEC on or prior to the Filing Date, (ii) the Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Date or (iii) the Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to the Registration Statement that cures such failure and that is itself declared effective


                      Registration Rights Agreement Page 3
      immediately (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Borrower agrees to pay to each holder of Registrable Securities and Loans liquidated damages ("Liquidated Damages") in an amount equal to 25 basis points per annum times the principal amount of Registrable Securities or Loans, as the case may be, for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default (such 90-day period to begin on the date on which the first such Registration Default occurs). The amount of such Liquidated Damages shall increase by an additional 25 basis points per annum on the principal amount of Registrable Securities or Loans, as the case may be, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 100 basis points per annum on the principal amount of Registrable Securities or Loans, as the case may be; provided that the Borrower shall in no event be required to pay Liquidated Damages for more than one Registration Default on any Registrable Securities or Loans, as the case may be, at any given time. All Liquidated Damages shall be calculated based on the actual number of days elapsed in a 360 day year and all accrued Liquidated Damages shall be paid on the applicable Interest Payment Date in accordance with the Exchange Note Indenture or the Bridge Loan Agreement, as the case may be, to each holder of Registrable Securities or Loans, as the case may be, in cash. Notwithstanding anything to the contrary set forth herein, (1) upon filing the Registration Statement, in the case of
      (i) above, (2) upon the effectiveness of the Registration Statement, in the case of (ii) above or (3) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Registration Statement to again be declared effective or made usable in the case of (iii) above, the Liquidated Damages payable with respect to the Registrable Securities or Loans, as the case may be, as a result of such clause (i), (ii) or (iii), as applicable, shall cease.

            All obligations of the Borrower set forth in the preceding paragraph that are outstanding with respect to any Registrable Security or Loan at the time such security ceases to be a Registrable Security or Loan shall survive until such time as all such obligations with respect to such Registrable Securities or Loans have been satisfied in full. Any holder of Registrable Securities or any Lender may notify the Exchange Note Indenture Trustee (and any paying agent under the Exchange Note Indenture) and/or the Administrative Agent under the Bridge Loan Agreement immediately after the occurrence of each and every event which pursuant to this Section 3(c) results in the accrual of Liquidated Damages with respect to such Registrable Securities or Loans, as the case may be.

      4. [Intentionally Omitted]


                      Registration Rights Agreement Page 4

      5. Registration Procedures.

      In connection with the Borrower's registration obligations set forth in
Section 3 hereof, the Borrower shall use its best efforts to effect such registration to permit the sale of such Registrable Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Borrower pursuant to Section 3(b) hereof), and pursuant thereto the Borrower shall, as expeditiously as possible prepare and file with the SEC a Registration Statement or Registration Statements relating to the Shelf Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof and shall cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Borrower shall:

            (a) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
      (1) to contain a material misstatement or omission or (2) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Borrower shall promptly file an appropriate amendment to such Registration Statement curing such defect, and, if SEC review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Borrower shall not be deemed to have used its best efforts to keep such Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby being unable to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Borrower in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Borrower promptly thereafter complies with the requirements of
      Section 5(k) hereof, if applicable;


                      Registration Rights Agreement Page 5

            (c) advise the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and, if requested by any such Person, confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments to the Registration Statement or for amendments or supplements to the Prospectus or for additional information relating thereto, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation of any proceedings for that purpose and
      (4) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue or that requires the making of any addition to or changes in the Registration Statement in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Borrower shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (d) furnish to each selling holder of Registrable Securities covered by any Registration Statement or Prospectus in connection with such sale, and each underwriter, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Borrower will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling holders of the Registrable Securities covered by such Registration Statement in connection with such sale, or the underwriters, if any, shall reasonably object within five Business Days after the receipt thereof. A selling holder of Registrable Securities or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

            (e) if requested by the managing underwriter or underwriters in connection with an underwritten offering or any selling holders of Registrable Securities in connection with such sale, promptly include in any Registration Statement or Prospectus pursuant to a supplement or post-effective amendment, if necessary, such information as


                      Registration Rights Agreement Page 6
      the managing underwriters or such selling holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution," with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Borrower is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (f) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, all documents incorporated by reference therein and all exhibits (including exhibits incorporated by reference therein);

            (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Borrower hereby consents to the use (in accordance with law) of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (h) prior to any public offering of Registrable Securities, cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration and qualification of such Registrable Securities under the securities or Blue Sky laws of such jurisdictions as any such seller or underwriter, if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities covered by the applicable Registration Statement; provided, however, that the Borrower will not be required to register or qualify as a foreign corporation where the Borrower is not then so qualified or to take any action that would subject the Borrower to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement in any jurisdiction where the Borrower is not then so subject;

            (i) in connection with any sale of Registrable Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as such managing underwriters or selling holders may request at least two Business Days prior to such sale of Registrable Securities;

            (j) use all commercially reasonable efforts to cause the disposition of the Registrable Securities covered by the applicable Registration Statement to be registered


                      Registration Rights Agreement Page 7
      with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, subject to the proviso in clause (h) above;

            (k) subject to Section 5(a) hereof, if any fact or event contemplated by Section 5(c)(4) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

            (l) if requested by the holders of a majority in aggregate principal amount of the Registrable Securities or the managing underwriters, if any, cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which similar securities issued by the Borrower are then listed;

            (m) cause the Registrable Securities covered by a Registration Statement to be rated with such rating agencies as the holders of a majority in aggregate principal amount of the Registrable Securities or the managing underwriters, if any, may designate;

            (n) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities, and provide the Exchange Note Indenture Trustee with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

            (o) enter into such agreements (including an underwriting agreement in customary form) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities pursuant to the Registration Statement contemplated by this Agreement and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties in a certificate signed on behalf of the Borrower by (x) the President and (y) the principal financial officer of the Borrower, to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Borrower and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such selling holders and underwriters and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Borrower, representatives of the independent public accountants for the Borrower and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the


                      Registration Rights Agreement Page 8
      accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and financial data set forth or referred to in any Registration Statement contemplated by this Agreement or the related Prospectus; (3) obtain "comfort" letters and updates thereof from the Borrower's independent certified public accountants addressed to such selling holders and underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to Section 7; and (5) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with Section 5(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Borrower. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder. If at any time the representations and warranties of the Borrower set forth in the certificate contemplated in clause (o)(1) above cease to be true and correct, the Borrower shall so advise the underwriters, if any, and each selling holder promptly and, if requested by such Persons, shall confirm such advice in writing;

            (p) make available at reasonable times for inspection by the selling holders of Registrable Securities and any underwriter participating in any disposition of such Registrable Securities pursuant to a Shelf Registration, and any attorney or accountant retained by such selling holders or underwriters, if any, all financial and other records and pertinent corporate documents of the Borrower, and cause the Borrower's officers, directors and employees to supply all information reasonably requested by any such selling holders, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders, with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);


                      Registration Rights Agreement Page 9

            (r) cause the Exchange Note Indenture to be qualified under the TIA, and provide an indenture trustee for the Registrable Securities (the "Exchange Note Indenture Trustee") not later than the effective date of the first Registration Statement required by this Agreement and, and in connection therewith, cooperate with the Exchange Note Indenture Trustee and the holders of the Exchange Notes to effect such changes to the Exchange Note Indenture as may be required for the Exchange Note Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their respective best efforts to cause the Exchange Note Indenture Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Exchange Note Indenture to be so qualified in a timely manner;

            (s) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus, provide copies of such document to the selling holders of Registrable Securities covered by such Registration Statement and to the managing underwriters, if any, make the Borrower's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling holders or underwriters, if any, may reasonably request;

            (t) make appropriate officers of the Borrower reasonably available to such holders and the underwriters, if any, for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors "road show" material in a manner consistent with other new issuances of high yield debt securities; and

            (u) provide promptly to each holder, upon request, each document filed with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

      Each holder of Registrable Securities agrees by acceptance of such Registrable Securities that, upon receipt of any notice referred to in Section 5(a) hereof or any notice from the Borrower of the existence of any fact or event of the kind described in Section 5(c)(4) hereof (in each case, a "Suspension Notice"), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until
(i) such holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or (ii) such holder is advised in writing by the Borrower that the use of such Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in such Prospectus, (in each case, the "Recommencement Date"). Each holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such holder's possession that have been replaced by the Borrower with more recently dated Prospectuses or (ii) deliver to the Borrower (at the Borrower's expense) all copies, other than permanent file copies, then in such holder's possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice.

      6. Registration Expenses.


                      Registration Rights Agreement Page 10

            (a) All expenses incident to the Borrower's performance of or compliance with this Agreement will be borne by the Borrower, regardless of whether a Registration Statement becomes effective, including without limitation, (i) all registration and filing fees and expenses, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and their counsel as may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky laws or securities laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with Blue Sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in aggregate principal amount of the Registrable Securities being sold may designate); (iii) all expenses of printing (including printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), messenger and delivery services and telephone;
      (iv) all fees and disbursements of counsel for the Borrower and for the sellers of the Registrable Securities (subject to the provisions of Section 6(b) hereof); (v) all fees and disbursements of independent certified public accountants of the Borrower (including the expenses of any special audit and "comfort" letters required by or incident to such performance), and of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Borrower and the selling holders); (vi) the cost of securities acts liability insurance if the Borrower so desires; (vii) all "road show" travel and other expenses incurred in connection with the marketing and sale of the Registrable Securities; (viii) all fees and expenses in connection with the rating of the Registrable Securities by rating agencies, if any; (ix) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (x) all fees and expenses of other Persons retained by the Borrower (all such expenses being herein called "Registration Expenses").

            The Borrower will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit and fees and expenses of any Person, including special experts, retained by the Borrower.

            (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Shelf Registration), the Borrower will reimburse the selling holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel who shall be Latham & Watkins unless another firm shall be chosen by the selling holders of a majority in principal amount of Registrable Securities for whose benefit such Registration Statement is being prepared.

      7. Indemnification.


                      Registration Rights Agreement Page 11

            (a) The Borrower agrees to indemnify and hold harmless each holder of Registrable Securities to be included in such registration and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Securities, (any such person may hereinafter be referred to as an "Indemnified Holder"), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Borrower shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Borrower by any Indemnified Holder expressly for use therein.

            (b) Each Indemnified Holder will indemnify and hold harmless the Borrower against any losses, claims, damages or liabilities to which the Borrower may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Borrower by such Indemnified Holder expressly for use therein; and will reimburse the Borrower for any legal or other expenses reasonably incurred by the Borrower in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel


                      Registration Rights Agreement Page 12
      satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Borrower on the one hand and the Indemnified Holders on the other from the sale of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
      (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower on the one hand and the Indemnified Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower on the one hand or the Indemnified Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Borrower and the Indemnified Holders agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Indemnified Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Indemnified Holder shall be required to contribute any amount in excess of the amount by which the total amount received by


                      Registration Rights Agreement Page 13
      such Indemnified Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds the sum of the (i) amount paid by such Indemnified Holder for such Registrable Security and (ii) amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The holders' and any underwriter's obligations in this subsection (d) to contribute are several in proportion to the respective principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

            (e) The obligations of the Borrower under this Section 7 shall be in addition to any liability which the Borrower may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Holder within the meaning of the Securities Act; and the obligations of the Indemnified Holders under this Section 7 shall be in addition to any liability which the respective Indemnified Holders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Borrower and to each person, if any, who controls the Borrower within the meaning of the Securities Act.

      8. Rule 144.

      The Borrower covenants for so long as any Registrable Securities remain outstanding that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if any of them is not required to file such reports, the applicable party will, upon the request of any holder of Registrable Securities make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Borrower will deliver to such holder a written statement as to whether they have complied with such information and filing requirements.

      9. Miscellaneous.

            (a) Remedies. Each holder of Registrable Securities and Loans, in addition to being entitled to exercise all rights provided herein, in the Exchange Note Indenture or granted by law, including recovery of damages, in connection with the breach by the Borrower of its obligations to register the Registrable Securities will be entitled to specific performance of its rights under this Agreement. The Borrower acknowledges and agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.


                      Registration Rights Agreement Page 14

            (b) No Inconsistent Agreements. The Borrower will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Borrower has not previously entered into, any agreement with respect to its securities granting any registration rights to any Person, which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Borrower's respective securities under any other agreements.

            (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless
      (i) in the case of Section 3(c) and this Section 9(c)(i), the Borrower has obtained the written consent of the holders of all of the outstanding (x) Registrable Securities and (y) Loans (excluding Registrable Securities held by the Borrower or one of its affiliates) and (ii) in the case of all other provisions hereof, the Borrower has obtained the written consent of holders of majority of the outstanding principal amount of the (x) Registrable Securities and (y) Loans (excluding Registrable Securities held by the Borrower or one of its affiliates).

            (d) Third Party Beneficiary. The holders of Registrable Securities shall be third party beneficiaries to the agreements made hereunder between the Borrower, on the one hand, and the Administrative Agent, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of holders hereunder.

            (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or air courier guaranteeing overnight delivery:

                  (i) if to a holder of Registrable Securities, at the most
            current address given by such holder to the Borrower in accordance with the provisions of this Section 9(e), which address initially is, with respect to the Administrative Agent to them at the address set forth in the Bridge Loan Agreement, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: Kirk A. Davenport, Esq.; and

                  (ii) if to the Borrower, initially to them at the address set forth in the Bridge Loan Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(e), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attn.: Thomas
            H. Kennedy, Esq.

            All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if delivered


                      Registration Rights Agreement Page 15
      by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Exchange Note Indenture Trustee at the address specified in the Exchange Note Indenture.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, all subsequent holders of Registrable Securities or Loans; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or the Exchange Note Indenture. If any transferee of any holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and such Person shall be entitled to receive the benefits hereof.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                      Registration Rights Agreement Page 16

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in such jurisdiction in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


                      Registration Rights Agreement Page 17

            (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter contained herein and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Borrower with respect to the securities sold pursuant to the Bridge Loan Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       NTL INCORPORATED

                                       By:
                                           ----------------------------
                                           Name:
                                           Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent

By:
    -------------------------------
        (Authorized Signatory)


                      Registration Rights Agreement Page 18

                                                                       Exhibit D

================================================================================

                                ESCROW AGREEMENT

                                      among

                                NTL INCORPORATED,

                                  as Borrower,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                             as Administrative Agent

                                       and

                            The Chase Manhattan Bank,

                                 as Escrow Agent

                           Dated as of March 17, 1999

================================================================================

            THIS ESCROW AGREEMENT (this "Agreement"), dated as of March 17, 1999 (the "Closing Date"), is by and among NTL Incorporated, a Delaware corporation (the "Borrower"), Goldman Sachs Credit Partners L.P., as the Administrative Agent under the Bridge Loan Agreement referred to below (the "Administrative Agent"), and The Chase Manhattan Bank, a New York banking corporation acting by and through its corporate trust department (in its capacity as escrow agent, the "Escrow Agent"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement referred to below.

                                    RECITALS

            WHEREAS, the Administrative Agent, the Borrower, the Arranger and the Lenders referred to therein have entered into a Bridge Loan Agreement dated as of March 17, 1999 (as amended, restated or otherwise modified from time to time, the "Bridge Loan Agreement") providing for certain Bridge Loans to be made by the Lenders thereunder to the Borrower (the "Bridge Loans"), which Bridge Loans will be evidenced by certain promissory notes of the Borrower (the "Bridge Notes");

            WHEREAS, the Borrower has agreed to place in escrow various Exchange Notes due 2004, 2005, and 2008 (the "Exchange Notes") in the form of Exhibit A to the Indenture dated as of the date hereof (the "Exchange Note Indenture") duly executed by the Borrower and The Chase Manhattan Bank, as trustee (the "Exchange Note Indenture Trustee"); and

            WHEREAS, it is a condition to the making of Bridge Loans under the Bridge Loan Agreement that the Exchange Notes be delivered into escrow pursuant to this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      1. Deposit of Escrowed Notes by the Borrower.

            On the Closing Date, concurrently with the execution and delivery of this Agreement, the Borrower is delivering to the Escrow Agent 40 undated Exchange Notes, duly executed by the Borrower, but not authenticated by the Exchange Note Indenture Trustee, with the payee, date, interest rate, maturity date and aggregate principal amount in blank (the "Escrowed Notes").

      2. Release of Escrowed Notes.

            The Escrow Agent shall hold the Escrowed Notes in escrow pursuant to this Agreement, until authorized hereunder to deliver them as follows:

            (a) Release to Holder or its Designees. If, on any Business Day on or after the Anniversary Date, the Escrow Agent receives one or more Bridge Notes from the Administrative Agent accompanied by a properly completed and executed written notice from the Administrative Agent, executed by the applicable Lender, in the form of Annex A hereto (each, an "Exchange Notice"), such Bridge Notes and Exchange Notice to be delivered by the Administrative Agent to the Escrow Agent not less than five Business Days prior to the Exchange Date, the Escrow Agent shall no later than on the Exchange Date (as such term is defined in the Exchange Notice), date, complete and deliver one or more Exchange Notes in accordance with such Exchange Notice. Upon receipt of written notice from the Administrative Agent that all cash interest thereon required to be paid pursuant to this Section 2 (a) and in accordance with the Bridge Loan Agreement, to the Exchange Date, has been paid, the Escrow


                             Escrow Agreement Page 1

      Agent shall return the Bridge Note(s) so surrendered to the Borrower for cancellation in accordance with Section 7 of the Exchange Notice. Upon completing the Exchange Notes in accordance with Section 2 (a)(i) hereof, the Escrow Agent shall promptly deliver such Exchange Notes to the Exchange Note Trustee in accordance with Section 5 of the Exchange Notice for authentication and delivery to the applicable holder thereof on the Exchange Date. If less than all of the surrendered Bridge Note(s) are to be exchanged for Exchange Notes, the Borrower shall deliver to the Person specified in the Exchange Notice on or within three Business Days after the Exchange Date, a replacement Bridge Note dated the Exchange Date, equal to the amount of any principal not so exchanged, all as specified in
      Section 6 of the Exchange Notice and in accordance with the Bridge Loan Agreement. Upon delivery of any Exchange Notes pursuant to this clause
      (a), the Borrower shall within five Business Days after the Exchange Date make payment in cash in accordance with Section 2.3(g) of the Bridge Loan Agreement of all accrued and unpaid interest up to but not including the date specified in the Exchange Notice as the Exchange Date.

            (b) Release to the Borrower. On or within one Business Day after receipt by the Escrow Agent of a certificate from the Administrative Agent in the form of Annex B hereto certifying that all Obligations with respect to the Bridge Loans have been paid in full, the Escrow Agent shall deliver to the Borrower all Escrowed Notes then remaining in escrow.

      3. Certain Additional Agreements. The Borrower and the Administrative Agent shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to the provisions of Sections 1 and 2 hereof.

      4. Escrow Agent.

            (a) The Escrow Agent shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Bridge Loan Agreement or to determine compliance therewith, except those expressly set forth herein and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. Except for this Agreement, the Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreement that may be required under, evidenced by, or arise out of the Bridge Loan Agreement. The Escrow Agent makes no representations as to the validity or genuineness of any Exchange Note held or delivered by it hereunder and shall be entitled to conclusively assume that any Bridge Note delivered to it hereunder is genuine. The Escrow Agent also shall have no responsibility for determining whether the Borrower has complied with its agreement herein to deliver replacement Bridge Notes.

            (b) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrowed Notes, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Borrower or the Administrative Agent or by order of a court of competent jurisdiction. The Escrow Agent may conclusively rely on and shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

            (c) The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence


                             Escrow Agreement Page 2
      or willful misconduct, and the Escrow Agent shall have no duties to anyone except the Borrower or the Administrative Agent and their respective successors and permitted assigns. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (d) The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

            (e) In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Escrowed Notes, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein or in any Annex hereto for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until all differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing signed by the Borrower and the Administrative Agent. In the event of such disagreement which continues for 90 days or more, the Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorney's fees and disbursements.

            (f) The Escrow Agent is hereby indemnified by the Borrower from all losses, costs and expenses of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations.

            (g) The Escrow Agent does not have any interest in the Escrowed Notes deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

            (h) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Escrowed Notes shall be delivered by it to such successor escrow agent or as otherwise shall be instructed in writing by the Borrower and the Administrative Agent; whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Escrow Agent has not received such instruction, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Notes until receipt of a designation of successor Escrow Agent, or a joint written instruction as to disposition of the Escrowed Notes by the Borrower and the Administrative Agent or a final order of a court of competent jurisdiction mandating disposition of the Escrowed Notes.


                             Escrow Agreement Page 3

            (i) The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Agreement and acknowledges receipt of the Escrowed Notes. The Borrower agrees to pay to the Escrow Agent as payment in full for its services hereunder the Escrow Agent's compensation set forth in Schedule I hereto. The Borrower further agrees to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel). The obligations of the Borrower under this subparagraph shall survive the termination of this Agreement until extinguished by any applicable statute of limitations.

      5. Notices. Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, overnight courier, Federal Express, United Parcel Service, registered or certified mail, postage prepaid, addressed as follows:

      If to the Administrative Agent or the Arranger, to:

            Goldman Sachs Credit Partners L.P.
            c/o Goldman Sachs & Co.
            85 Broad Street
            New York, New York  10004
            Attention: Amy Shapero
            Facsimile No.:  (212) 902-3000

            with a copy to:

            Latham & Watkins
            885 Third Avenue
            New York, New York 10022
            Attention:  Kirk A. Davenport
            Facsimile No.: (212) 751-4864

      If to the Borrower, to:

            NTL Incorporated
            110 East 59th Street
            26th Floor
            New York, NY  10022
            Attention:  General Counsel
            Facsimile No.: (212) 906-8497

            with a copy to:

            Skadden, Arps, Slate
            Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Attention:  Thomas H. Kennedy
            Facsimile No.:  (212) 735-3637


                             Escrow Agreement Page 4

      If to the Escrow Agent, to:

            The Chase Manhattan Bank
            450 West 33rd Street
            New York, NY  10001
            Attention:  Mr. Andrew Deck, Vice President
            Facsimile No.:  (212) 946-8159

      If to the Exchange Note Indenture Trustee, to:

            The Chase Manhattan Bank
            450 West 33rd Street
            New York, NY  10001
            Attention: Mr. Andrew M. Deck, Vice President
            Facsimile No.: (212) 946-8161

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) one Business Day after being delivered, if delivered by telecopier with confirmation of good transmission, (c) one Business Day after being sent by overnight courier, if sent by overnight courier, (d) two Business Days after being sent by Federal Express or United Parcel Service, if sent by Federal Express or United Parcel Service, or (e) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      6. Termination. This Agreement shall automatically terminate upon the final distribution of the Escrowed Notes in accordance with the terms hereof.

      7. Governing Law; Jurisdiction.

            7.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law rules thereof.

            7.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal district court in the Southern District of New York and in any New York state court sitting in New York City (each, a "New York Court"). Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of such court in New York, New York, for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and
(ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of one of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 5 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a


                             Escrow Agreement Page 5
defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 5 hereof does not constitute good and sufficient service of process. The provisions of this Section 7.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal district court in the Southern District of New York or any New York Court.

            7.3. Waiver of Jury Trial. To the extent not prohibited by any applicable law that cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in any respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section
7.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

            7.4. Reliance. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

      8. Miscellaneous.

            8.1. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement (a) shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), (b) shall constitute a continuing waiver unless otherwise expressly provided therein or (c) shall be effective unless in writing and executed by each party against whom it is to be enforced.

            8.2. Amendment or Modification, etc. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by all of the parties hereto and that is consented to in writing by the Majority Lenders; provided, that the Escrow Agent shall be entitled to rely conclusively on the Administrative Agent's determination of Majority Lenders. Any written amendment, modification or waiver executed by all of the parties hereto shall be binding upon all such parties and their respective successors and assigns.

            8.3. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

            8.4. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

            8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same


                             Escrow Agreement Page 6
instrument.

            8.6. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns (each of which shall be deemed to be a party hereto for all purposes hereof). Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any person other than the parties and their respective transferees, successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    NTL INCORPORATED,
                                    as Borrower

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Administrative Agent

                                    By: Goldman, Sachs & Co.

                                    By:
                                        ---------------------------------
                                              (Authorized Signatory)

The Chase Manhattan Bank,,
as Escrow Agent

By:
    ---------------------------
    Name:
    Title:


                             Escrow Agreement Page 7

                                                  Schedule I to Escrow Agreement
                                                             Escrow Agent's Fees

                               ESCROW AGENT'S FEES

Annual Fee                       $7,500


                  Schedule I of the Escrow Agreement Page 1

                                                     Annex A to Escrow Agreement
                                                         Form of Exchange Notice

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                             C/O GOLDMAN SACHS & CO.
                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004

                                 EXCHANGE NOTICE

                             Date: __________, ____

The Chase Manhattan Bank
450 West 33rd Street
New York, NY  10001
Attention:  Mr. Andrew M. Deck, Vice President

            Re:   NTL Incorporated Escrow Agreement

Ladies and Gentlemen:

            Reference is hereby made to the Escrow Agreement dated as of March 17, 1999 (as amended, modified or supplemented from time to time, the "Escrow Agreement"), by and among NTL Incorporated, a Delaware corporation (the "Borrower"), Goldman Sachs Credit Partners L.P., as the Administrative Agent under the Bridge Loan Agreement referred to below (the "Administrative Agent"), and The Chase Manhattan Bank, a New York banking corporation acting by and through its corporate trust department (in its capacity as escrow agent, the "Escrow Agent"). Capitalized terms used herein and not otherwise defined in this Exchange Notice have the meanings assigned to them in the Escrow Agreement.

            1. Surrender of Bridge Note(s). Enclosed herewith [is an/are] original Bridge Note[s] issued to the order of the Lender specified in Section 4 below in the aggregate principal amount of $_____________ (the "Surrendered Note(s)").

            2. Accrued and Unpaid Interest. The [aggregate] amount of accrued and unpaid interest on the Surrendered Note(s) as of ________________, ____ [Insert date of exchange of Surrendered Notes for Exchange Notes, 60 days after the above date] (the "Exchange Date") is $______, all of which is required by
Section 2.3(g) of the Bridge Loan Agreement to be paid in cash.

            3. Interest Rate; Maturity Date. The undersigned hereby certifies that the interest rate on the Surrendered Note(s) on the Exchange Date is equal to ___% per annum. Pursuant to Section 2.2(c) of the Bridge Loan Agreement, the Exchange Notes to be issued pursuant to this Exchange Notice will bear interest at the rate of __% per annum [insert the interest rate then in effect on the Surrendered Note(s) as of the Exchange Date plus 100 basis points]. Pursuant to
Section 2.2 of the Bridge Loan Agreement, the maturity date of the Exchange Notes shall be ___________ __ [insert maturity date that corresponds to the Maturity Date of the Surrendered Note(s)].


                     Annex A of the Escrow Agreement Page 1

            4. Request for Exchange. _____________ [name of Lender] wishes to exchange [all/$_______] of the Surrendered Note(s) to be exchanged for ____ [number] Exchange Note(s) each dated the Exchange Date, bearing interest from (and including) the Exchange Date at the rate and having a maturity date as specified in Section 3 above and made payable to the following payees:

         Amount(s)        Name(s) of Payee(s)      Address(es) of Payee(s)
      $_____________    _______________________   _________________________

      $_____________    _______________________   _________________________

            5. Issuance of Exchange Notes; Cancellation of Surrendered Note(s). No later than the Exchange Date please (a) issue the Exchange Note(s) dated the Exchange Date, bearing interest at the rate specified in Section 3 above from and including the Exchange Date, having a maturity date as specified in Section 3 above, in the amount(s) and to the payee(s) set forth in Section 4 above, (b) deliver such Exchange Note(s) by hand or by overnight courier to the Exchange
Note Indenture Trustee for authentication and delivery to the [respective] payee(s) identified in Section 4 above at the address(es) specified therein and
(c) upon receipt of written notice from the Administrative Agent that all cash interest has been paid in accordance with Section 7 below and the terms of the Bridge Loan Agreement, deliver the Surrendered Note(s) to the Borrower for cancellation.

            6. Issuance of Replacement Term Note. On or within three Business Days after the Exchange Date, the Borrower shall (a) issue replacement Bridge Note(s) dated the Exchange Date, bearing interest at the rate then in effect on the Surrendered Note(s), having a Maturity Date corresponding to the Surrendered Note(s), in the aggregate amount of $_____, representing $____ of principal on the Surrendered Note(s) not so exchanged, in the respective amount(s) and to the payee(s) set forth below and (b) deliver such replacement Bridge Note(s) by hand or by overnight courier to the [respective] payee(s) identified in this Section 6 at the address(es) specified below:

         Amount(s)        Name(s) of Payee(s)      Address(es) of Payee(s)
      $_____________    _______________________   _________________________

      $_____________    _______________________   _________________________

            7. Payment of Accrued and Unpaid Interest. Not later than five Business Days after the Exchange Date, and in any event prior to the cancellation of the Surrendered Notes contemplated by Section 5 above, the Borrower shall make payment in cash in accordance with Section 2.3(g) of the Bridge Loan Agreement of all accrued and unpaid interest specified in Section 2 above.

            8. W-9 Forms. Attached hereto is a completed form W-9 for each of the above-referenced payees.


                     Annex A of the Escrow Agreement Page 2

            Thank you in advance for your prompt attention to this Exchange Notice.

                                       Very truly yours,

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:
cc: The Chase Manhattan Bank
    in its capacity as Exchange Note
    Indenture Trustee

cc: NTL Incorporated, as Borrower


                     Annex A of the Escrow Agreement Page 3

                                                     Annex B to Escrow Agreement
                                                                     Certificate

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                             C/O GOLDMAN SACHS & CO.
                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004

                                   CERTIFICATE

                                Date: __________

The Chase Manhattan Bank
450 West 33rd Street
New York, NY  10001
Attention:  Mr. Andrew Deck, Vice President

            Re:   NTL Incorporated Escrow Agreement

Ladies and Gentlemen:

            Reference is hereby made to the Escrow Agreement dated as of March 17, 1999 (as amended, modified or supplemented from time to time, the "Escrow Agreement"), by and among NTL Incorporated, a Delaware corporation, Goldman Sachs Credit Partners L.P., as Administrative Agent under the Bridge Loan Agreement, and The Chase Manhattan Bank, a New York banking corporation acting by and through its corporate trust department. Capitalized terms used herein and not otherwise defined in this Certificate shall have the meanings assigned to them in the Escrow Agreement.

            This Certificate, delivered to you pursuant to Section 2(b) of the Escrow Agreement, confirms that all Obligations with respect to the Bridge Loans have been paid in full by the Borrower.


                     Annex B of the Escrow Agreement Page 1

       Thank you in advance for your prompt attention to this Certificate.

                                       Very truly yours,

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                     Annex B of the Escrow Agreement Page 2

                                                                       EXHIBIT E

================================================================================

                                NTL INCORPORATED

                              SENIOR EXCHANGE NOTES

                             DUE 2004, 2005 AND 2008

                            ------------------------

                                    INDENTURE

                           Dated as of March 17, 1999

                            ------------------------

                                ----------------

                            The Chase Manhattan Bank

                                     Trustee

                                ----------------

================================================================================

                                 TABLE OF CONTENTS

ARTICLE I......................................................................1
        Section 1.01. Definitions..............................................1
        Section 1.02. Other Definitions.......................................14
        Section 1.03. Incorporation by Reference of Trust Indenture Act.......15
        Section 1.04. Rules of Construction...................................15
        Section 1.05. Effectiveness of Indenture..............................16

ARTICLE II. THE NOTES.........................................................16
        Section 2.01. Form and Dating.........................................16
        Section 2.02. Execution and Authentication............................18
        Section 2.03. Registrar and Paying Agent..............................18
        Section 2.04. Paying Agent to Hold Money in Trust.....................19
        Section 2.05. Holder Lists............................................19
        Section 2.06. Transfer and Exchange...................................19
        Section 2.07. Replacement Notes.......................................23
        Section 2.08. Outstanding Notes.......................................23
        Section 2.09. Treasury Notes..........................................24
        Section 2.10. Temporary Notes; Global Notes...........................24
        Section 2.11. Cancellation............................................25
        Section 2.12. Defaulted Interest......................................25

ARTICLE III. REDEMPTION.......................................................25
        Section 3.01. Notices to Trustee......................................25
        Section 3.02. Selection of Notes to Be Redeemed.......................25
        Section 3.03. Notice of Redemption....................................26
        Section 3.04. Effect of Notice of Redemption..........................26
        Section 3.05. Deposit of Redemption Price.............................26
        Section 3.06. Notes Redeemed in Part..................................26
        Section 3.07. Optional Redemption and Optional Tax Redemption.........27
        Section 3.08. Mandatory Redemption....................................27
        Section 3.09. Asset Sale Offer and Purchase Offer.....................27

ARTICLE IV. COVENANTS.........................................................30
        Section 4.01. Payment of Notes........................................30
        Section 4.02. Reports.................................................30
        Section 4.03. Compliance Certificate..................................30
        Section 4.04. Stay, Extension and Usury Laws..........................31
        Section 4.05. Corporate Existence.....................................31
        Section 4.06. Taxes...................................................31
        Section 4.07. Limitations on Liens....................................32
        Section 4.08. Incurrence Of Indebtedness And Issuance Of Preferred
                      Stock...................................................32
        Section 4.09. Restricted Payments.....................................34
        Section 4.10. Asset Sales.............................................37
        Section 4.11. Transactions with Affiliates............................39
        Section 4.12. Dividends and Other Payment Restrictions Affecting
                      Restricted Subsidiaries.................................40
        Section 4.13. Change of Control.......................................41
        Section 4.14. Payment of Additional Amounts...........................41

        Section 4.15. Exchange Note Guarantee.................................42
        Section 4.16. Exchange of Certificated Initial Notes or
                      Certificated New Notes for Global Notes.................42

ARTICLE V. SUCCESSORS.........................................................42
        Section 5.01. Merger, Consolidation or Sale of Assets.................43
        Section 5.02. Successor Corporation Substituted.......................43

ARTICLE VI. DEFAULTS AND REMEDIES.............................................44
        Section 6.01. Events of Default.......................................44
        Section 6.02. Acceleration............................................45
        Section 6.03. Other Remedies..........................................46
        Section 6.04. Waiver of Past Defaults.................................46
        Section 6.05. Control by majority.....................................46
        Section 6.06. Limitation on Suits.....................................46
        Section 6.07. Rights of Holders to Receive Payment....................47
        Section 6.08. Collection Suit by Trustee..............................47
        Section 6.09. Trustee May File Proofs of Claim........................47
        Section 6.10. Priorities..............................................47
        Section 6.11. Undertaking for Costs...................................48

ARTICLE VII. TRUSTEE..........................................................48
        Section 7.01. Duties of Trustee.......................................48
        Section 7.02. Rights of Trustee.......................................49
        Section 7.03. Individual Rights of Trustee............................49
        Section 7.04. Trustee's Disclaimer....................................49
        Section 7.05. Notice of Defaults......................................49
        Section 7.06. Reports by Trustee to Holders...........................50
        Section 7.07. Compensation and Indemnity..............................50
        Section 7.08. Replacement of Trustee..................................50
        Section 7.09. Successor Trustee by Merger, Etc........................51
        Section 7.10. Eligibility; Disqualification...........................51
        Section 7.11. Preferential Collection of Claims Against Company.......52

ARTICLE VIII. DISCHARGE OF INDENTURE..........................................52
        Section 8.01. Termination of Company's Obligations....................52
        Section 8.02. Option to Effect Defeasance.............................52
        Section 8.03. Application of Trust Money..............................54
        Section 8.04. Repayment to Company....................................54
        Section 8.05. Reinstatement...........................................54

ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................55
        Section 9.01. Without Consent of Holders..............................55
        Section 9.02. With Consent of Holders.................................55
        Section 9.03. Compliance with Trust Indenture Act.....................56
        Section 9.04. Revocation and Effect of Consents.......................56
        Section 9.05. Notation on or Exchange of Notes........................57
        Section 9.06. Trustee Protected.......................................57

ARTICLE X. MISCELLANEOUS......................................................57
        Section 10.01.Trust Indenture Act Controls............................57
        Section 10.02.Notices.................................................57
        Section 10.03.Communication by Holders with Other Holders.............58
        Section 10.04.Certificate and Opinion as to Conditions Precedent......58

        Section 10.05.Statements Required in Certificate or Opinion...........58
        Section 10.06.Rules by Trustee and Agents.............................58
        Section 10.07.Legal Holidays..........................................59
        Section 10.08.No Recourse Against Others..............................59
        Section 10.09.Counterparts and Facsimile Signatures...................59
        Section 10.10.Variable Provisions.....................................59
        Section 10.11.Governing Law...........................................60
        Section 10.12.No Adverse Interpretation of Other Agreements...........60
        Section 10.13.Successors..............................................60
        Section 10.14.Severability............................................60
        Section 10.15.Table of Contents, Headings, Etc........................60

Exhibit A  Form of Face of Initial Note
Exhibit B  Form of Face of New Note
Exhibit C  Form of Transfer  Certificate  for  Transfer  from Rule 144A Global
            Note to Regulation S Global Note
Exhibit D  Form of Transfer  Certificate from Regulation S Global Note to Rule
            144A Global Note
Exhibit E  Form of  Transfer  Certificate  for  Transfer  From  Global Note on
            Restricted Note to Restricted Note
Exhibit F  Form of Accredited Investor Transferee Certificate
Exhibit G  Form of  Certificate  for Transfers of Regulation S Global Note for
            Restricted Notes
Exhibit H  Form of Exchange Note Guarantee
Exhibit I  Form of Opinions of Counsel to Parent

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section

310 (a)(1)............................................................7.10
(a)(2) ...............................................................7.10
(a)(3)................................................................N.A.
(a)(4)................................................................N.A.
(a)(5)................................................................7.10
(b)...................................................................7.08,
                                                                      7.10
(c)...................................................................N.A.
311(a)................................................................7.11
(b)...................................................................7.11
(c)...................................................................N.A.
312 (a)...............................................................2.05
(b)...................................................................10.03
(c)...................................................................10.03
313(a)................................................................7.06
(b)(1)................................................................N.A.
(b)(2)................................................................7.06
(c)...................................................................7.06
(d)...................................................................7.06
314(a)................................................................4.02
                                                                      4.03,
(b)...................................................................N.A.
(c)(1)................................................................10.04
(c)(2)................................................................10.04
(c)(3)................................................................N.A.
(d)...................................................................N.A.
(e)...................................................................N.A.
(f)...................................................................N.A.
315(a)................................................................7.01(b)
(b)...................................................................7.05
(c) ..................................................................7.01(a)
(d)...................................................................7.01(c)
(e)...................................................................6.11
316 (a)(last sentence)................................................2.09
(a)(1)(A).............................................................6.05
(a)(1)(B).............................................................6.04
(a)(2)................................................................N.A.
(b)...................................................................6.07
(c)...................................................................9.04
317 (a)(1)............................................................6.08
(a)(2)................................................................6.09
(b)...................................................................2.04
318 (a)...............................................................N.A.

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

      INDENTURE, dated as of March 17, 1999, between NTL Incorporated, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01) of the Company's Senior Exchange Notes due the Applicable Maturity Date and, if and when issued in exchange for Initial Notes, the Company's Series B Senior Exchange Notes due the Applicable Maturity Date:

                                   ARTICLE I.

SECTION 1.01.  DEFINITIONS.

      "9 1/2% Notes" means the Company's 9 1/2% Senior Notes due 2008 and the Company's 9 1/2% Series B Senior Notes due 2008.

      "9 3/4% Notes" means the Company's 9 3/4% Senior Deferred Coupon Notes due 2008 and the Company's 9 3/4% Series B Senior Deferred Coupon Notes due 2008.

      "10% Notes" means the Company's 10% Series B Senior Notes due 2007.

      "10 3/4% Notes" means the Company's 10 3/4% Senior Deferred Coupon Notes due 2008 and the Company's 10 3/4% Series B Senior Deferred Coupon Notes due 2008.

      "11 1/2% Deferred Coupon Notes" means the Company's 11 1/2% Series B Senior Deferred Coupon Notes due 2006.

      "11 1/2% Notes" means the Company's 11 1/2% Senior Notes due 2008 and the Company's 11 1/2% Series B Senior Notes due 2008.

      "12 3/4% Notes" means the Company's 12 3/4% Series A Senior Deferred Coupon Notes due 2005.

      "123/8% Notes" means the Company's 123/8% Senior Deferred Coupon Notes due 2008.

      "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time such Acquired Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such Acquired Person merging with or into or becoming a Subsidiary of such specified Person.

      "Acquired Person" has the meaning specified in the definition of Acquired Debt.

      "Adjusted Total Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (including the amount of any Investment in any Non-Restricted Subsidiary), except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as calculated in conformity with GAAP. For purposes of this Adjusted Total Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

      "Adjusted Total Controlled Assets" means the total amount of assets of the Company and its Cable Controlled Subsidiaries, except to the extent resulting from write-ups of assets (other than write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and such Cable Controlled Subsidiaries; and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and such Restricted Subsidiaries, all as calculated in conformity with GAAP; provided that Adjusted Total Controlled Assets shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to the aggregate amount of all Investments of the Company or any such Cable Controlled Subsidiaries in any Person other than a Cable Controlled Subsidiary, except Cash Equivalents. For purposes of this Adjusted Total Controlled Assets definition, (a) assets shall be calculated less applicable accumulated depreciation, accumulated amortization and other valuation reserves, and (b) all calculations shall exclude all intercompany items.

      "Administrative Agent" means Goldman Sachs Credit Partners L.P. acting in its capacity as administrative agent under the Bridge Loan Agreement, and its successors and assigns.

      "Affiliate" of any specified Person means any other Person directly indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar or Paying Agent.

      "Annualized Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

      "Applicable Maturity Date" means, with respect to the Notes, September 14, 2004, December 16, 2005 or February 2, 2008, as specified on each Note.

      "Asset Sale" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 4.13 or 5.01 hereof) or (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any Equity Interests of any of the Company's Restricted Subsidiaries to any Person; in either case other than (A) to (w) the Company, (x) any Wholly Owned Subsidiary, or (y) any Subsidiary which is a Subsidiary of the Company on the Loan Date provided that at the time of and after giving effect to such issuance, sale, lease, transfer, conveyance or other disposition to such Subsidiary, the Company's ownership percentage in such Subsidiary is equal to or greater than such percentage on the Loan Date or (B) the issuance, sale, transfer, conveyance or other disposition of Equity Interests of a Subsidiary in exchange for capital contributions made on a pro rata basis by the holders of the Equity Interests of such Subsidiary.

      "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

      "Bridge Loan Agreement" means the Bridge Loan Agreement dated as of March __, 1999, among the Company, the Lenders named therein and Goldman Sachs Credit Partners L.P. as arranger and administrative agent, as amended, modified or supplemented from time to time.

      "Bridge Loans" means, collectively, up to $1.35 billion in aggregate principal amount of Series A Bridge Loans, Series B Bridge Loans and Series C Bridge Loans made to the Company pursuant to the terms of the Bridge Loan Agreement.

      "Bridge Notes" means the Bridge Notes representing Indebtedness of the Company incurred pursuant to the Bridge Loan Agreement.

      "Business Day" means any day that is not a Legal Holiday.

      "Cable Assets" means tangible or intangible assets, licenses (including, without limitation, Licenses) and computer software used in connection with a Cable Business.

      "Cable Business" means (i) any Person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or the Republic of Ireland and (ii) any Cable Related Business.

      "Cable Controlled Property" means a Cable Controlled Subsidiary or a Cable Asset held by a Cable Controlled Subsidiary.

      "Cable Controlled Subsidiary" means any Restricted Subsidiary that is primarily engaged, directly or indirectly, in one or more Cable Businesses.

      "Cable Related Business" means a Person which directly or indirectly owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including from the sale of any property received for the Capital Stock or the fair market value of such property, as determined by an independent appraisal firm) received by the Company or any Subsidiary of the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock after October 14, 1993 (including Capital Stock of the Company issued after October 14, 1993 upon conversion of or in exchange for other securities of the Company).

      "Cash Equivalents" means (i) Permitted Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government, a European Union member government or any agency or instrumentality thereof having maturities of not more than six months and two days from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States, the United Kingdom, the Republic of Ireland or any other European Union member having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated P-1 or the equivalent thereof by Moody's or A-1 or the equivalent thereof by S & P and in each case maturing within six months and two days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

      "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),
(ii) the approval by the requisite stockholders of the Company of a plan of liquidation or dissolution of the Company, (iii) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

      "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Decline.

      "Company" means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor.

      "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

      "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a

Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Convertible Subordinated Notes" means the Company's 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of June 12, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee and the 7% Convertible Subordinated Notes issued pursuant to an indenture dated as of December 16, 1998, between the Company and The Chase Manhattan Bank, as trustee.

      "Credit Facility" means the Facilities Agreement, dated October 17, 1997, between NTL (UK) Group Inc., as principal guarantor, Chase Manhattan plc, as arranger, Chase Manhattan International Limited, as agent and security trustee and the Chase Manhattan Bank as issuer, as such Facilities Agreement may be supplemented, amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in an aggregate outstanding principal amount not to exceed the greater of (i) (pound)555 million and (ii) the amount of the aggregate commitments thereunder as the same may be increased after March 13, 1998 as contemplated by the Facilities Agreement as amended or supplemented to March 13, 1998, but in no event greater than (pound)875 million, less in each case, the aggregate amount of all Net Proceeds of Asset Sales that have been applied to permanently reduce Indebtedness under the Credit Facility pursuant Section 4.10 hereof. Indebtedness that may otherwise be incurred under this Indenture may, but need not, be incurred under the Credit Facility without regard to the limit set forth in the preceding sentence. Indebtedness outstanding under the Credit Facility on the date hereof shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.08(b)(i).

      "Cumulative EBITDA" means the cumulative EBITDA of the Company from and after the Loan Date to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero; provided, however, that EBITDA of Non-Restricted Subsidiaries shall not be included.

      "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from the Loan Date to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Depositary" shall mean The Depository Trust Company, its nominees and their respective successors.

      "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

      "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash item reducing Consolidated Net Income for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock).

      "Escrow Agent" means The Chase Manhattan Bank acting in its capacity as escrow agent under the Escrow Agreement, and its successors and assigns.

      "Escrow Agreement" means the Escrow Agreement dated as of the Loan Date, between the Company, the Administrative Agent and the Escrow Agent, as amended, modified or supplemented from time to time.

      "European Union member" means any country that is or becomes a member of the European Union or any successor organization thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Date" with respect to any Initial Note delivered to the Trustee by the Escrow Agent, has the meaning set forth in the Exchange Notice delivered by the Escrow Agent to the Trustee with such Initial Note.

      "Exchange Notice" has the meaning specified in the Escrow Agreement.

      "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the Loan Date, until such amounts are repaid, including, without limitation, the Existing Notes.

      "Existing Notes" means the Old Notes and the Convertible Subordinated
Notes.

      "Funding Date A" means the initial date on which Bridge Loans are made to the Company pursuant to the terms of the Bridge Loan Agreement, prompt written notice of which shall be given to the Trustee by the Company.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Loan Date and are applied on a consistent basis.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Holder" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount

      "Indenture" means this Indenture, as amended from time to time.

      "Initial Notes" means the Senior Exchange Notes due the Applicable Maturity Date of the Company held in escrow pursuant to the Escrow Agreement and authenticated pursuant to Section 2.02.

      "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement, the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

      "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances and loans, joint property ownership and other arrangements, in each case, made to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "License" means any license issued or awarded pursuant to the Broadcasting Act 1990, the Cable and Broadcasting Act 1984, the Telecommunications Act 1984 or the Wireless Telegraphy Act 1948 (in each case, as such Acts may, from time to time, be amended, modified or re-enacted) (or equivalent statutes of any jurisdiction) to operate or own a Cable Business.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or successor statutes) of any jurisdiction).

      "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 3(c) of the Registration Rights Agreement and Section 2 of the Initial Notes.

      "Loan Date" means March 17, 1999, the date of the Bridge Loan Agreement.

      "Material License" means a License held by the Company or any of its Subsidiaries which License at the time of determination covers a number of Net Households which equals or exceeds 5% of the aggregate number of Net Households covered by all of the Licenses held by the Company and its Subsidiaries at such time.

      "Material Subsidiary" means (i) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Investment Holdings Limited, NTL Group Limited, CableTel Surrey Limited, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and (ii) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

      "Monetize" means a strategy with respect to Equity Interests that generates an amount of cash equal to the fair value of such Equity Interests.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Households" means the product of (i) the number of households covered by a License in the United Kingdom and (ii) the percentage of the entity holding such License which is owned directly or indirectly by the Company.

      "Net Income" means, with respect to any Person for a specific period, the net income (loss) of such Person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

      "New Notes" means the Series B Senior Exchange Notes due the Applicable Maturity Date of the Company issued pursuant to this Indenture in connection with a resale of Notes in reliance on the Shelf Registration Statement.

      "Non-Controlled Subsidiary" means an entity which is not a Cable Controlled Subsidiary.

      "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness as to which none of the Company, nor any Restricted Subsidiary: (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable; or (iii) constitutes the lender.

      "Non-Restricted Subsidiary" means (A) a Subsidiary that (a) at the time of its designation by the Board of Directors as a Non-Restricted Subsidiary has not acquired any assets (other than as specifically permitted by clause (e) of "Permitted Investments" or Section 4.09 hereof), at any previous time, directly or indirectly from the Company or any of its Restricted Subsidiaries, (b) has no Indebtedness other than Non-Recourse Debt and (c) that at the time of such designation, after giving pro forma effect to such designation, the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation, provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such designation is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such designation; (B) any Subsidiary which (a) has been acquired or capitalized out of or by Equity Interests (other than Disqualified Stock) of the Company or Capital Stock Sale Proceeds therefrom, (b) has no Indebtedness other than Non-Recourse Debt and (c) is designated as a Non-Restricted Subsidiary by the Board of Directors or is merged, amalgamated or consolidated with or into, or its assets or capital stock is to be transferred to, a Non-Restricted Subsidiary; or (C) any Subsidiary of a Non-Restricted Subsidiary.

      "Notes" means (i) the Initial Notes and (ii) the New Notes.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company. See Sections 10.04 and 10.05 hereof.

      "Old Notes" means the 123/8% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes and the 11 1/2% Notes.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 10.04 and 10.05 hereof.

      "Other Qualified Notes" means any outstanding senior indebtedness of the Company issued pursuant to an indenture having a provision substantially similar to Section 4.10 hereof (including, without limitation, the 123/8% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 10% Notes, the 9 3/4% Notes, the 9 1/2% Notes and the 11 1/2% Notes).

      "Parent" means any Person that is formed or organized as a holding company for the Company and its Subsidiaries.

      "Permitted Acquired Debt" means, with respect to any Acquired Person (including, for this purpose, any Non-Restricted Subsidiary at the time such Non-Restricted Subsidiary becomes a Restricted Subsidiary), Acquired Debt of such Acquired Person and its Subsidiaries in an amount (determined on a consolidated basis) not exceeding the sum of (x) amount of the gross book value of property, plant and equipment of the Acquired Person and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Acquired Person (which may be unaudited) prior to the date it becomes an Acquired Person and (y) the aggregate amount of any Cash Equivalents held by such Acquired Person at the time it becomes an Acquired Person.

      "Permitted Currency" means the lawful currency of the United States or a European Union member.

      "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
(ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

      "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

      "Permitted Investments" means (a) any Investments in the Company or in a Cable Controlled Property or in a Qualified Subsidiary (including, without limitation, (i) Guarantees of Indebtedness of the Company, a Cable Controlled Subsidiary or a Qualified Subsidiary, (ii) Liens securing such Indebtedness or Guarantees or (iii) the payment of any balance deferred and unpaid of the purchase price of any Qualified Subsidiary); (b) any Investments in Cash Equivalents; (c) Investments by the Company in Indebtedness of a counter-party to an Exchange Rate Contract for hedging a Permitted Currency exchange risk that are made, for purposes other than speculation, in connection with such contract to hedge not more than the aggregate principal amount of the Indebtedness being hedged (or, in the case of Indebtedness issued with original issue discount, based on the amounts payable after the amortization of such discount); (d) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Cable Controlled Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; and (e) any issuance, transfer or other conveyance of Equity Interests (other than Disqualified Stock) in the Company (or any Capital Stock Sale Proceeds therefrom) to a Subsidiary of the Company.

      "Permitted Liens" means (a) Liens in favor of the Company; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any of its Subsidiaries other than the property or assets subject to the Liens prior to such merger or consolidation; (c) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens existing on the Loan Date; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (f) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties or minor imperfections of title that, in the aggregate, are not material in amount, and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries.

      "Permitted Non-Controlled Assets" means Equity Interests in any Person primarily engaged, directly or indirectly, in one or more Cable Businesses if such Equity Interests (x) were acquired by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale or any Investment otherwise permitted under the terms of the Indenture and (y) to the extent that, after giving pro forma effect to the acquisition thereof by the Company or any of its Restricted Subsidiaries, Adjusted Total Controlled Assets is greater than 80% of Adjusted Total Assets based on the most recent consolidated balance sheet of the Company.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means the 13% Senior Redeemable Exchangeable Preferred Stock of the Company with an original aggregate liquidation preference of $100,000,000.

      "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business (without giving effect to clause (iii) of the definition of Consolidated Net Income); and provided further that, with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

      "Qualified Subsidiary" means a Wholly Owned Subsidiary, or an entity that will become a Wholly Owned Subsidiary after giving effect to the transaction being considered, that at the time of and after giving effect to the consummation of the transaction under consideration, (i) is a Cable Business or holds only Cable Assets, (ii) has no Indebtedness (other than Indebtedness being incurred to consummate such transaction) and (iii) has no encumbrances or restrictions (other than such encumbrances or restrictions imposed or permitted by this Indenture, the indentures governing the Old Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Subsidiaries.

      "Rating Agencies" means (i) S&P, (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

      "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into


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account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB-to B+, will constitute a decrease of one gradation).

      "Rating Date" means that date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

      "Ratings Decline" means the occurrence of any of the following events on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or any Person to effect a Change of Control (which period shall be extended so long as the rating of any of the Company's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Company's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Company's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such securities by both of the Rating Agencies shall be below Investment Grade, or (c) in the event any of the Company's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

      "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Loan Date, between the Company and Goldman Sachs Credit Partners L.P., as amended, modified or supplemented from time to time.

      "Replacement Assets" means (w) Cable Assets, (x) Equity Interests of any Person engaged, directly or indirectly, primarily in a Cable Business, which Person is or will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests, (y) Permitted Non-Controlled Assets or (z) any combination of the foregoing.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company which is not a Non-Restricted Subsidiary.

      "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

      "S&P" means Standard & Poor's Ratings Group and its successors.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.


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

      "Shelf Registration Statement" means the Shelf Registration as defined in the Registration Rights Agreement.

      "Specified Premium" means, with respect to each Note, (i) during the one-year period commencing on the fifth anniversary of Funding Date A, the Specified Premium shall equal a percentage of the principal amount of such Note equal to 50% of the fixed interest rate on such Note; and (ii) during each one-year period commencing on the sixth anniversary of Funding Date A until the date that is two years prior to the maturity of the applicable Note, the Specified Premium, referred to in clause (i) shall decline ratably. For example, if the fixed interest rate on a Note having a maturity of 10 years was equal to 15%, then the Specified Premium would equal (a) 7.5% during the one-year period commencing on the fifth anniversary of Funding Date A and ending on the day prior to the sixth anniversary of Funding Date A; (b) 5.0% during the one-year period commencing on the sixth anniversary of Funding Date A and ending on the day prior to the seventh anniversary of Funding Date A; (c) 2.5% during the one-year period commencing on the seventh anniversary of Funding Date A and ending on the day prior to the eighth anniversary of Funding Date A; (d) 0% during the one-year period commencing on the eighth anniversary of Funding Date A and ending on the day prior to the ninth anniversary of Funding Date A; and
(e) 0% during the one-year period commencing on the ninth anniversary of Funding Date A and ending on the day prior to the tenth anniversary of Funding Date A.

      "Subordinated Debentures" means the debentures exchangeable by the Company for the Preferred Stock in accordance with the Certificate of Designations therefor.

      "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (ss.)(ss.) 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

      "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by the Company.

SECTION 1.02. OTHER DEFINITIONS.

                                                     Defined
               Term                                 in Section
               ----                                 ----------
               "Additional Amounts"....................4.14
               "Affiliate Transaction".................4.11
               "Agent Member"..........................2.01
               "Asset Sale Offer"......................4.10
               "Bankruptcy Law"........................6.01
               "Cedel".................................2.01
               "Change of Control Payment".............4.13
               "Commencement Date".....................3.09
               "Custodian".............................6.01
               "Defeasance"............................8.02
               "Euroclear".............................2.01
               "Event of Default"......................6.01
               "Excess Proceeds".......................4.10
               "Exchange Note Guarantee"...............4.15
               "Global Note"...........................2.01
               "incur".................................4.08
               "Legal Holiday"........................10.08
               "Offer Amount"..........................3.09
               "Officer"..............................10.11
               "Paying Agent"..........................2.03
               "Payment Default".......................6.01
               "Purchase Date".........................3.09
               "Purchase Offer"........................4.13
               "QIBs"..................................2.01
               "Refinancing Indebtedness"..............4.08
               "Regulation S"..........................2.01
               "Regulation S Global Note" .............2.01
               "Registrar".............................2.03
               "Restricted Notes"......................2.01
               "Restricted Payments"...................4.09
               "Rule 144A".............................2.01
               "Rule 144A Global Note".................2.01
               "Tender Period".........................3.09
               "U.S. Government Obligations"...........8.02

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company or any other obligor on the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

            (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

            (d) "or" is not exclusive;

            (e) words in the singular include the plural, and in the plural include the singular;

            (f) provisions apply to successive events and transactions;

            (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

            (h) a reference to "$" or U.S. Dollars is to United States dollars and a reference to "(pound)" or pounds sterling is to British pounds sterling.

SECTION 1.05. EFFECTIVENESS OF INDENTURE.

      The provisions of this Indenture as set forth in Article IV, Article V and
Article VI shall not be effective unless and until the Company issues any Notes hereunder and such Notes are released from escrow by the Escrow Agent.

                                   ARTICLE II.
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

            (a) General.

      The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The New Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A and Exhibit B are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes.

      Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

      Initial Notes offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto ("Rule 144A Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (c) Book-Entry Provisions.

      This Section 2.01(c) shall apply only to the Regulation S Global Note, the Rule 144A Global Note and the New Notes issued in the form of one or more permanent Global Notes (collectively, the "Global Notes") deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Notes or in accordance with Section 4.16 authenticate and deliver one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

      Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global

Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

            (d) Certificated Notes.

      Notwithstanding any other provisions in this Indenture to the contrary, the Initial Notes held in escrow by the Escrow Agent pursuant to the Escrow Agreement shall be certificated and shall bear the Restricted Notes Legend set forth in Exhibit A hereto, but such Initial Notes shall not bear the Global Notes Legend. Such Initial Notes shall be Restricted Notes.

      In addition to the provisions of Section 2.10, owners of beneficial interests in Global Notes may, upon request to the Trustee, receive a certificated Initial Note, which certificated Initial Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto ("Restricted Notes").

      After a transfer or exchange of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Initial Notes and pursuant thereto, all requirements for Restricted Notes Legends on such Initial Note will cease to apply, and a certificated New Note without a Restricted Notes Legend will be available to the Holder of such Initial Notes.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

      One Officer shall sign the Notes for the Company by manual or facsimile signature.

      If the Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall upon receipt from the Escrow Agent of a copy of an Exchange Notice, together with an Initial Note(s) executed by the Company, authenticate such Initial Note(s), having an Applicable Maturity Date, interest rate, principal amount and payee as set forth in such Exchange Notice, provided, that the aggregate principal amount of all Notes issued hereunder may not exceed the amount stated in paragraph 6 of the Initial Notes. On the Exchange Date, the Trustee shall deliver such Initial Note(s) to the Holder thereof. Notwithstanding any other provisions in this Indenture, the aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein, except as provided in Section 2.07.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

      The Company shall maintain in the Borough of Manhattan, City of New York, State of New York and, if and as long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) offices or agencies where the Notes may be presented for payment ("Paying Agent"). The Company initially designates the Trustee at its corporate trust offices in the Borough of Manhattan, City of New York, State of New York to act as principal Registrar and Paying Agent and Chase Manhattan Bank Luxembourg S.A. to act as a Registrar and Paying Agent. The principal Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent or Registrar.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest, Liquidated Damages, if any, or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05. HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. TRANSFER AND EXCHANGE.

      Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof).

      The Company shall not be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to


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

register the transfer, or exchange, of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note.

            (i) Except for transfers or exchanges made in accordance with clauses (ii) through (iv) of this Section 2.06(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

            (ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Notes. Upon receipt by the principal Registrar of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the principal Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and
      (3) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest, then the principal Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount at maturity of the Rule 144A Global Note and to increase or cause to be increased the principal amount at maturity of the Regulation S Global Note by the aggregate principal amount at maturity of the beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial Interest in the Regulation S Global Note equal to the reduction in the principal amount at maturity of the Rule 144A Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

            (iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in the Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the principal Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase,
      (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Global Note and to increase or cause to be increased the principal amount at maturity of the Rule 144A Global Note by the aggregate principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

            (iv) Global Note to Restricted Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate principal amount as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the owner of such beneficial interest to the effect set forth therein, (3) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate principal amount in accordance with the instructions referred to above.

            (v) Restricted Note to Restricted Note. If a Holder of a Restricted Note wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Note, cause the exchange of such Restricted Note for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the principal Registrar of (1) such Restricted Note, duly endorsed as provided herein, (2) instructions from such Holder directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate principal amount as the Restricted Note to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (3) a certificate from the Holder of the Restricted Note to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

            (vi) Other Exchanges. In the event that a beneficial interest in a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.10, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Regulation S or any other available exemption from registration, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (vii) Distribution Compliance Period. Prior to the termination of the "distribution compliance period" (as defined in Regulation S) with respect to the issuance of the Notes, transfers of interests in the Regulation S Global Note to "U.S. Persons" (as defined in Regulation S) shall be limited to transfers to QIBs made pursuant to the provisions of Sections 2.06(a)(iii). The Company shall advise the Trustee as to the termination of the distribution compliance period and the Trustee may rely conclusively thereon.

            (viii) Regulation S Global Note to Certificated Note. Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit G hereto and subject to the rules and procedures of the Depositary or its direct or indirect participants, including Euroclear and Cedel, an interest in a Regulation S Global Note may be exchanged for a certificated Restricted Note.

            (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Notes Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Regulation S or any other available exemption from registration under the Securities Act or, with respect to Restricted Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Initial Notes that do not bear the legend. With respect to any transfer or exchange of any Initial Note during the period of the effectiveness of a Shelf Registration Statement, the Company shall execute New Notes that do not have a Restricted Notes Legend and shall deliver such New Notes to the Trustee for authentication, as applicable.

            (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

            (d) In any transfer, exchange or replacement of a Note or a beneficial interest therein contemplated by this Indenture, the Note issued in connection with such transfer, exchange or replacement or the Global Note that is reduced or increased in connection therewith shall have the same terms as (i) the Note presented or surrendered for transfer, exchange or replacement or in lieu of which such replacement Note was issued or (ii) the Global Note the beneficial interest in which is being transferred or exchanged.

SECTION 2.07. REPLACEMENT NOTES.

      If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, such Note ceases to be outstanding and interest on it ceases to accrue.

      Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09. TREASURY NOTES.

      In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES; GLOBAL NOTES.

            (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

            (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only in accordance with Section 2.01(d) or if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

            (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to Section 2.01(d) or to this Section 2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Initial Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note in the form of certificated Notes delivered in exchange for an interest in the Global Notes shall, except as otherwise provided by Section 2.06(b) bear the Restricted Notes Legend set forth in Exhibit A hereto.

            (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11. CANCELLATION.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

      If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

                                  ARTICLE III.
                                   REDEMPTION

SECTION 3.01. NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof or pursuant to the Optional Tax Redemption provision of the Notes (Section 8 of the Initial Notes and Section 7 of the New Notes), it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed, and in connection with an Optional Tax Redemption as provided in the Notes, such notice shall be accompanied by an Officers' Certificate to the effect that the conditions to such redemption contained herein have been complied with. The Company shall give each notice provided for in this Section 3.01 at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

      If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is to be redeemed in part only, the portion of the principal amount at maturity thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

            (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

            (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

      At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

      On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06. NOTES REDEEMED IN PART.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION AND OPTIONAL TAX REDEMPTION.

      Subject to Section 7 of the Initial Notes and Section 6 of the New Notes, the Company may redeem all or any portion of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Specified Premium plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date. The Company may also redeem all of the Notes in accordance with the Optional Tax Redemption provision of the Notes (Section 8 of the Initial

Notes and Section 7 of the New Notes). Any redemption pursuant to this Section
3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION

      The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09. ASSET SALE OFFER AND PURCHASE OFFER.

            (a) In the event that the Company shall commence an offer to all Holders of the Notes to purchase Notes pursuant to Section 4.10 hereof (the "Asset Sale Offer") or pursuant to Section 4.13 hereof (the "Purchase Offer"), the Company shall follow the procedures in this Section 3.09.

            (b) The Asset Sale Offer or the Purchase Offer, as the case may be, shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "Commencement Date") (as determined in accordance with Section 4.10 or 4.13 hereof, as the case may be), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.13 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or the Purchase Offer, as the case may be.

            (c) If the Purchase Date is (i) on or after an interest payment record date and (ii) on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

            (d) The Company shall provide the Trustee with notice of the Asset Sale Offer or the Purchase Offer, as the case may be, at least 10 days before the Commencement Date.

            (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Asset Sale Offer or the Purchase Offer and shall state:

            (i) that the Asset Sale Offer or the Purchase Offer is being made pursuant to this Section 3.09 and, as applicable, Section 4.10 or 4.13 hereof and the length of time the Asset Sale Offer or the Purchase Offer will remain open;

                 (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.10 or 4.13 hereof) and the Purchase Date, and in the case of a Purchase Offer made pursuant to Section 4.13 hereof, that all Notes tendered will be accepted for payment;

            (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer or the Purchase Offer will cease to accrue interest after the Purchase Date;

            (v) that Holders electing to have a Note or portion thereof purchased pursuant to any Asset Sale Offer or Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

            (vi) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount at maturity of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

            (vii) that, in the event of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee will select the Notes to be purchased pro rata or by a method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased; and

            (viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

      In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Company and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report (or would have been required to file if the Company remained a company incorporated in the United States), as the case may be, which the Company has filed (or would have been required to file if it remained a company incorporated in the United States) with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

            (f) At least one Business Day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Asset Sale Offer or the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this
      Section 3.09.

      The depositary, the Paying Agent or the Company, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Asset Sale Offer or the Purchase Offer on the Purchase Date.

            (g) For the purposes of calculating the allocation of available Excess Proceeds to the Notes and each issue of Other Qualified Notes on a pro rata basis according to accreted value or principal amount, as the case may be, the relevant principal amount or the accreted value, as the case may be, of any Other Qualified Notes denominated in a currency other than United States dollars will be nationally converted into United States dollars from the currency such Other Qualified Notes are denominated in (the "Base Currency");

            (i) in the case of determining the maximum principal amount or accreted value of Notes and Other Qualified Notes that may be purchased out of the Excess Proceeds, at the noon buying rate in the City of New York as certified for customs purposes by the Federal Reserve Bank of New York for cable transfers in the Base Currency (the "Noon Buying Rate") on the Business Day which is 10 Business Days prior to the Commencement Date; and

            (ii) in the case of determining the allocation of the remaining Excess Proceeds if the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders in the Asset Sale Offer exceeds the remaining amount of Excess Proceeds, at the Noon Buying Rate on the second Business Day preceding the Purchase Date.

            (h) The Asset Sale Offer or the Purchase Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes.

                                   ARTICLE IV.
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

      The Company shall pay the principal of, premium, if any, Liquidated Damages, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal of, premium, if any, Liquidated Damages, if any, and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, Liquidated Damages, if any, and premium, if any, at the applicable rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. REPORTS.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or the equivalent thereof under the Exchange Act for foreign private issuers in the event the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, in the form required by the rules and regulations of the SEC as in effect on the Loan Date. This Section 4.02 will apply notwithstanding that the Company becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands.

SECTION 4.03. COMPLIANCE CERTIFICATE.

      The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal, interest or Liquidated Damages, if any, on the Notes are prohibited.

      One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

      The Company will so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

      Immediately upon the occurrence of any event giving rise to the accrual of Liquidated Damages or the cessation of such accrual, the Company shall give the Trustee notice thereof and of the event giving rise to such accrual or cessation (such notice to be contained in an Officers' Certificate) and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such accrual has commenced or ceased, as the case may be.

SECTION 4.04. STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05. CORPORATE EXISTENCE.

      Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders. The Company shall notify the Trustee in writing of any subsidiary which qualifies as a Material Subsidiary and is not specified in clause (i) of the definition thereof.

SECTION 4.06. TAXES.

      The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.07. LIMITATIONS ON LIENS.

      Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

            (a) Permitted Liens;

            (b) Liens securing Indebtedness and related obligations to the extent such Indebtedness and related obligations are permitted under Sections 4.08(b)(i), (iii), (iv), (v), (viii), (ix) and (xi) hereof;

            (c) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 4.08 hereof; and

            (d) Liens securing Refinancing Indebtedness permitted to be incurred under Section 4.08 hereof; provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced.


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SECTION 4.08. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired
      Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock that is Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any of its Restricted Subsidiaries may issue shares of preferred stock that is Disqualified Stock if after giving effect to such issuance or incurrence on a pro forma basis, the sum of (x) Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, (y) the liquidation value of outstanding preferred stock of Restricted Subsidiaries and (z) the aggregate amount payable by the Company and its Restricted Subsidiaries, on a consolidated basis, upon redemption of Disqualified Stock to the extent such amount is not included in the preceding clause
      (y) shall be less than the product of Annualized Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued multiplied by 7.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such quarter.

            (b) The foregoing limitations in Section 4.08(a) shall not apply to:

            (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the Credit Facility;

            (ii) the issuance by any Restricted Subsidiary of preferred stock (other than Disqualified Stock) to the Company, any Restricted Subsidiary of the Company or the holders of Equity Interests in any Restricted Subsidiary on a pro rata basis to such holders;

            (iii) the incurrence of Indebtedness or the issuance of preferred stock by the Company or any of its Restricted Subsidiaries the proceeds of which are (or the credit support provided by any such Indebtedness is), in each case, used to finance the construction, capital expenditure and working capital needs of a Cable Business (including, without limitation, payments made pursuant to any License), the acquisition of Cable Assets or the Capital Stock of a Qualified Subsidiary;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50 million;

            (v) the incurrence by the Company or any Restricted Subsidiary of any Permitted Acquired Debt;

            (vi) the incurrence by the Company or any Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund the Notes, Existing Indebtedness or Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above or Indebtedness incurred pursuant to Section 4.08(a) hereof (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of, and any premium payable in respect of, such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have (A) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, and (B) a stated maturity no earlier than the stated maturity of, the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes as and to the extent of the Indebtedness being extended, refinanced, renewed, replaced or refunded;

            (vii) the issuance of the Preferred Stock in lieu of payment of cash interest on the Subordinated Debentures or the incurrence by the Company of Indebtedness represented by the Subordinated Debentures upon the exchange of the Preferred Stock in accordance with the Certificate of Designations therefor;

            (viii) Indebtedness under Exchange Rate Contracts, provided that such Exchange Rate Contracts are related to payment obligations under Existing Indebtedness or Indebtedness incurred under Section 4.08(a) or
      (b) hereof that are being hedged thereby, and not for speculation and that the aggregate notional amount under each such Exchange Rate Contract does not exceed the aggregate payment obligations under such Indebtedness;

            (ix) Indebtedness under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Existing Indebtedness or Indebtedness otherwise incurred pursuant to
      Section 4.08(a) or (b) hereof, and not for speculation;

            (x) the incurrence of Indebtedness between the Company and any Restricted Subsidiary, between or among Restricted Subsidiaries and between any Restricted Subsidiary and other holders of Equity Interests of such Restricted Subsidiary (or other Persons providing funding on their behalf) on a pro rata basis and on substantially identical principal financial terms; provided, however, that if any such Restricted Subsidiary that is the payee of any such Indebtedness ceases to be a Restricted Subsidiary or transfers such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be, at the time of such event; and

            (xi) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary received in the ordinary course of business in connection with the construction or operation of a Cable Business.

            (c) Any redesignation of a Non-Restricted Subsidiary as a Restricted Subsidiary shall be deemed for purposes of this Section 4.08 to be an incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Non-Restricted Subsidiary as of the time of such redesignation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

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      SECTION 4.09. RESTRICTED PAYMENTS.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company, or (z) pro rata dividends or pro rata distributions payable by a Restricted Subsidiary);

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

            (iii) voluntarily purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or

            (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Loan Date (including Restricted Payments permitted by clauses (ii) through (ix) of Section 4.09(b)), is less than the sum of
      (x) the difference between Cumulative EBITDA and 1.5 times Cumulative Interest Expense plus (y) Capital Stock Sale Proceeds plus (z) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which is or is required to be repaid or returned to such Non-Restricted Subsidiary); provided, however, that to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the amount credited pursuant to this clause (z) shall be the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Restricted Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Restricted Investment, in each case as determined in good faith by the Company's Board of Directors.

            (b) The foregoing provisions in Section 4.09(a) shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (ii) (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or (y) an Investment in any Person, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity

      Interests (other than any Disqualified Stock) of the Company, provided that the Company delivers to the Trustee:

                  (1) with respect to any transaction involving in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction is approved by a majority of the directors on the Board of Directors; and

                  (2) with respect to any transaction involving in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience, together with an Officers' Certificate to the effect that such opinion complies with this clause (2), provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y), above;

            (iii) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which (A) has no Indebtedness on a consolidated basis other than Indebtedness incurred to finance the purchase of equipment used in a Cable Business, (B) has no restrictions (other than restrictions imposed or permitted by this Indenture or the indentures governing the Other Qualified Notes or any other instrument governing unsecured indebtedness of the Company which is pari passu with the Notes) on its ability to pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries, (C) is or will be a Cable Business and (D) uses the proceeds of such Investment for constructing a Cable Business or the working capital needs of a Cable Business;

            (iv) the redemption, purchase, defeasance, acquisition or retirement of Indebtedness that is subordinated to the Notes (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of (A) Equity Interests of the Company, provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y) above or (B) Refinancing Indebtedness permitted to be incurred under Section 4.08 hereof;

            (v) Investments by the Company or any Restricted Subsidiary in a Non-Controlled Subsidiary which is or will be a Cable Business in an amount not to exceed $80 million in the aggregate plus the sum of (x) cash received by the Company or a Restricted Subsidiary from a Non-Restricted Subsidiary (other than cash which was or is required to be repaid or returned to such Non-Restricted Subsidiary) and (y) Capital Stock Sale Proceeds (excluding the aggregate net sale proceeds to be received upon conversion of the Convertible Subordinated Notes), provided that the amount of such proceeds from the sale of such Equity Interests shall be excluded in each case from the Capital Stock Sale Proceeds for purposes of clause (a)(iv)(2)(y) above;

            (vi) Investments by the Company or any Restricted Subsidiary in Permitted Non-Controlled Assets;

            (vii) the extension by the Company or any Restricted Subsidiary of trade credit to a Non-Restricted Subsidiary extended on usual and customary terms in the ordinary course of business, provided that the aggregate amount of such trade credit shall not exceed $25 million at any one time;

            (viii) the payment of cash dividends on the Preferred Stock accruing on or after February 15, 2004 or any mandatory redemption or repurchase of the Preferred Stock, in each case, in accordance with the Certificate of Designations therefor; and

            (ix) the exchange of all of the outstanding shares of Preferred Stock for Subordinated Debentures in accordance with the Certificate of Designations for the Preferred Stock.

            (c) Any Investment in a Subsidiary (other than the issuance, transfer or other conveyance of Equity Interests of the Company (or any Capital Stock Sale Proceeds therefrom)) that is designated by the Board of Directors as a Non-Restricted Subsidiary shall become a Restricted Payment made on the date of such designation in the amount of the greater of (x) the book value of such Subsidiary on the date such Subsidiary becomes a Non-Restricted Subsidiary and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $25 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $25 million.

            (d) Not later than the fifth Business Day after making any Restricted Payment (other than those referred to in sub-clause (vii) of Section 4.09(b)), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10. ASSET SALES.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to cause, make or suffer to exist any Asset Sale, unless:

            (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

            (ii) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced for purposes of this Section 4.10 by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

            (iii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (w) Cash Equivalents, (x) Replacement Assets, (y) publicly traded Equity Interests of a Person who is, directly or indirectly, engaged primarily in one or more Cable Businesses; provided, however, that the Company or such Restricted Subsidiary shall Monetize such Equity Interests by sale to one or more Persons (other than to the Company or a Subsidiary thereof) at a price not less than the fair market value thereof within 180 days of the consummation of such Asset Sale, or (z) any combination of the foregoing clauses (w) through (y); provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the

      Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within five Business Days converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be Cash Equivalents (to the extent of the Cash Equivalents received in such conversion) for purposes of this clause (iii).

            (b) Within 360 days after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) shall cause the Net Proceeds from such Asset Sale:

            (i) to be used to permanently reduce Indebtedness of a Restricted Subsidiary; or

            (ii) to be invested or reinvested in Replacement Assets.

            Pending final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture or the indentures for the Other Qualified Notes.

            Any Net Proceeds from any Asset Sale that are not used or reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an offer (an "Asset Sale Offer") to all holders of Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Notes and the Other Qualified Notes and in accordance with Section 3.09(g)(i)) that may be purchased out of the Excess Proceeds (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes and (y) with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in
Section 3.09 hereof. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then such remaining Excess Proceeds shall be allocated pro rata according to accreted value or principal amount, as the case may be, to the Notes and each issue of the Other Qualified Notes and in accordance with Section 3.09(g)(ii), and the Trustee shall select the Notes to be purchased from the amount allocated to the Notes on the basis set forth in Section 3.09(e) hereof. Upon completion of such offers to purchase each of the Notes and the Other Qualified Notes, the amount of Excess Proceeds will be reset at zero.

            (c) Notwithstanding the provisions of Sections 4.10(a) and (b): the Company and its Subsidiaries may:

            (i) sell, lease, transfer, convey or otherwise dispose of assets or property acquired after October 14, 1993, by the Company or any Subsidiary in a sale-and-leaseback transaction so long as the proceeds of such sale are applied within five Business Days to permanently reduce Indebtedness of a Restricted Subsidiary or if there is no such Indebtedness or such proceeds exceed the amount of such Indebtedness then such proceeds or excess proceeds are reinvested in a Replacement Assets within 360 days after such sale, lease, transfer, conveyance or disposition;

            (ii) (x) swap or exchange assets or property with a Cable Controlled Subsidiary or (y) issue, sell, lease, transfer, convey or otherwise dispose of equity securities of any of the Company's Subsidiaries to a Cable Controlled Subsidiary, in each of cases (x) and (y) so long as (A) the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company after such transaction is equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction and (B) either (I) the assets so contributed consist solely of a license to operate a Cable Business and the Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately after and giving effect to such transaction equals or exceeds the number of Net Households covered by all of the licenses to operate cable and telephone systems held by the Company and its Restricted Subsidiaries immediately prior to such transaction or (II) the assets so contributed consist solely of Cable Assets and the value of the Capital Stock received, immediately after and giving effect to such transaction, as determined by an investment banking firm of recognized standing with knowledge of the Cable Business, equals or exceeds the value of Cable Assets exchanged for such Capital Stock; or

            (iii) issue, sell, lease, transfer, convey or otherwise dispose of Equity Interests (other than Disqualified Stock) of the Company (or any Capital Stock Sale Proceeds therefrom) to any Person (including Non-Restricted Subsidiaries).

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

            (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and

            (b) the Company delivers to the Trustee:

            (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with Section 4.11 (a) and such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors; and

            (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25 million or any series of Affiliate Transactions with an Affiliate involving aggregate payments in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with high yield experience together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided, however, that notwithstanding the foregoing provisions, the following shall not be deemed to be Affiliate Transactions:

                  (1) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or its predecessor or such Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions permitted by the provisions of Section 4.09 hereof;

                  (4) Liens permitted under Section 4.07 hereof which are granted by the Company or any of its Subsidiaries to an unrelated Person for the benefit of the Company or any other Subsidiary of the Company;

                  (5) any transaction pursuant to an agreement in effect on the Loan Date;

                  (6) the incurrence of Indebtedness by a Restricted Subsidiary where such Indebtedness is owed to the holders of the Equity Interests of such Restricted Subsidiary on a pro rata basis and on substantially identical principal financial terms;

                  (7) management, operating, service or interconnect agreements entered into in the ordinary course of business with any Cable Business in which the Company or any Restricted Subsidiary has an Investment and which is not a Cable Controlled Subsidiary (and of which no Affiliate of the Company is an Affiliate other than as a result of such Investment); and

                  (8) any tax sharing agreement.

SECTION 4.12. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or
      (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or

            (b) make loans or advances to the Company or any of its Subsidiaries, or

            (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

            (i) Existing Indebtedness as in effect on the Loan Date;

            (ii) this Indenture and the Notes;

            (iii) any agreement covering or relating to Indebtedness permitted to be incurred under Section 4.08(b)(i), (ii), (iii), (iv), (v), (viii) or
      (ix) hereof (but only, in the case of Section 4.08(b)(viii) or (ix), to the extent contemplated by the then-existing Credit Facility), provided that the provisions of such agreement permit any action referred to in clause (a) above in aggregate amounts sufficient to enable the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes, but provided further that: (x) any such agreement may nevertheless encumber, prohibit or restrict any action referred to in clause (a) above if an event of default under such agreement has occurred and is continuing or would occur as a result of any such action; and (y) any such agreement may nevertheless contain (I) restrictions limiting the payment of dividends or the making of any other distributions to all or a portion of excess cash-flow (or any similar formulation thereof) and (II) subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary;

            (iv) applicable law;

            (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

            (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (vii) provisions of joint venture or stockholder agreements, so long as such provisions are determined by a resolution of the Board of Directors to be, at the time of such determination, customary for such agreements;

            (viii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or the provisions of any agreement with respect to any Asset Sale (or transaction which, but for its size, would be an Asset Sale), solely with respect to the assets being sold; or

            (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are determined by a resolution of the Board of Directors to be no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13. CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in Section

      3.09 hereof (the "Purchase Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

            (b) Within 40 days following any Change of Control Triggering Event, the Company shall mail to each Holder the notice provided by Section 3.09(e).

SECTION 4.14. PAYMENT OF ADDITIONAL AMOUNTS.

      At least 10 days prior to the first date on which payment of principal and any premium, Liquidated Damages, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this Section 4.14, the Company shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether the Company is obligated to pay Additional Amounts (as defined in Section 3 of the Initial Notes or Section 2 of the New Notes) with respect to such payment of principal, or of any premium, Liquidated Damages, or interest on the Notes. If the Company will be obligated to pay Additional Amounts with respect to such payment, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or the Paying Agent such Additional Amounts. The Company shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.14.

      Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any, or Liquidated Damages, if any), Offer Amount, interest or any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.14 and Section 3 of the Initial Notes (or Section 2 of the New Notes) to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this
Section 4.14 and Section 3 of the Initial Notes (or Section 2 of the Exchange Notes) and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

SECTION 4.15. EXCHANGE NOTE GUARANTEE.

      In the event that the Parent is incorporated or organized with respect to the Company and its Subsidiaries, within five (5) Business Days of the date of the incorporation or organization of the Parent, the Company shall deliver, or cause to be delivered, to the Trustee (a) a guarantee (the "Exchange Note Guarantee") executed by the Parent substantially in the form attached hereto as Exhibit H, and (ii) opinions of counsel for the Parent substantially in the form attached hereto as Exhibit I, and (c) such other certificates and documents (including, but not limited to, a secretary's certificate, a certification of the organizational document of the Parent certified by the Secretary of State of the jurisdiction in which the Parent was incorporated or organized, and a good standing certificate) as the Trustee shall deem to be reasonably necessary or advisable, which certificates and document shall be in form and substance satisfactory to the Trustee and its counsel.


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SECTION 4.16. EXCHANGE OF CERTIFICATED INITIAL NOTES OR CERTIFICATED NEW NOTES
FOR GLOBAL NOTES.

      Upon the request of the Administrative Agent, acting on behalf of the holders of Bridge Notes and/or Holders of Initial Notes, or any Holder of an Initial Note or a New Note, the Company shall as soon as is reasonably practicable (i) enter into any necessary agreements with the Depositary in order to deposit Global Notes representing Initial Notes and/or New Notes with the Trustee, as custodian for the Depositary, file a PORTAL Application and obtain CUSIP and CINS numbers, such Global Notes to be authenticated by the Trustee upon a written order of the Company signed by two Officers and (ii) execute the necessary Global Notes and deliver such Global Notes to the Trustee for authentication. Thereafter, Holders of certificated Initial Notes or certificated New Notes may exchange such certificated Initial Notes or certificated New Notes with the Trustee for beneficial interests in the applicable Global Note. Global Notes representing Initial Notes shall be issued as Rule 144A Global Notes and/or Regulation S Global Notes, all as specified in such written order.


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

                                   ARTICLE V.
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS.

      The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

            (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or of the United States, any state thereof or the District of Columbia;

            (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

            (c) immediately after such transaction no Default or Event of Default exists;

            (d) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding the transaction; provided, however, that if the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of the Company may be 0.5 greater than such ratio immediately preceding such transaction; and

            (e) such transaction would not result in the loss of any material authorization or Material License of the Company or its Subsidiaries.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease,


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conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

      An "Event of Default" occurs if:

            (a) the Company defaults in the payment of interest (and Additional Amounts, if applicable, and Liquidated Damages, if applicable) on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

            (b) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

            (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.08, 4.09, or 4.13 hereof;

            (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by any of them to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

            (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Loan Date, which default:

            (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default"); or

            (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

            (f) a final judgment or final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company which remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

            (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case;

            (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

            (iv) makes a general assignment for the benefit of its creditors; or

            (v) generally is unable to pay its debts as the same become due;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any Material Subsidiary in an involuntary case;

            (ii) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property; or

            (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days; and

            (i) the revocation of a Material License.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION.

      If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to, the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section
6.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. In the case of any Event of Default pursuant to the provisions of
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 7 of the Initial Notes


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

(Section 6 in the case of the New Notes), an equivalent premium shall, upon demand of the Holders of at least 25% in principal amount of the then outstanding Notes delivered to the Company and the Trustee, also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

SECTION 6.03. OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

      The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and Liquidated Damages, if any, or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

      The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder gives to the Trustee notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.


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      A Holder may not use this Indenture to prejudice the rights of another
Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this Section.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First: to the Trustee for amounts due under Section 7.07 hereof;

      Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest (and Additional Amounts, if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest, respectively; and

      Third: to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section.

SECTION 6.11. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the


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

filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e), (f) or (i) (and subsection (a) or
      (b) if the Trustee does not act as Paying Agent) of Section 6.01 or of the identity of any Material Subsidiary referred to in clause (ii) of the definition thereof unless either (1) a Trust Officer of the Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Company or any Holder.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication or for compliance by the Company with the Registration Rights Agreement.

SECTION 7.05. NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

      Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (ss.) 313(a) if and to the extent required by such (ss.) 313(a). The Trustee also shall comply with TIA (ss.) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (ss.) 313(c).


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      A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

      Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      All amounts owing to the Trustee under this Section shall be payable by the Company in United States dollars.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (ss.) 310(b);

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA (ss.) 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08 hereof, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA (ss.) 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 10.11 hereof. The Trustee is subject to TIA (ss.) 310(b). The following indentures shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in TIA (ss.) 310(b): (a) indenture, dated as of April 20, 1995, between the Company and The Chase Manhattan Bank, as trustee, relating to the 12 3/4% Notes, as amended, (b) indenture, dated as of January 30, 1996, between the Company and The Chase Manhattan Bank, as trustee, relating to the 11 1/2% Deferred Coupon Notes, as amended, (c) indenture, dated as February 12, 1997, between the Company and The Chase Manhattan Bank, as trustee, relating to the 10% Notes, as amended, (d) indenture dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 9 1/2% Notes, (e) indenture, dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 10 3/4% Notes, (f) indenture, dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to Company's the 9 3/4% Notes, (g) indenture, dated as of November 2, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 11 1/2% Notes and (h) indenture, dated as of November 6, 1998, between the Company and The Chase Manhattan Bank, as trustee, relating to the Company's 123/8% Notes.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee is subject to TIA (ss.) 311(a), excluding any creditor relationship listed in TIA (ss.) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (ss.) 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                             DISCHARGE OF INDENTURE

SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.

      This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07 and 8.03 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

SECTION 8.02. OPTION TO EFFECT DEFEASANCE.

      Subject to the first sentence of Section 3.07, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have this Section 8.02 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section. Subject to the first sentence of Section 3.07, upon the Company's election to have this Section 8.02 apply to all the outstanding Notes, the Company shall, subject to the satisfaction of the conditions set forth in the next paragraph, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date such conditions are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Obligations represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in the following paragraph, payments in respect of the principal of and interest on such Notes when such payments are due; (ii) the Company's obligations with respect to such Notes under Article II hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and (iv) this Article VIII.

            In order to exercise Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, pursuant to an irrevocable trust and security agreement in form satisfactory to the Trustee, money in U.S. dollars sufficient or U.S. Government Obligations the principal of and interest on which will be sufficient or a combination thereof sufficient in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof (in form satisfactory to the Trustee) to pay the principal of, premium, if any, Liquidated Damages, if any, and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, Liquidated Damages, if any, and interest, if any, on the outstanding Notes;

            (b) the Company shall have delivered to the Trustee, an Opinion of Counsel (which counsel may be an employee of the Company) reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Loan Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

            (c) no Event of Default shall have occurred and be continuing on the date of such Defeasance (other than an Event of Default resulting from or related to the incurrence of Indebtedness, the proceeds of which are to be applied to such deposit) or, insofar as Sections 6.01(g) and (h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to the effect of any Bankruptcy Law insofar as those apply to the deposit by the Company);

            (d) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit (or such greater period referred to in (c) above), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

            (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

            (g) the deposit shall not result in the Company, the Trustee or the trust fund established pursuant to (a) above being subject to regulation under the Investment Company Act of 1940, as amended;

            (h) Holders of the Notes will have a valid, perfected and unavoidable (under applicable Bankruptcy Law), subject to the passage of time referred to clause (e) above, first priority security interest in the trust funds; and

            (i) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (subject to customary exceptions), each stating that all conditions precedent provided for or relating to the Defeasance have been complied with.

      "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal, premium, if any, Liquidated Damages, if any, or interest (including Additional Amounts, if applicable) on the Notes, the U.S. Government Obligations shall be payable as to principal, premium, if any, Liquidated Damages, if any, or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.03. APPLICATION OF TRUST MONEY.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, Liquidated Damages, if any, and interest, if any, on the Notes.

SECTION 8.04. REPAYMENT TO COMPANY.

      The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

      The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, Liquidated Damages, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

SECTION 8.05. REINSTATEMENT.

      If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 hereof or such request is revoked by such Holders; provided, however, that if the Company makes any payment of interest on or any premium or Liquidated Damages on, or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

      The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to comply with Section 5.01 hereof;

            (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (d) to make any change that does not adversely affect the interests hereunder of any Holder; or

            (e) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

SECTION 9.02. WITH CONSENT OF HOLDERS.

      Subject to Section 6.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes or, if no Notes are outstanding, the holders of a majority in aggregate principal amount of Bridge Notes then outstanding. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding or, if no Notes are outstanding, the holders of a majority in aggregate principal amount of Bridge Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected or, if no Notes are outstanding, the holders of at least a majority in aggregate principal amount of Bridge Notes then outstanding, an amendment, supplement or waiver under this Section may not:

            (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions of Sections 7 and 8 of the Initial Note and Sections 6 and 7 of the New Note (other than provisions relating to the covenants described under Sections 4.10 and 4.13);

            (c) reduce the rate of or change the time for payment of interest on any Note;

            (d) waive a default in the payment of the principal of, or interest, premium or Liquidated Damages, if any, on, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (e) except as contemplated by Section 10.07(e), make any Note payable in money other than that stated in the Note;

            (f) make any change in Section 6.04 or 6.07 hereof;

            (g) waive a redemption payment with respect to any Note; or

            (h) make any change in the foregoing amendment and waiver provisions of this Article 9.

      To secure a consent of the Holders under this Section 9.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

      The Trustee may conclusively rely on a written notice from the Administrative Agent as to the identity of the holders of the Bridge Notes and the principal amount of such Notes held by each such holder.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note or, if no Notes are outstanding, a holder of a Bridge Note, as applicable, is a continuing consent by the Holder of a Note or, if no Notes are outstanding, a holder of a Bridge Note, as applicable, and every subsequent Holder of a Note or portion of a Note and, if no Notes are outstanding, every subsequent holder of a Bridge Note or portion of a Bridge Note, as applicable, that evidences the same debt as the consenting Holder's Note or consenting holder's Bridge Note, as applicable, even if notation of the consent is not made on any Note or any Bridge Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note, and, if no Notes are outstanding, any such holder of a Bridge Note or subsequent holder of a Bridge Note may revoke the consent as to his Bridge Note or portion of a Bridge Note, if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes, or, if no Notes are outstanding, the holders of the requisite principal amount of Bridge Notes, have consented to the amendment, supplement or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through
(h) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate replacement Notes that reflect the amendment or waiver.

      Failure to make such notation on a Note or to issue a replacement Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

SECTION 9.06. TRUSTEE PROTECTED.

      The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X.
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

      This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

SECTION 10.02. NOTICES.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 10.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      All other notices or communications shall be in writing.

      In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

      Holders may communicate pursuant to TIA (ss.) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (ss.) 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

            (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. LEGAL HOLIDAYS.

      A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

SECTION 10.08. NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 10.09. COUNTERPARTS AND FACSIMILE SIGNATURES.

      This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10. VARIABLE PROVISIONS.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

      The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, of the year when the first Note is issued under this Indenture and is registered in the name of a holder of record and delivered pursuant to the terms of the Escrow Agreement.

      The reporting date for Section 7.06 hereof is March 15 of each year. The first reporting date is March 15, of the year when the first Note is issued under this Indenture and is registered in the name of a holder of record and delivered pursuant to the terms of the Escrow Agreement.

      The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

      The Company's address is:

            NTL Incorporated
            110 East 59th Street, 26th Floor
            New York, New York 10022
            Attention:  Richard J. Lubasch, Esq.
                     Senior Vice President and General Counsel

      The Trustee's address is:

            The Chase Manhattan Bank
            450 West 33rd Street
            New York, New York 10001
            Attention:  Capital Markets
                     Fiduciary Services

SECTION 10.11. GOVERNING LAW.

      THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 10.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13. SUCCESSORS.

      All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14. SEVERABILITY

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15. TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    NTL INCORPORATED, as Company

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    THE CHASE MANHATTAN BANK, as Trustee

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Notes Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR

(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFF-SHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                        [Original Issue Discount Legend]

      THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES TO THIS NOTE. THE ISSUE DATE OF THIS NOTE IS _____________________________. THE ISSUE PRICE OF THIS NOTE IS $_______________ PER $1000.00 OF INITIAL PRINCIPAL AMOUNT AT MATURITY. THIS NOTE IS ISSUED WITH $____________ OF ORIGINAL ISSUE DISCOUNT PER $1000.00 OF INITIAL PRINCIPAL AMOUNT AT MATURITY. THE YIELD TO MATURITY OF THIS
NOTE IS _________%.

No. ________
                                                                     $__________

CUSIP No. [ ]                                                          /CINS No.

                      ____% SENIOR EXCHANGE NOTE DUE 20___

      NTL Incorporated, a Delaware corporation (the "Company"), promises to pay to __________________________ or registered assigns, the principal sum of ____________________ $[____________] [,or such other amount as is indicated on
Schedule A hereof*,] on ____________, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:        August 1 and February 1, commencing on the first
date following the issuance and authentication of this Note in exchange for Bridge Notes.

      Record Dates: July 15 and January 15

----------

*     Applicable to Global Notes Only

      IN WITNESS WHEREOF, NTL Incorporated has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    Dated:____________________________

                                    NTL INCORPORATED

                                    by:_______________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By:______________________________
      Authorized Officer

                        [FORM OF REVERSE OF INITIAL NOTE]

                                NTL INCORPORATED

                       ___% Senior Exchange Note due 20__

      1. Interest. NTL INCORPORATED, a Delaware corporation (the "Company"), is the issuer of the Senior Exchange Notes referred to in the title of this Note and the other Notes contemplated by the Indenture referred to below (collectively, the "Notes"). The Company promises to pay interest (and Liquidated Damages, if any) on the Notes in cash semiannually on each August 1 and February 1, commencing on the first date following the issuance and authentication of this Note in exchange for Bridge Notes, to Holders of record on the immediately preceding July 15 and January 15, respectively, at the rate per annum referred to in the title of this Note. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes, provided that, with respect to the initial payment of interest, interest shall accrue from the applicable Exchange Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal, premium, and Liquidated Damages, if any, at the applicable interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest or Liquidated Damages, if any, paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

      2. Liquidated Damages. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement relating to the Notes, dated as of March 17, 1999, between the Company and Goldman Sachs Credit Partners, L.P. party thereto, as amended, modified or supplemented, (the "Registration Rights Agreement").

      If (i) the registration statement (the "Registration Statement") required by the Registration Rights Agreement is not filed with the SEC on or prior to the 300th day following Funding Date A (the "Filing Date"), (ii) the Registration Statement has not been declared effective by the SEC on or prior to the 90th day immediately succeeding the Filing Date or (iii) the Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to the Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses
(i) through (iii), a "Registration Default"), then the Company agrees to pay to each holder of Notes liquidated damages ("Liquidated Damages") in an amount equal to 25 basis points per annum times the principal amount of Notes for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default (such 90-day period to begin on the date on which the first such Registration Default occurs). The amount of such Liquidated Damages shall increase by an additional 25 basis points per annum on the principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 100 basis points per annum on the principal amount of Notes; provided that the Company shall in no event be required to pay Liquidated Damages for more than one Registration Default on any Notes, at any given time. All Liquidated Damages shall be calculated based on the actual number of days elapsed in a 360 day year and all accrued Liquidated Damages shall be paid on the applicable Interest Payment Date in accordance with the Indenture to each holder of Notes as of the applicable Record Date, in cash. Notwithstanding anything to the contrary set forth herein,
(1) upon filing the Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Registration Statement, in the case of (ii) above or
(3) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Registration Statement to again be declared effective or made usable in the case of (iii) above, the Liquidated Damages payable with respect to the Notes as a result of such clause (i), (ii) or (iii), as applicable, shall cease to accrue.

      3. Additional Amounts. This Section 3 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

                 (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

                 (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

                 (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                 (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

                 (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

                 (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

                 (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, or Liquidated Damages with respect to, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount, Liquidated Damages or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Company pursuant to this Section 3.

      4. Method of Payment. The Company will pay interest and Liquidated Damages, if any, on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium and Liquidated Damages, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium and Liquidated Damages, if any, and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a Holder so requests, principal, premium and Liquidated Damages, if any, and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

      5. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar in the City of New York, New York. Chase Manhattan Bank Luxembourg S.A. will act as Paying Agent and Registrar in Luxembourg if and as long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any Paying Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

      6. Indenture. The Company issued the Notes under an Indenture, dated as of March 17, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (ss.)(ss.) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $1,350,000,000 in aggregate principal amount.

      7. Optional Redemption. Except as provided in Section 8 hereof, the Notes are not redeemable at the Company's option prior to the fifth anniversary of Funding Date A (as defined in the Indenture).

Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption price equal to 100% of the principal amount thereof plus the Specified Premium plus accrued and unpaid interest thereon, plus the Liquidated Damages thereon, if any, to the applicable redemption date. "Specified Premium" means, with respect to each Note, (i) during the one-year period commencing on the fifth anniversary of Funding Date A, the Specified Premium shall equal a percentage of the principal amount of such Note equal to 50% of the fixed interest rate on such Note; and (ii) during each one-year period commencing on the sixth anniversary of Funding Date A until the date that is two years prior to the maturity of the applicable Note, the Specified Premium referred to in clause (i) shall decline ratably. For example, if the fixed interest rate on a Note having a maturity of 10 years was equal to 15%, then the Specified Premium would equal (a) 7.5% during the one-year period commencing on the fifth anniversary of Funding Date A and ending on the day prior to the sixth anniversary of Funding Date A; (b) 5.0% during the one-year period commencing on the sixth anniversary of Funding Date A and ending on the day prior to the seventh anniversary of Funding Date A; (c) 2.5% during the one-year period commencing on the seventh anniversary of Funding Date A and ending on the day prior to the eighth anniversary of Funding Date A; (d) 0% during the one-year period commencing on the eighth anniversary of Funding Date A and ending on the day prior to the ninth anniversary of Funding Date A; and (e) 0% during the one-year period commencing on the ninth anniversary of Funding Date A and ending on the day prior to the tenth anniversary of Funding Date A.

      8. Optional Tax Redemption. (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 3 of this Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulation or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under Section 3 hereof with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

      The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the

Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under Section 3 hereof and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date.

      The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 3 hereof) resulting from the payment of such Redemption Price.

      9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

      If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this
Note is registered at the close of business on such record date.

      10. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

      11. Repurchase at Option of Holder. (a) If there is a Change of Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, and Liquidated Damages, if any, the Purchase Date, Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "Asset Sale Offer") to all holders of the Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and Other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Notes and the Other Qualified Notes) that may be purchased out of the Excess Proceeds, with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date fixed for the closing of such offer. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then such remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Notes and each issue of the Other Qualified Notes and, the Trustee will select the Notes to be purchased in accordance with Section 3.09(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

      12. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

      13. Persons Deemed Owners. Except as provided in paragraph 4 of this Note, the registered Holder of a Note may be treated as its owner for all purposes.

      14. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      15. Defaults and Remedies. The Notes shall have the Events of Default set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

      16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes or, in either case, if no Notes are outstanding, the holders of a majority in aggregate principal amount of Bridge Notes then outstanding. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

      17. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

      18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

      19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

      20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

      21. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

      22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (- Custodian), and UGMA (= Uniform Gifts to Minors Act).

      The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

          NTL Incorporated
          110 East 59th Street, 26th Floor
          New York, New York 10022
          Attention of: Richard J. Lubasch, Esq.
                        Senior Vice President and General Counsel

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to
               ____________________________________________________
               (Insert assignee's social security or tax I.D. no.)

               ____________________________________________________

               ____________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

      Your Signature:___________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

      Date: __________________

  Signature Guarantee: * ____________________________________________

      In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

      (1) |_| to the Company or any subsidiary thereof,

      (2) |_| to a qualified  institutional  buyer in compliance with Rule 144A,

      (3) |_| inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

      (4) |_| outside the United States in compliance with Rule 904 under the Securities Act,

      (5) |_| pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or

      (6) |_| pursuant to an effective registration statement under the Securities Act.

----------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange

                                                    ____________________________
                                                    Signature

Signature Guarantee*

_______________________________
Signature must be guaranteed

________________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________

----------
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 3.09, 4.10 or 4.13 of the Indenture, check the box: [ ]

            If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: ___________________

      Your Signature:___________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

     Date: ________________________

     Signature Guarantee:**/

----------

**/ Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

            The initial principal amount of this Global Note shall be $__________________. The following increases or decreases in the principal amount at maturity of this Global Note have been made:

================================================================================
   Amount of        Amount of                    Signature of       Date of
  decrease in      increase in     Principal      authorized       exchange
   principal        principal      amount of      officer of    following such
 amount of this  amount of this   this Global     Trustee or      decrease or
  Global Note      Global Note        Note      Notes Custodian    increase
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                                       EXHIBIT B

                           [FORM OF FACE OF NEW NOTE]

                      [Global Notes Legend, if applicable]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Original Issue Discount Legend]

            THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES TO THIS NOTE. THE ISSUE DATE OF THIS NOTE IS _____________________________. THE ISSUE PRICE OF THIS NOTE IS $_______________ PER $1000.00 OF INITIAL PRINCIPAL AMOUNT AT MATURITY. THIS NOTE IS ISSUED WITH $____________ OF ORIGINAL ISSUE DISCOUNT PER $1000.00 OF INITIAL PRINCIPAL AMOUNT AT MATURITY. THE YIELD TO MATURITY OF THIS NOTE IS _________%.

No. ___________                                                    $____________

                                                       CUSIP No. [ ]CINS No. [ ]

                  ____% SERIES B SENIOR EXCHANGE NOTE DUE 20__

      NTL Incorporated, a Delaware corporation (the "Company") promises to pay to _________________________ or registered assigns, the principal sum of [ ] $[ ] [or such other amount as is indicated on Schedule A hereof]**** on _________, 20___, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:    August 1 and February 1, commencing on the first date
following the issuance and authentication of this Note in exchange for Bridge Notes.

Record Dates:        July 15 and January 15

      IN WITNESS WHEREOF, NTL Incorporated has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: ________________

                                          NTL INCORPORATED,

                                          by:___________________________________

----------

****  Applicable to Global Notes only.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee

By: _____________________________________
       Authorized Officer

                          (FORM OF REVERSE OF NEW NOTE)

                                NTL INCORPORATED

                  ____% Series B Senior Exchange Note due 20___

      1. Interest. NTL INCORPORATED, a Delaware corporation (the "Company"), is the issuer of the Series B Senior Exchange Notes referred to in the title of this Note and the other Notes contemplated by the Indenture referred to below (collectively, the "Notes"). The Company promises to pay interest on the Notes in cash semiannually on each August 1 and February 1, commencing on the first date following the issuance and authentication of this Note in exchange for Bridge Notes to Holders of record on the immediately preceding July 15 and August 15, respectively, at the rate per annum referred to in the title of this Note. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes, provided that, with respect to the initial payment of interest, interest shall accrue from the applicable Exchange Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal and premium, if any, at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

      2. Additional Amounts. This Section 2 shall apply only in the event that the Company becomes, or a successor to the Company is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by the Company on this Note shall be made without deduction for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by the Company under this Note, the Company shall pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a Holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the Holder of this Note is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, nominee, trust, partnership or corporation), other than the holding of this Note or the receipt of amounts payable in respect of this Note, the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

            (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of this Note or, if different, the beneficial owner of the interest payable on this Note, with a timely request of the Company addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

            (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

            (d) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note or withholding from the proceeds of a sale or exchange of a Note;

            (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount, redemption amount, Change of Control Payment or interest with respect to a Note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

            (f) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held the Note;

            (g) any combination of items (a), (b), (c), (d), (e) and (f) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the Holder of this Note. All references to principal amount or interest on the Notes in the Indenture or the Notes shall include any Additional Amounts payable to the Company pursuant to this Section 2.

      3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a holder's registered address. If a Holder so requests, principal, premium, if any, and interest may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

      4. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar in the City of New York. Chase Manhattan Bank Luxembourg S.A. will act as Paying Agent and Registrar in Luxembourg if and as long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any Paying Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

      5. Indenture. The Company issued the Notes under an indenture, dated as of March 17, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (ss.)(ss.) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $1,350,000,000 in aggregate principal amount.

      6. Optional Redemption. Except as provided in Section 7 herein, the Notes are not redeemable at the Company's option prior to the fifth anniversary of Funding Date A (as defined in the Indenture). Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption price equal to 100% of the principal amount thereof plus the Specified Premium plus accrued and unpaid interest thereon, if any, to the applicable redemption date. "Specified Premium" means, with respect to each Note, (i) during the one-year period commencing on the fifth anniversary of Funding Date A, the Specified Premium shall equal a percentage of the principal amount of such Note equal to 50% of the fixed interest rate on such Note; and (ii) during each one-year period commencing on the sixth anniversary of Funding Date A until the date that is two years prior to the maturity of the applicable Note, the Specified Premium referred to in clause (i) shall decline ratably. For example, if the fixed interest rate on a Note having a maturity of 10 years was equal to 15% then the Specified Premium would equal (a) 7.5% during the one-year period commencing on the fifth anniversary of Funding Date A and ending on the day prior to the sixth anniversary of Funding Date A; (b) 5.0% during the one-year period commencing on the sixth anniversary of Funding Date A and ending on the day prior to the seventh anniversary of Funding Date A; (c) 2.5% during the one-year period commencing on the seventh anniversary of Funding Date A and ending on the day prior to the eighth anniversary of Funding Date A; (d) 0% during the one-year period commencing on the eighth anniversary of Funding Date A and ending on the day prior to the ninth anniversary of Funding Date A; and (e) 0% during the one-year period commencing on the ninth anniversary of Funding Date A and ending on the day prior to the tenth anniversary of Funding Date A.

      7. Optional Tax Redemption. (a) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if after the date on which Section 2 of this Note becomes applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which the Company is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes as described under Section 2 hereof with respect to withholding taxes imposed by the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) (a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the

Relevant Date, provided, however, that (i) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after the Relevant Date, (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due, (iii) at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect and (iv) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

      (b) The Notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of the Company or the Person into which the Company is merged after the Relevant Date or to which the Company conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Notes with respect to Withholding Tax as described under Section 2 hereof and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation, provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date.

      The Company will also pay, or make available for payment, to Holders on the Redemption Date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 2 hereof) resulting from the payment of such Redemption Price.

      8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption. If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

      9. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

      10. Repurchase at Option of Holder. (a) If there is a Change of Control Triggering Event, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the

Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds from such Asset Sales exceeds $15 million, the Company shall be required to make an offer (an "Asset Sale Offer") to all holders of the Notes and Other Qualified Notes to purchase the maximum principal amount of Notes and other Qualified Notes (determined on a pro rata basis according to the principal amount or accreted value, as the case may be, of the Notes and the Other Qualified Notes) that may be purchased out of the Excess Proceeds with respect to the Notes, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount or accreted value, as the case may be, of Notes and Other Qualified Notes surrendered by holders thereof exceeds the amount of Excess Proceeds then any remaining Excess Proceeds will be allocated pro rata according to principal amount or accreted value, as the case may be, to the Notes and each issue of the Other Qualified Notes and, the Trustee will select the Notes to be purchased in accordance with Section 3.09(e) of the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

      11. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

      12. Persons Deemed Owners. Except as provided in paragraph 3 of this Note, the registered Holder of a Note may be treated as its owner for all purposes.

      13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      14. Defaults and Remedies. The Notes shall have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

      15. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes or, in either case, if no Notes are outstanding, the holders of a majority in aggregate principal amount of Bridge Notes then outstanding. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

      16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional Indebtedness and make payments in respect of Capital Stock. The limitations are subject to a number of important qualifications and exceptions.

      17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

      18. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

      19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

      20. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

      21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

      The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

            NTL Incorporated
            110 East 59th Street, 26th Floor
            New York, New York 10022
            Attention of:   Richard J. Lubasch, Esq.
                            Senior Vice President and General Counsel

                               ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

                 (I) or (we) assign and transfer this Note to
              __________________________________________________
             (Insert assignee's social security or tax I.D. no.)

              __________________________________________________

              __________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

      Your Signature:___________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

      Date: __________________

     Signature Guarantee: **/ ______________________________

----------

**/ Signature must be guaranteed by a commercial Bank, trust company or member of the New York Stock Exchange.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 3.09, 4.10 or 4.13 of the Indenture, check the box:

      If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:_______________________

      Your Signature:___________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

      Date: __________________

     Signature Guarantee:***

----------

*** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

      The initial principal amount of this Global Note shall be $__________________. The following increases or decreases in the principal amount of this Global Note have been made:

================================================================================
   Amount of        Amount of                    Signature of       Date of
  decrease in      increase in     Principal      authorized       exchange
   principal        principal      amount of      officer of    following such
 amount of this  amount of this   this Global     Trustee or      decrease or
  Global Note      Global Note        Note      Notes Custodian    increase
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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================================================================================

                                                                       EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           FROM RULE 144A GLOBAL NOTE
                           TO REGULATION S GLOBAL NOTE
                    (Transfers pursuant to (ss.) 2.06(a)(ii)
                                of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:    Corporate Trustee Administration Department

            Re: NTL Incorporated _____% Senior Exchange Notes due 20__ (the "Notes")

            Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee.

            This letter relates to $[   ] aggregate principal amount of Notes
which are held in the form of the [Rule 144A Global Note (CUSIP No. )] with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Regulation S Global Notes.

            In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and (i) with respect to transfers made in reliance on Regulation S, does hereby certify that:

            (1) the offer of the Notes was not made to a Person in the United States;

            (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act");

and (ii) with respect to transfers made in reliance on Rule 144 does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; and (iii) with respect to transfers made in reliance on Rule 144A, does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

            In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                                [Name of Transferor]

                                                By:___________________________

                                                   Name:
                                                   Title:

Dated:

cc: NTL Incorporated
    110 East 59th Street
    New York, New York  10022
    Attn:  Richard J. Lubasch, Esq.
           Senior Vice President and General Counsel

                                                                       EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                          FROM REGULATION S GLOBAL NOTE
                            TO RULE 144A GLOBAL NOTE
                    (Transfers pursuant to (ss.) 2.06(a)(iii)
                                of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

            Re: NTL Incorporated ____% Senior Exchange Notes due 20__ (the "Notes")

            Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

            This letter relates to $[   ] aggregate principal amount of Notes
which are held in the form of the Regulation S Global Note (CINS No. [   ]) with
the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

            In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                                [Name of Transferor],

                                                By:___________________________
                                                   Name:
                                                   Title:
Dated:

cc:  NTL Incorporated
    110 East 59th Street
    New York, New York  10022
    Attn:  Richard J. Lubasch, Esq.
         Senior Vice President and General Counsel

                                                                       EXHIBIT E

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         FROM GLOBAL NOTE OR RESTRICTED
                             NOTE TO RESTRICTED NOTE
                    (Transfers pursuant to (ss.) 2.06(a)(iv)
                      or (ss.) 2.06(a)(v) of the Indenture)

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

            Re: NTL Incorporated ____% Senior Exchange Notes due 20__ (the "Notes")

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), between NTL Incorporated, as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

      This letter relates to $[ ] aggregate principal amount of Notes which are held [in the form of the [Rule 144A/Regulation S] [Global] [Restricted] Note (CUSIP No. [ ] CINS No. [ ]) with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Notes.

      In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

*Insert, if appropriate.

                                                [Name of Transferor],

                                                By:___________________________
                                                   Name:
                                                   Title:
Dated:

cc: NTL Incorporated
    110 East 59th Street
    New York, New York  10022
    Attn:  Richard J. Lubasch, Esq.
         Senior Vice President and General Counsel

                                                                       EXHIBIT F

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE

The Chase Manhattan Bank, as Trustee
450 West 33rd Street
New York, New York  10001
Attn:   Corporate Trustee Administration Department

            Re: NTL Incorporated _____% Senior Exchange Notes due 20__
                (the "Notes")

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture), between NTL Incorporated, as Issuer, and [The Chase Manhattan Bank], as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

      This letter relates to $[   ] aggregate principal amount of Notes which
are held [in the form of the [Rule 144/Regulation S] [Restricted] [Global] Note
(CUSIP No. [   ] CINS No. [   ]) with the Depositary * * in the name of [name of
transferor] (the "Transferor") to effect the transfer of the Notes to the undersigned.

      In connection with such request, and in respect of such Notes we confirm that:

      1. We understand that the Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that the Notes have not been registered under the Securities Act and that (A) the Notes may be offered, resold, pledged or otherwise transferred only (i) to a Person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to a Person who the seller reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act), outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company, (iii) pursuant to any other available exemption from registration or (iv) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above.

      2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Notes.

----------

* Insert and modify if appropriate

      3. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

      4. We are, and each account (if any) for which we are purchasing Notes is, purchasing Notes having an aggregate principal amount of not less than $100,000 and, if such transfer is in respect of an aggregate principal amount of Notes of less than $100,000, we are providing an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

      5. We understand that (a) the Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Notes will bear a legend substantially to the following effect:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT

TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFF-SHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

      and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

      6. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless:

               (a) the Notes are sold to the Company;

               (b) the Notes are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

               (c) the Notes are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

               (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

               (e) the Notes are sold pursuant to any other available exemption from registration, subject to the requirements of the legend set forth above.

                                          Very truly yours,

                                          [PURCHASER]

                                          By: _____________________________
                                              Name:
                                              Title:

Dated:

cc: NTL Incorporated
    110 East 59th Street
    New York, New York  10022
    Attn: Richard J. Lubasch, Esq.
          Senior Vice President and General Counsel

                                                                       EXHIBIT G

                      FORM OF CERTIFICATE FOR TRANSFERS OF
                          REGULATION S GLOBAL NOTE FOR
                                RESTRICTED NOTES
                   (Transfers pursuant to (ss.) 2.06(a)(viii))
                                  (Transferor)

The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attn:  Corporate Trustee Administration Department

      Re: NTL Incorporated _____% Senior Exchange Notes due 20__ (the "Notes")

      Reference is hereby made to the Indenture, dated as of March 17, 1999 (the "Indenture"), between NTL Incorporated, as Issuer, and [The Chase Manhattan Bank], as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

      This certificate relates to $[   ] aggregate principal amount of Notes
which are held in the form of the Regulation S Global Note (CINS No. [   ]) with
the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the beneficial interest in such Regulation S Global Note for a beneficial interest in an equivalent aggregate principal amount of Restricted Securities.

      In connection with such request, and in respect of such Notes, we confirm that:

      We are either not a U.S. Person (as defined below) or we have purchased our beneficial interest in the above referenced Regulation S Global Note in a transaction that is exempt from the registration requirements under the Securities Act.

      We are delivering this certificate in connection with obtaining a beneficial interest in Restricted Securities in exchange for our beneficial interest in the Regulation S Global Note.

For purposes of this certificate, "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets),
(iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural Persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

      We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                          Very truly yours,

                                          [TRANSFEROR]

                                          By:___________________________
                                             Name:
                                             Title:
Dated: To be completed by the account Holder as, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates.

cc: NTL Incorporated
    110 East 59th Street
    New York, New York  10022
    Attn:  Richard J. Lubasch, Esq.
           Senior Vice President and General Counsel

                                                                     EXHIBIT F-1



          [FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]





                                 March 17, 1999



Goldman, Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004,
      as Administrative Agent
The Lenders listed on Schedule I attached hereto

            Re:   NTL Incorporated

            We have acted as special counsel to NTL Incorporated, a Delaware corporation (the "Borrower"), in connection with the execution and delivery of that certain Bridge Loan Agreement, dated as of March 17, 1999 (the "Bridge Loan Agree ment"), among the Borrower, the lenders named therein and Goldman Sachs Credit Partners L.P., as arranger and administrative agent (the "Administrative Agent"). This opinion is being delivered to you pursuant to Section 5.11(i) of the Bridge Loan Agree ment. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Bridge Loan Agreement.

            In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

            (a)   the Bridge Loan Agreement;

            (b)   the Bridge Notes;

            (c)   the Registration Rights Agreement;

            (d)   the Escrow Agreement;

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 2




            (e)   the Exchange Note Indenture;

            (f)   the Exchange Notes;

            (g)   the Engagement Letter;

            (h)   the Fee Letter;

            (i) the Certificate of Incorporation and By-Laws of the Borrower, as currently in effect;

            (j) certain resolutions of the Board of Directors of the Borrower relating to the Loan Documents and the transactions contemplated thereby;

            (k) a certificate of good standing from the Secretary of State of the State of Delaware as to the good standing of the Borrower in such jurisdiction;

            (l) certificates and telegrams from public officials in the jurisdictions listed on Schedule II as to the good standing of the Borrower as a foreign corporation in each such jurisdiction; and

            (m) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            The documents referred to in clauses (a) through (h) above are hereinafter referred to collectively as the "Operative Documents". For purposes of this opinion (i) the term "Applicable Laws" shall mean the General Corporation Law of Delaware and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations T, U and X of the Board of Gover nors of the Federal Reserve System) which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, (ii) the term "Gov ernmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any state or federal executive, legislative, judicial, administrative, or regulatory body which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents pursuant to Applicable Laws, (iii) the term "Applicable Contract" shall mean those agreements or

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 3



instruments governing the Borrower's material indebtedness and the primary agreement governing the acquisition of the Acquired Business, each as set forth on Schedule III hereto and which have been identified to us as such by the Borrower in the Borrower's Certificate (as hereinafter defined), (iv) "Governmental Authorities" means any court, regulatory body, administrative agency, or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over the Borrower or any of its subsidiaries under Applicable Laws, and (iv) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Borrower to be applicable to the Borrower or any of its subsidiaries, as identified on Schedule IV hereto.

            In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives, and of others. In particular, we have also reviewed, and are relying upon as to factual matters as a basis for the opinions set forth herein, a certificate (the "Borrower's Certificate") of the President, Chief Executive Officer and Chief Financial Officer of the Borrower certifying that, among other things, the proceeds of the Bridge Loans, the issuance of the Bridge Notes and the Exchange Notes will be used by the Borrower in accordance with the applicable provisions of the relevant Applicable Contracts.

            We do not express any opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

            The opinions set forth below are subject to the following assumptions and qualifications:

            (a) the opinions set forth in paragraph 5 are based in part upon the matters set forth in the Borrower's Certificate, without our having made any independent investigation or verification of such matters;

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 4



            (b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

            (c) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the opinions expressed below, any provision of the Operative Documents or any transaction contemplated thereby;

            (d) we express no opinion as to any provision of the Operative Documents that purports to grant participants of the Lenders rights of set-off against the Borrower or as to whether any affiliate or branch of the Administrative Agent or any Lender has a right of set-off against the Borrower pursuant to the Operative Documents;

            (e) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of the Administrative Agent, any of the Lenders or any other party (other than the Borrower) to the Operative Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or nature of the business of the Administrative Agent, any of the Lenders or any such other party;

            (f) we have assumed each of the Operative Documents constitutes a valid and binding obligation of each party to such Operative Document (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms; and

            (g) we express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of the public policy underlying any law, rule or regulation (including, without limitation, any federal or state securities law, rule or regulation).

            In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, that:

            (a) the execution, delivery and performance by the Borrower of the Operative Documents and the consummation of the transactions contemplated thereby do not and will not conflict with, contravene, violate or constitute a default under (i) any

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 5



lease, indenture, instrument or other agreement to which the Borrower or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (ii) any rule, law or regulation to which the Borrower is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 5 herein); and

            (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 5 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of the Operative Documents or the transactions contemplated thereby.

            Based upon the foregoing and subject to the assumptions and qualifica tions set forth herein, we are of the opinion that:

            1. The Borrower has been duly incorporated and is validly existing and is in good standing as a corporation under the laws of the State of Delaware.

            2. Based solely on certificates from the Secretary of State of the applicable jurisdiction, the Borrower is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in the Borrower's Certificate attached as Exhibit A hereto.

            3. The Borrower has full corporate power and authority to execute, deliver and perform the Operative Documents.

            4. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Operative Documents.

            5. The execution, delivery and performance of the Operative Documents by the Borrower, compliance by the Borrower with the terms thereof and the consummation by the Borrower of the transactions contemplated thereby will not (i) conflict with the Certificate of Incorporation or By-laws of the Borrower, (ii) constitute a violation of, or a default under the terms of any Applicable Contract (except we do not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial ratios or tests), (iii) result in the creation or imposi-

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 6


tion of any Lien upon property or assets of the Borrower pursuant to the terms of any Applicable Contract, (iv) contravene any provision of any Applicable Laws or Applicable Orders or (v) require any Governmental Approval, except such as have been obtained or made on or prior to the date hereof, such as may be required in connection with the registration under the Securities Act of the Exchange Notes in accordance with the Registration Rights Agreement.

            6. Each of the Operative Documents (other than the Exchange Notes) has been duly authorized, executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except that the waiver contained in Section 4.6 of the Bridge Loan Agreement and Section 4.04 of the Exchange Note Indenture may be unenforceable.

            7. The Exchange Notes have been duly authorized, executed and delivered by the Borrower and, assuming due authentication in accordance with the terms of the Exchange Indenture by the Exchange Trustee, upon delivery to the holders of Bridge Loans, in exchange for Bridge Notes, will constitute legal, valid and binding obligations of the Borrower entitled to the benefits of the Exchange Note Indenture and enforceable against the Borrower in accordance with their terms, except that the waiver contained in Section 4.04 of the Exchange Note Indenture may be unenforceable.

            8. No registration of the Bridge Loans, the Bridge Notes or the Exchange Notes under the Securities Act of 1933, as amended, is required for the funding of the Bridge Loans and the issuance of the Bridge Notes and the Exchange Notes, except such as may be required in connection with the registration under the Securities Act of the Exchange Notes in accordance with the Registration Rights Agreement, and, in each case, in the manner contemplated by the Bridge Loan Agreement and the Escrow Agreement, as applicable. We express no opinion, however, as to when or under what circumstances the Bridge Loans, the Bridge Notes or the Exchange Notes subsequently may be resold.

            9. The Borrower is not and, upon the issuance of the Bridge Notes and the Exchange Notes and the application of the net proceeds to the Borrower of such issuance, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Goldman Sachs Credit Partners, L.P.
March 17, 1999
Page 7



            10. None of the transactions contemplated by the Bridge Loan Agreement, including, without limitation, the use of the proceeds of the Bridge Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

            This opinion is being furnished only to the addressees named above in connection with the satisfaction of the condition precedent specified in
Section 5.11 of the Bridge Loan Agreement and is solely for their benefit and is not to be used or relied upon by any other person or for any other purpose without our prior written consent, except that any financial institution who becomes a "Lender" in accordance with Section 6.2 of the Bridge Loan Agreement (as from time to time amended) may rely on this opinion as if addressed and delivered to that financial institution on the date hereof.

                                Very truly yours,

                                                                      Schedule I


                                     Lenders

Goldman Sachs Credit Partners, L.P.

                                                                     Schedule II


                              Foreign Jurisdictions

Name                                                        Jurisdiction
----                                                        ------------
NTL Incorporated                                              New Jersey
                                                                New York

                                                                    Schedule III

                              Applicable Contracts


1. Indenture, dated as of April 20, 1995 between the Borrower and Chemical Bank, as Trustee governing the Borrower's 12 3/4% Senior Deferred Coupon Notes Due 2005, as amended by a First Supplemental Indenture, dated as of January 22, 1996, between the Borrower and Chemical Bank, as Trustee, as further amended by a Second Supplemental Indenture, dated as of October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

2. Indenture, dated as of January 30, 1996, between the Borrower and Chemical Bank, as Trustee governing the Borrower's 11 1/2% Senior Deferred Coupon Notes Due 2006 as amended by a First Supplemental Indenture, dated October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

3. Indenture, dated as of June 12, 1996, between the Borrower and Chemical Bank, as Trustee governing the Borrower's 7% Convertible Subordinated Notes Due 2008.

4. Indenture, dated as of February 12, 1997, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 10% Senior Notes Due 2007, as amended by a First Supplemental Indenture, dated as of October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

5. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 9 1/2% Sterling Senior Notes Due 2008.

6. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 10 3/4% Sterling Senior Deferred Coupon Notes Due 2008.

7. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 9 3/4% Senior Deferred Coupon Notes Due 2008.

8. Share Exchange Agreement, dated as of June 16, 1998, among the Borrower and the shareholders of Diamond Cable Communications Plc. signatories thereto.

9. Indenture, dated as of November 2, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 111/2% Senior Notes due 2008.

10. Indenture, dated as of November 6,1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 12 3/8% Senior Deferred Coupon Notes due 2008.

11. Indenture, dated as of December 16, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 7% Convertible Subordinated Notes due 2008.

                                                                     Schedule IV

                                Applicable Orders


                                      None.

                                                                       Exhibit A


                                NTL INCORPORATED

                              OFFICER'S CERTIFICATE


            The undersigned certifies that he is a duly elected and authorized officer of NTL Incorporated, a Delaware corporation (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower.

            The undersigned acknowledges that pursuant to Section 5.11 of the Bridge Loan Agreement, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering a legal opinion to the Administrative Agent and the Lenders (the "Opinion"). The undersigned further understands that SASM&F is relying on this officer's certificate and the statements made herein in rendering the Opinion and the Lenders are relying on clauses (iv) and (v) of this officer's certificate being provided in connection with the Opinion and the Loan Documents. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Opinion.

            With regard to the foregoing, the undersigned further certifies that on behalf of the Borrower and its subsidiaries:

            (i) the undersigned is familiar with the covenants contained in each of the Applicable Contracts.

            (ii) due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

            (iii) all the proceeds of the Bridge Loans, Bridge Notes and Exchange Notes will be used in accordance with the applicable provisions of each of the relevant Applicable Contracts; without limiting the generality of the foregoing, each of the Diamond Notes constitutes Permitted Acquired Debt (as defined in the Borrower's Applicable Contracts relating to its 9 1/2% Notes, 9 3/4% Notes, 10% Notes, 10 3/4% Notes, 11 1/2% Deferred Coupon Notes, 11 1/2% Notes, 12 3/4% Notes and 12 3/8% Notes).

            (iv) Set forth on Schedule I hereto are all of the agreements or instru ments governing the Borrower's material indebtedness and the primary agreement governing the acquisition of the Acquired Business.

            (v) Set forth on Schedule II hereto are all of the orders, judgments and decrees of any governmental authority which are material to the business or property of the Borrower.

            (vi) Set forth on Schedule III hereto are all of the jurisdictions in which the Borrower is qualified to do business as a foreign corporation.

            (vii) The value of all securities owned by the Borrower (excluding those issued by majority-owned Subsidiaries of the Borrower) does not exceed 10% of the value of the Borrower's total assets.

            (viii)Less than 25 percent of the assets of the Borrower on a consoli dated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

            (ix) The Borrower (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40 percent of the value of the Borrower's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

            IN WITNESS WHEREOF, the undersigned has executed this certificate this th day of March, 1999.



                                    By:_______________________________
                                       Name:  J. Barclay Knapp
                                       Title: President, Chief Executive
                                                Officer and Chief
                                                Financial Officer

                                                                      Schedule I

                              Applicable Contracts


1. Indenture, dated as of April 20, 1995 between the Borrower and Chemical Bank, as Trustee governing the Borrower's 12 3/4% Senior Deferred Coupon Notes Due 2005, as amended by a First Supplemental Indenture, dated as of January 22, 1996, between the Borrower and Chemical Bank, as Trustee, as further amended by a Second Supplemental Indenture, dated as of October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

2. Indenture, dated as of January 30, 1996, between the Borrower and Chemical Bank, as Trustee governing the Borrower's 11 1/2% Senior Deferred Coupon Notes Due 2006 as amended by a First Supplemental Indenture, dated October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

3. Indenture, dated as of June 12, 1996, between the Borrower and Chemical Bank, as Trustee governing the Borrower's 7% Convertible Subordinated Notes Due 2008.

4. Indenture, dated as of February 12, 1997, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 10% Senior Notes Due 2007, as amended by a First Supplemental Indenture, dated as of October 14, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee.

5. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 9 1/2% Sterling Senior Notes Due 2008.

6. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 10 3/4% Sterling Senior Deferred Coupon Notes Due 2008.

7. Indenture, dated as of March 13, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 9 3/4% Senior Deferred Coupon Notes Due 2008.

8. Share Exchange Agreement, dated as of June 16, 1998, among the Borrower and the shareholders of Diamond Cable Communications Plc. signatories thereto.

9. Indenture, dated as of November 2, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 111/2% Senior Notes due 2008.

10.Indenture, dated as of November 6,1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 12 3/8% Senior Deferred Coupon Notes due 2008.

11.Indenture, dated as of December 16, 1998, between the Borrower and The Chase Manhattan Bank, as Trustee governing the Borrower's 7% Convertible Subordinated Notes due 2008.

                                                                     Schedule II

                                Applicable Orders



                                      None.

                                                                    Schedule III


                              Foreign Jurisdictions

Name                                                        Jurisdiction
----                                                        ------------
NTL Incorporated                                              New Jersey
                                                                New York

                                                                     EXHIBIT F-2


                        [FORM OF GENERAL COUNSEL OPINION]




                                          [March     , 1999]



Goldman, Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004,
      as Administrative Agent
The Lenders listed on Schedule I attached hereto

            Re:   NTL Incorporated

Ladies and Gentleman:

            I am the General Counsel to NTL Incorporated, a Delaware corporation (the "Borrower"), and have so acted in connection with the execution and delivery of that certain Bridge Loan Agreement, dated as of March __, 1999 (the "Bridge Loan Agree ment"), among the Borrower and Goldman Sachs Credit Partners L.P., as arranger and administrative agent (the "Administrative Agent"). This opinion is being delivered to you pursuant to Section 5.11 of the Bridge Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Bridge Loan Agreement.

            In rendering the opinions set forth below, I have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

            (a) the Bridge Loan Agreement;

            (b) the Bridge Notes;

            (c) the Registration Rights Agreement;

Goldman Sachs Credit Partners, L.P.
March    , 1999
Page 2



            (d) the Escrow Agreement;

            (e) the Exchange Note Indenture;

            (f) the Exchange Notes; and

            (g) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

            The documents referred to in clauses (a) through (f) above are hereinafter referred to collectively as the "Operative Documents".

            In my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Borrower and its officers and other representatives, and of others.

            I do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York.

            Based upon the foregoing and subject to the assumptions and qualifica tions set forth herein, I am of the opinion that:

            1. Except as set forth on Schedule 3.13 to the Bridge Loan Agree ment, to my actual knowledge, there are no legal or governmental proceedings pending or threatened against the Borrower or any of its subsidiaries, or to which any of their respective properties is subject, that could reasonable be expected to have a Material Adverse Effect.

            2. To my actual knowledge, neither the Borrower nor any Subsidiary
(i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgement, writ, determination, order, decree or

Goldman Sachs Credit Partners, L.P.
March    , 1999
Page 3


arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Bridge Loan Agreement or otherwise could reasonably be expected to have a Material Adverse Effect.

            This opinion is being furnished only to the addressees named above in connection with the satisfaction of the condition precedent specified in
Section 5.11 of the Bridge Loan Agreement and is solely for their benefit and is not to be used or relied upon by any other person or for any other purpose without our prior written consent, except that any financial institution who becomes a "Lender" in accordance with Section 6.2 of the Bridge Loan Agreement (as from time to time amended) may rely on this opin ion as if addressed and delivered to that financial institution on the date hereof.

                                Very truly yours,



                                By:______________________________
                                   Richard J. Lubasch
                                   General Counsel

                                                                     EXHIBIT G-1

                          FORM OF BRIDGE NOTE GUARANTEE

            THIS GUARANTEE (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guarantee") is made and entered into as of ____________, ____, by ________________, a _____________ corporation (the
"Guarantor"), in favor of GOLDMAN SACHS CREDIT PARTNERS, L.P., in its capacity as administrative agent (in such capacity, the "Administrative Agent"), for the benefit of the Lenders (as defined below) of the Bridge Notes issued pursuant to that certain Bridge Loan Agreement, dated as of March 17, 1999 (the "Bridge Loan Agreement"), among NTL Incorporated, a Delaware corporation (the "Borrower"), the Lenders party thereto and Goldman Sachs Credit Partners, L.P., as Administrative Agent. The Administrative Agent and the Lenders are referred to herein as, the "Guaranteed Parties"). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Bridge Loan Agreement.

                                    RECITALS

            The Guarantor will derive significant direct and indirect benefits from the issuance of the Bridge Notes pursuant to the Bridge Loan Agreement.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Guaranteed Parties as follows:

            SECTION 1. THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:

            Section 1.1. Guarantee. Subject to Section 1.2, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, on mandatory prepayment, by acceleration or otherwise) and performance of all of the Obligations of the Borrower under the Bridge Loan Agreement and the other Loan Documents (the "Guaranteed Obligations"). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Guaranteed Obligations and shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guarantee, the Bridge Loan Agreement, any other Loan

Document or other agreement, document or instrument to which the Borrower is or are or may become a party;

            (b) the absence of any action to enforce this Guarantee, the Bridge Loan Agreement, any other Loan Document or the waiver or consent by the Guaranteed Parties with respect to any of the provisions hereof or thereof;

            (c) [intentionally omitted]

            (d) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Borrower including, but not limited to, (i) any Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.) or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) or any successor provision of the Bankruptcy Code, (ii) any borrowing, issuance of notes or grant of a lien by the Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance of all or any portion of any Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code;

            (e) any merger or consolidation of the Borrower into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Borrower to any other Person;

            (f) any circumstance which might constitute a defense available to, or a discharge of the Borrower;

            (g) any sale, transfer or other disposition of any stock, limited liability company interests, partnership interests or other ownership interests of the Borrower;

            (h) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g); or

            (i) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment in immediately available funds and performance, in full, of the Guaranteed Obligations or written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of the Borrower, any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Administrative Agent has specifically agreed otherwise in a writing expressly referring to this Section
1.1. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guarantee and such waivers, the Guaranteed Parties would have declined to enter into the Bridge Loan Agreement.

            Section 1.2. Maximum Liability. Notwithstanding any provision to the contrary herein or in any other Loan Document, the maximum liability of the Guarantor hereunder shall be limited to the maximum aggregate amount as would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (as hereinafter defined) or any applicable provisions of any state or foreign law having similar effect.

            Section 1.3. Demand By The Administrative Agent. In addition to the terms of the Guarantee set forth in Section 1.1 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued but unpaid interest thereon, any prepayment premium, any Liquidated Damages and any Additional Amounts payable in respect thereof) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Administrative Agent, without notice or demand, become due and payable and the Guarantor shall, upon demand in writing therefor by the Administrative Agent to such Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in dollars to the Administrative Agent for the ratable benefit of the Guaranteed Parties, in immediately available funds to an account designated by the Administrative Agent or at the address set forth herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

            Section 1.4. Enforcement Of Guarantee. In no event shall the Administrative Agent or any Guaranteed Party have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Person before seeking satisfaction from the Guarantor, and the Administrative Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guaranteed Parties' rights hereunder, to exercise any right or remedy which it or they may have.

            The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor of the Guaranteed Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower, and whether or not any other guarantor or the Borrower is joined in any such action or actions.

            Section 1.5. Waivers. In addition to the waivers contained in
Section 1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or any Guaranteed Party of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Borrower's financial condition or any other fact which might materially increase the risk to such Guarantor) with respect to any of the Guaranteed Obligations (except as provided in Section 1.3 above) and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guarantee. The Guarantor hereby waives any requirement on the part of any holder of any Bridge Note to mitigate the damages resulting from any default under such Bridge Note. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, its obligations under this Guarantee are not subject to any offsets or defenses against any Guaranteed Party or the Borrower of any kind. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses against any Guaranteed Party or the Borrower of any kind which may arise in the future.

            Section 1.6. Benefit Of Guarantee. The provisions of this Guarantee are for the ratable benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Guaranteed Parties, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in accordance with the terms of the Bridge Loan Agreement, any reference to "Guaranteed Parties" herein shall be deemed to refer equally to such Person or Persons.

            Section 1.7. Modification Of Guaranteed Obligations. If the Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

            (a) issue Bridge Notes or extend other credit to the Borrower, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from the terms of any Loan Document;

            (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

            (c) amend or modify, in any manner whatsoever, the Loan Documents;

            (d) extend or waive the time for and of any Guarantor's, the Borrower's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (e) [intentionally omitted];

            (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or the Borrower to the Guaranteed Parties;

            (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Borrower are subordinated to the claims of any of the Guaranteed Parties; and/or

            (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Borrower to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;

then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guarantee.

            Section 1.8. Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower, the Guarantor or any other Person for liquidation or reorganization, in the event the Borrower, the Guarantor or any other Person becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Borrower's, the Guarantor's or such other Person's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            Section 1.9. Waiver Of Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES UNTIL INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTIES AGAINST THE BORROWER AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST BORROWER WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

            Section 1.10. Continuing Guarantee; Transfer Of Notes. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in immediately available funds and performance in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and permitted transferees and assigns, and (iii) inure, together with


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

the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns. Without limiting the generality of foregoing clause
(iii), any Guaranteed Party may, except as limited by the express terms of the Bridge Loan Agreement, assign or otherwise transfer any Bridge Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise.

            SECTION 2. SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of the Borrower now or hereafter held by or owed to any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Borrower to the Guarantor collected or received by the Guarantor shall be held in trust for the Administrative Agent on behalf of the Guaranteed Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Guaranteed Parties in the form received (with any necessary or requested endorsements) to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.

            SECTION 3. DELIVERIES. In a form satisfactory to the Administrative Agent, the Guarantor shall deliver to the Administrative Agent, concurrently with the execution of this Guarantee, the other instruments, certificates and documents as are required to be delivered by the Guarantor on or before the date hereof to the Guaranteed Parties under the Bridge Loan Agreement.

            SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. As of the date hereof, the Guarantor hereby represents and warrants to the Guaranteed Parties that each of the following representations and warranties is true:

            Section 4.1. Organization; Powers. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of _______ with power and authority (corporate and other) to own its properties and conduct its business as now conducted and as proposed to be conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Guarantee.

            Section 4.2. Due Authorization and Enforceability. This Guarantee:
(i) has been duly authorized, executed and delivered by the Guarantor and (ii) constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            Section 4.3. No Conflicts. The execution and delivery of this Guarantee, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws (or other governing documents) of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Guarantor of the transactions contemplated by this Guarantee.

            Section 4.4. No Violations; Material Contracts. The Guarantor is not in violation of its Certificate of Incorporation or By-laws or other governing documents or in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of its properties is subject or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Guarantor or any of its properties, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which could not reasonably expected to have a Material Adverse Effect. "Material Adverse Effect" means any circumstance or event that (i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Guarantee,
(ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities, management or prospects of the Guarantor, or (iii) materially impairs the ability of the Guarantor to perform its Obligations under this Guarantee.

            Section 4.5. Absence of Proceedings. There are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Guarantor, threatened, to which the Guarantor is a party or of which any of its properties is the subject which, if determined adversely to the Guarantor, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            Section 4.6. Mandatory Prepayment.The Guarantor shall prepay, or cause the Borrower to prepay, the Bridge Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of:
(i) any direct or indirect public offering or private placement of any debt or equity securities of the Guarantor issued after the Closing Date, (ii) the incurrence of any other Indebtedness by the Guarantor after the Closing Date and
(iii) any Asset Sale by the Guarantor after the Closing Date (other than an Asset Sale permitted under Section 4.10 of the Bridge Loan Agreement) (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "Capital Markets Transaction"). The Bridge Loans prepaid by the Borrower or the Guarantor, as applicable, in accordance with Section 2.4 of the Bridge

Loan Agreement shall be paid in the following order priority: first, the Series C Bridge Loans, second, the Series B Bridge Loans, and third, the Series A Bridge Loans.

            Subject to Section 2.6 and Section 2.7 of the Bridge Loan Agreement, the Guarantor shall, not later than the fifth Business Day following any Capital Markets Transaction, apply, or cause to be applied, such Net Cash Proceeds or excess available cash to prepay the Bridge Loans pursuant to this Section 4.6 and Section 2.4 of the Bridge Loan Agreement, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Bridge Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

            SECTION 5. FURTHER ASSURANCES.

            The Guarantor agrees, upon the written request of the Administrative Agent, and at the Guarantor's expense, to execute and deliver to the Administrative Agent, from time to time, any additional instruments or documents considered necessary or advisable by the Administrative Agent to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

            SECTION 6. PAYMENTS FREE AND CLEAR OF TAXES.

            Section 6.1. Payment of Taxes. If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guaranty or any other Loan Document for the account of the Administrative Agent or any Guaranteed Party, the sum due from such Guarantor in respect of such payment shall, subject to Section 6.2, be increased to the extent necessary to yield to the Administrative Agent and each Guaranteed Party on the due date for such payment (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, and such Guarantor shall, or shall cause the other Guarantors to, indemnify the Administrative Agent and each Guaranteed Party against any losses or costs incurred by any of them by reason of any failure of such Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Each Guarantor shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable Requirements of Law and as promptly as possible thereafter deliver to the Administrative Agent or the applicable Guaranteed Party the original or a certified copy of an original official receipt received by the Guarantor showing payment thereof.

            Section 6.2. Other Taxes. The Guarantor agrees to pay Other Taxes and defend and hold the Administrative Agent and each Guaranteed Party harmless from and against any and all liabilities with respect to Other Taxes or resulting from any delay or omission to pay such Other Taxes.

            Section 6.3. Indemnification. The Guarantor agrees to indemnify, defend and hold harmless the Administrative Agent and each Guaranteed Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section 6) paid by the Administrative Agent or such Guaranteed Party (as the case may be) and any liability (including any penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within five days after the Administrative Agent or the applicable Guaranteed Party (as the case may be) makes demand therefor.

            Section 6.4. Survival. Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantor contained in this Section 6 shall survive the payment in full of the Guaranteed Obligations.

            Section 6.5. Transferees. The Guarantor agrees that the provisions of this Section 6 shall inure to the benefit of any transferee of any Bridge Note.

            SECTION 7. RIGHT OF SET-OFF. In addition to and not in limitation of all rights of offset that any Guaranteed Party or other holder of a Bridge Note may have under applicable law or under any Loan Document, each Guaranteed Party or other holder of a Bridge Note shall upon the occurrence and during the continuation of any Event of Default and whether or not such Guaranteed Party or such holder has made any demand or such Guarantor's obligations are matured, have the right to appropriate and apply to the payment of such Guarantor's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Guaranteed Party or other holder to such Guarantor, whether or not related to this Guarantee or any transaction hereunder.

            SECTION 8. MISCELLANEOUS.

            Section 8.1. Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee shall be effective only if made or given in compliance with all of the terms and provisions of Section 12.3 of the Bridge Loan Agreement.

            Section 8.2. Expenses. The Guarantor shall promptly pay to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Parties (both before and after the execution hereof) in connection with any matters contemplated by or arising out of this Guarantee or any of the Loan Documents whether (a) costs and expenses of the Administrative Agent and the Guaranteed Parties to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Guarantee or any other Loan Document to which the Guarantor is a party or (ii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any assignee or participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guarantee or any other Loan Document, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guarantee or any other Loan Document or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving any Guarantor, or (d) to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Guaranteed Obligations, including all reasonable fees and expenses of attorneys and paralegals (including reasonable charges for inside counsel).

            Section 8.3. Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Guarantee.

            Section 8.4. Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantee in any jurisdiction.

            Section 8.5. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner provided in the Bridge Loan Agreement, and delivered to each of the parties hereto at their respective addresses set forth below:

If to the Administrative Agent:     Goldman Sachs Credit Partners L.P.
                                    c/o Goldman Sachs & Co.
                                    85 Broad Street
                                    New York, NY 10004
                                    Attention:  [Amy Shapero]
                                    Telecopy:  902-3000

                                    with a copy to:

                                    Kirk A. Davenport
                                    Latham & Watkins
                                    885 Third Avenue
                                    New York, NY 10022-4802
                                    Telecopy: (212) 751-4864

If to the Guarantor:                NTL Incorporated
                                    110 East 59th Street
                                    New York, NY 10022
                                    Attention:  Richard Lubasch, Esq.
                                    Telecopy: (212) 906-8497

            Section 8.6. Remedies Cumulative. Each right, power and remedy of the Guaranteed Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed Parties of all such other rights, powers or remedies, and no failure or delay on the part of any Guaranteed Party to exercise any such right, power or remedy shall operate as a waiver thereof.

            Section 8.7. Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.

            Section 8.8. Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of the Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            Section 8.9. Financial Status. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Guarantor and the Borrower and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the undersigned, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor or any other Person.

            Section 8.10. Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and transferees and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns. The Guarantor may not assign this Guarantee.

            Section 8.11. Non-Waiver. The failure of any Guaranteed Party to exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against any Guaranteed Party, nor excuse any Guarantor from its obligations hereunder.

            Section 8.12. Termination. Subject to the provisions of Sections 1.8 and 6.4, this Guarantee shall terminate upon the receipt by each of the Guaranteed Parties of the payment in immediately available funds and performance in full of the Guaranteed Obligations and any other amounts which may be owing hereunder, or the written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. At the time of such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guarantee.

            Section 8.13. Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

            Section 8.14. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS GUARANTEE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 8.15. [Intentionally omitted]

            Section 8.16. Limitation Of Liability. No claim may be made by the Guarantor or any other Person against the Administrative Agent or any Guaranteed Party or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Guarantee or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Guarantor hereby waives, releases and agrees not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 8.17. Payments. Notwithstanding any provision to the contrary herein or in any Loan Document, all payments made under or in connection with this Guarantee and the other Loan Documents shall be in immediately available funds and in lawful currency of the United States.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                      [GUARANTOR]

                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT G-2

                         FORM OF EXCHANGE NOTE GUARANTEE

            THIS GUARANTEE (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guarantee") is made and entered into as of ____________, ____, by ________________, a _____________ corporation (the
"Guarantor"), in favor of The Chase Manhattan Bank, in its capacity as trustee (in such capacity, the "Trustee"), for the benefit of the Holders (as defined in the Indenture) of the Notes issued pursuant to that certain Indenture, dated as of March 17, 1999 (as amended, modified or supplemented from time to time, the "Indenture"), between NTL Incorporated, a Delaware corporation (the "Company") and the Trustee. The Trustee and the Holders are referred to herein as, the "Guaranteed Parties"). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Indenture.

                                    RECITALS

            The Guarantor will derive significant direct and indirect benefits from the issuance of the Notes pursuant to the Indenture.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Trustee for its benefit and the ratable benefit of the Guaranteed Parties as follows:

            SECTION 1. THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:

            Section 1.1. Guarantee. Subject to Section 1.2, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, on mandatory prepayment, by acceleration or otherwise) and performance of all of the Obligations of the Company under the Indenture, the Notes and the Registration Rights Agreement (collectively, the "Guaranteed Obligations"). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Guaranteed Obligations and shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guarantee, the Indenture, the Notes, the Registration Rights

Agreement or other agreement, document or instrument to which the Company is or are or may become a party;

            (b) the absence of any action to enforce this Guarantee, the Indenture, the Notes, the Registration Rights Agreement or the waiver or consent by the Guaranteed Parties with respect to any of the provisions hereof or thereof;

            (c) [intentionally omitted]

            (d) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company including, but not limited to, (i) any Guaranteed Party's election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.) or any replacement or supplemental federal statutes dealing with the bankruptcy of debtors (the "Bankruptcy Code"), of the application of Section 1111(b)(2) or any successor provision of the Bankruptcy Code, (ii) any borrowing, issuance of notes or grant of a lien by the Company as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance of all or any portion of any Guaranteed Party's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code;

            (e) any merger or consolidation of the Company into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company to any other Person;

            (f) any circumstance which might constitute a defense available to, or a discharge of the Company;

            (g) any sale, transfer or other disposition of any stock, limited liability company interests, partnership interests or other ownership interests of the Company;

            (h) absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g); or

            (i) any other fact or circumstance which might otherwise constitute a defense available to, or a discharge of, a surety or guarantor;

it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment in immediately available funds and performance, in full, of the Guaranteed Obligations or written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. The Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations and specifically agrees that, notwithstanding any discharge of the Company, any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Guaranteed Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest which may at any time accrue with respect to the Guaranteed Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code and whether or not an allowed claim. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Guaranteed Obligations against the Company or any other Person before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Trustee has specifically agreed otherwise in a writing expressly referring to this Section 1.1. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Indenture and that, but for this Guarantee and such waivers, the Guaranteed Parties would have declined to enter into the Indenture.

            Section 1.2. Maximum Liability. Notwithstanding any provision to the contrary herein or in the Indenture, the Notes or the Registration Rights Agreement, the maximum liability of the Guarantor hereunder shall be limited to the maximum aggregate amount as would not render the Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of the Bankruptcy Code (as hereinafter defined) or any applicable provisions of any state or foreign law having similar effect.

            Section 1.3. Demand By The Trustee. In addition to the terms of the Guarantee set forth in Section 1.1 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if any or all of the then outstanding principal amount of the Guaranteed Obligations (together with all accrued but unpaid interest thereon, any prepayment premium, any Liquidated Damages and any Additional Amounts payable in respect thereof) becomes due and payable, then the obligations of the Guarantor shall, at the option of the Trustee, without notice or demand, become due and payable and the Guarantor shall, upon demand in writing therefor by the Trustee to such Guarantor, pay to the holder or holders of the Guaranteed Obligations the outstanding Guaranteed Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made in dollars to the Trustee for the ratable benefit of the Guaranteed Parties, in immediately available funds to an account designated by the Trustee or at the address set forth herein for the giving of notice to the Trustee or at any other address that may be specified in writing from time to time by the Trustee.

            Section 1.4. Enforcement Of Guarantee. In no event shall the Trustee or any Guaranteed Party have any obligation (although it is entitled, at its option) to proceed against the Company or any other Person before seeking satisfaction from the Guarantor, and the Trustee may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guaranteed Parties' rights hereunder, to exercise any right or remedy which it or they may have.

            The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor of the Guaranteed Obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Company, and whether or not any other guarantor or the Company is joined in any such action or actions.

            Section 1.5. Waivers. In addition to the waivers contained in
Section 1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption or similar laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Trustee or any Guaranteed Party of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Company's financial condition or any other fact which might materially increase the risk to such Guarantor) with respect to any of the Guaranteed Obligations (except as provided in Section 1.3 above) and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guarantee. The Guarantor hereby waives any requirement on the part of any holder of any Note to mitigate the damages resulting from any default under such Note. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, its obligations under this Guarantee are not subject to any offsets or defenses against any Guaranteed Party or the Company of any kind. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses against any Guaranteed Party or the Company of any kind which may arise in the future.

            Section 1.6. Benefit Of Guarantee. The provisions of this Guarantee are for the ratable benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Company and the Guaranteed Parties, the obligations of the Company under the Indenture, the Notes or the Registration Rights Agreement. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in accordance with the terms of the Indenture, any reference to "Guaranteed Parties" herein shall be deemed to refer equally to such Person or Persons.

            Section 1.7. Modification Of Guaranteed Obligations. If the Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

            (a) issue Notes or extend other credit to the Company, change the time, manner or place of payment of, or any other term of, all or any portion of, the Guaranteed Obligations, or otherwise waive or consent to any departure from the terms of the Indenture, the Notes or the Registration Rights Agreement;

            (b) take any action under or in respect of the Indenture, the Notes or the Registration Rights Agreement in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

            (c) amend or modify, in any manner whatsoever, the Indenture, the Notes or the Registration Rights Agreement;

            (d) extend or waive the time for and of any Guarantor's, the Company's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Indenture, the Notes or the Registration Rights

Agreement, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (e) [intentionally omitted];

            (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or the Company to the Guaranteed Parties;

            (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Company are subordinated to the claims of any of the Guaranteed Parties; and/or

            (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Company to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;

then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Guarantor under this Guarantee.

            Section 1.8. Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Company, the Guarantor or any other Person for liquidation or reorganization, in the event the Company, the Guarantor or any other Person becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of any of the Company's, the Guarantor's or such other Person's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            Section 1.9. Waiver Of Subrogation. THE GUARANTOR HEREBY IRREVOCABLY WAIVES UNTIL INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE GUARANTEED PARTIES AGAINST THE COMPANY AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST THE COMPANY WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE.

            Section 1.10. Continuing Guarantee; Transfer Of Notes. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in immediately available funds and performance in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor and its successors and permitted transferees and assigns, and (iii) inure, together with the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective permitted successors, transferees, endorsees and assigns. Without limiting the generality of foregoing clause (iii), any Guaranteed Party may, except as limited by the express terms of the Indenture, assign or otherwise transfer any Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise.

            SECTION 2. SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of the Company now or hereafter held by or owed to any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Company to the Guarantor collected or received by the Guarantor shall be held in trust for the Trustee on behalf of the Guaranteed Parties and shall forthwith be paid over to the Trustee for the benefit of the Guaranteed Parties in the form received (with any necessary or requested endorsements) to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guarantee.

            SECTION 3. DELIVERIES. In a form satisfactory to the Trustee, the Guarantor shall deliver to the Trustee, concurrently with the execution of this Guarantee, the other instruments, certificates and documents as are required to be delivered by the Guarantor on or before the date hereof to the Guaranteed Parties under the Indenture.

            SECTION 4. REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Guarantor hereby represents and warrants to the Guaranteed Parties that each of the following representations and warranties is true:

            Section 4.1. Organization; Powers. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of _______ with power and authority (corporate and other) to own its properties and conduct its business as now conducted and as proposed to be conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Guarantee.

            Section 4.2. Due Authorization and Enforceability. This Guarantee:
(i) has been duly authorized, executed and delivered by the Guarantor and (ii) constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            Section 4.3. No Conflicts. The execution and delivery of this Guarantee, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws (or other governing documents) of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Guarantor of the transactions contemplated by this Guarantee.

            Section 4.4. No Violations; Material Contracts. The Guarantor is not in violation of its Certificate of Incorporation or By-laws or other governing documents or in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of its properties is subject or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Guarantor or any of its properties, nor has any event occurred which with notice or lapse of time or both would constitute such a violation or default, except in each case, which could not reasonably expected to have a Material Adverse Effect. "Material Adverse Effect" means any circumstance or event that (i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Guarantee,
(ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities, management or prospects of the Guarantor, or (iii) materially impairs the ability of the Guarantor to perform its Obligations under this Guarantee.

            Section 4.5. Absence of Proceedings. There are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Guarantor, threatened, to which the Guarantor is a party or of which any of its properties is the subject which, if determined adversely to the Guarantor, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            SECTION 5. FURTHER ASSURANCES. The Guarantor agrees, upon the written request of the Trustee, and at the Guarantor's expense, to execute and deliver to the Trustee, from time to time, any additional instruments or documents considered necessary or advisable by the Trustee to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

            SECTION 6. PAYMENTS FREE AND CLEAR OF TAXES.

            Section 6.1. Payment of Taxes. All payments required to be made by the Guarantor hereunder shall be made to the Guaranteed Parties free and clear of, and without deduction for, any and all present and future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) the Guaranteed Parties shall receive an amount equal to the sum they would have received had no such deductions been made, (b) the Guarantor shall make such deductions, and (c) the Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, the Guarantor shall furnish to the Trustee the original or a certified copy of a receipt evidencing payment thereof. The Guarantor shall indemnify and, within ten (10) days of demand therefor, pay each Guaranteed Party for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by such Guaranteed Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. "Taxes" shall mean taxes, levies, imposts, deductions, Charges or witholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of a Guaranteed Party by the jurisdiction under the laws of which such Guaranteed Party is organized or any political subdivision thereof. "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Notes or (b) the Guaranteed Obligations.

            Section 6.2. [Intentionally Omitted]

            Section 6.3. [Intentionally Omitted]

            Section 6.4. Survival. Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantor contained in this Section 6 and Section 8.2 shall survive the payment in full of the Guaranteed Obligations.

            Section 6.5. Transferees. The Guarantor agrees that the provisions of this Section 6 shall inure to the benefit of any transferee of any Note.

            SECTION 7. RIGHT OF SET-OFF. In addition to and not in limitation of all rights of offset that any Guaranteed Party or other holder of a Note may have under applicable law or under the Indenture, the Notes or the Registration Rights Agreement, each Guaranteed Party or other holder of a Note shall upon the occurrence and during the continuation of any Event of Default and whether or not such Guaranteed Party or such holder has made any demand or such Guarantor's obligations are matured, have the right to appropriate and apply to the payment of such Guarantor's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Guaranteed Party or other holder to such Guarantor, whether or not related to this Guarantee or any transaction hereunder.

            SECTION 8. MISCELLANEOUS.

            Section 8.1. Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee shall be effective only if made or given in compliance with all of the terms and provisions of Article IX of the Indenture.

            Section 8.2. Expenses. The Guarantor shall promptly pay to the Trustee, for the ratable benefit of the Guaranteed Parties, the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Parties (both before and after the execution hereof) in connection with any matters contemplated by or arising out of this Guarantee, the Indenture, the Notes or the Registration Rights Agreement whether (a) costs and expenses of the Trustee and the Guaranteed Parties to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Guarantee, the Indenture, the Notes or the Registration Rights Agreement to which the Guarantor is a party or (ii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any assignee or participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guarantee, the Indenture, the Notes or the Registration Rights Agreement, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guarantee, the Indenture, the Notes or the Registration Rights Agreement or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving any Guarantor, or (d) to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Guaranteed Obligations, including all reasonable fees and expenses of attorneys and paralegals (including reasonable charges for inside counsel).

            Section 8.3. Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction of any provision of this Guarantee.

            Section 8.4. Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Guarantee in any jurisdiction.

            Section 8.5. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner provided in the Indenture, and delivered to each of the parties hereto at their respective addresses set forth below:

If to the Trustee:                  The Chase Manhattan Bank
                                    450 West 33rd Street
                                    New York, New York 10001
                                    Attention:  Capital Markets
                                                Fiduciary Services
                                    Telecopy: 212-946-8161

If to the Guarantor:                [Name of Guarantor]
                                    c/o NTL Incorporated
                                    110 East 59th Street
                                    New York, NY 10022
                                    Attention:  Richard Lubasch, Esq.
                                    Telecopy: (212) 906-8497

            Section 8.6. Remedies Cumulative. Each right, power and remedy of the Guaranteed Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed Parties of all such other rights, powers or remedies, and no failure or delay on the part of any Guaranteed Party to exercise any such right, power or remedy shall operate as a waiver thereof.

            Section 8.7. Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.

            Section 8.8. Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of the Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            Section 8.9. Financial Status. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Guarantor and the Company and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the undersigned, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor or any other Person.

            Section 8.10. Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and transferees and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns. The Guarantor may not assign this Guarantee.

            Section 8.11. Non-Waiver. The failure of any Guaranteed Party to exercise any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against any Guaranteed Party, nor excuse any Guarantor from its obligations hereunder.

            Section 8.12. Termination. Subject to the provisions of Sections 1.8 and 6.4, this Guarantee shall terminate upon the receipt by each of the Guaranteed Parties of the payment in immediately available funds and performance in full of the Guaranteed Obligations and any other amounts which may be owing hereunder, or the written release of the Guarantor by the Guaranteed Parties, whichever shall occur first. At the time of such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guarantee.

            Section 8.13. Counterparts. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

            Section 8.14. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE INDENTURE, THE NOTES, THE REGISTRATION RIGHTS AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE INDENTURE, THE NOTES, THE REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 8.15. [Intentionally omitted]

            Section 8.16. Limitation Of Liability. No claim may be made by the Guarantor or any other Person against the Trustee or any Guaranteed Party or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Guarantee, the Indenture, the Notes or the Registration Rights Agreement, or any act, omission or event occurring in connection therewith; and the Guarantor hereby waives, releases and agrees not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 8.17. Payments. Notwithstanding any provision to the contrary herein or in the Indenture, the Notes or the Registration Rights Agreement, all payments made under or in connection with this Guarantee and the Indenture, the Notes and the Registration Rights Agreement shall be in immediately available funds and in lawful currency of the United States.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                       [GUARANTOR]

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                                                 Exhibit H-1/H-2



           [FORM OF GENERAL COUNSEL OPINION FOR BRIDGE NOTE GUARANTEE
                          AND EXCHANGE NOTE GUARANTEE]




                                          [_____ __, ____]



Goldman, Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004,
      as Administrative Agent
The Lenders listed on Schedule I attached hereto

            Re:   Bridge Note Guarantee and Exchange Note Guarantee

Ladies and Gentleman:

            I am the General Counsel to ___________, a [Delaware] corporation (the "Parent"), and have so acted in connection with the execution and delivery of that certain Bridge Note Guarantee, dated as of _____ __, ____ (the "Bridge Note Guarantee"), by the Parent in favor of Goldman Sachs Credit Partners L.P., as administrative agent (the "Administrative Agent") and that certain Exchange Note Guarantee, dated as of _____ __, ____ (the "Exchange Note Guarantee") by the Parent in favor of The Chase Manhattan Bank, as trustee. This opinion is being delivered to you pursuant to Section 4.22 of the Bridge Loan Agreement, dated as of March 17, 1999 (the "Bridge Loan Agreement"), among NTL Incorporated, the Lenders named therein and the Administra tive Agent. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Bridge Loan Agreement.

            In rendering the opinions set forth below, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:

            (a)   the Bridge Note Guarantee; and

Goldman Sachs Credit Partners, L.P.
_____ __, ____
Page 2



            (b) the Exchange Note Guarantee; and

            (c) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

            The documents referred to in clauses (a) through (b) above are hereinafter referred to collectively as the "Operative Documents".

            In my examination I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Parent and its officers and other representatives, and of others.

            I do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York.

            Based upon the foregoing and subject to the assumptions and qualifica tions set forth herein, I am of the opinion that:

            1. [Except as set forth on Schedule II attached hereto,] to my actual knowledge, there are no legal or governmental proceedings pending or threatened against the Parent or any of its subsidiaries, or to which any of their respective properties is subject, that could reasonable be expected to have a Material Adverse Effect.

            2. To my actual knowledge, neither the Parent nor any Subsidiary (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgement, writ, determination, order, decree or arbitral award to which the Parent or any Subsidiary is a party or by which the Parent or any Subsidiary or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Bridge Loan Agreement or otherwise could reasonably be expected to have a Material Adverse Effect.

Goldman Sachs Credit Partners, L.P.
_____ __, ____
Page 3


            This opinion is being furnished only to the addressees named above in connection with the covenant specified in Section 4.22 of the Bridge Loan Agreement and is solely for their benefit and is not to be used or relied upon by any other person or for any other purpose without our prior written consent, except that any financial institution who becomes a "Lender" in accordance with
Section 6.2 of the Bridge Loan Agreement (as from time to time amended) may rely on this opinion as if addressed and delivered to that financial institution on the date hereof.

                                    Very truly yours,



                                    By:__________________________

                                                        Exhibit H-1/Exhibit H-2





                    [FORM OF OPINION OF SKADDEN, ARPS, SLATE,
                  MEAGHER & FLOM LLP FOR BRIDGE NOTE GUARANTEE
                          AND EXCHANGE NOTE GUARANTEE]




                                                          [___________, ______]



Goldman, Sachs Credit Partners, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004,
         as Administrative Agent
The Lenders listed on Schedule I attached hereto

                  Re:      Bridge Note Guarantee and Exchange Note Guarantee

                  We have acted as special counsel to __________, a [Delaware] corporation (the "Parent"), in connection with the execution and delivery of that certain Bridge Note Guarantee, dated as of _______, ___ (the "Bridge Note Guarantee"), by the Parent in favor of Goldman Sachs Credit Partners L.P. (the "Administrative Agent") and that certain Exchange Note Guarantee, dated as of ______ __, ___ (the "Exchange Note Guarantee"), by the Parent in favor of The Chase Manhattan Bank, as trustee (the "Trustee"). This opinion is being delivered to you pursuant to Section 4.22 of the Bridge Loan Agreement, dated as of March 17, 1999 (the "Bridge Loan Agreement"), among NTL Incorporated, the lenders named therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Bridge Loan Agreement.

                  In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

Goldman Sachs Credit Partners, L.P.
                    ,
Page 2



                  (a)      the Bridge Note Guarantee;

                  (b)      the Exchange Note Guarantee;

                  (c) the Certificate of Incorporation and By-Laws of the Parent, as currently in effect;

                  (d) certain resolutions of the Board of Directors of the Parent relating to the Bridge Note Guarantee, the Exchange Note Guarantee and the transactions contemplated thereby;

                  (e) a certificate of good standing from the Secretary of State of the [State of Delaware] as to the good standing of the Parent in such jurisdiction;

                  (f) certificates and telegrams from public officials in the jurisdictions listed on Schedule II as to the good standing of the Parent as a foreign corporation in each such jurisdiction; and

                  (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  The documents referred to in clauses (a) through (b) above are hereinafter referred to collectively as the "Operative Documents". For purposes of this opinion (i) the term "Applicable Laws" shall mean the [General Corporation Law of Delaware] and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, (ii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any state or federal executive, legislative, judicial, administrative, or regulatory body which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents pursuant to Applicable Laws, (iii) the term "Applicable Contract" shall mean those agreements or instruments governing the Parent's material indebtedness, each as set forth on Schedule III hereto and which have been identified to us as such by the Parent in the Parent's Certificate (as hereinafter defined), (iv) "Governmental Authorities" means any court, regulatory body, administrative agency, or governmental body of the [State of Delaware],

Goldman Sachs Credit Partners, L.P.
                    ,
Page 3



the State of New York or the United States of America having jurisdiction over the Parent or any of its subsidiaries under Applicable Laws, and (iv) the term "Applicable Orders" means those judgments, orders or decrees of any Governmental Authorities specifically identified to us by the Parent to be applicable to the Parent or any of its subsidiaries, as identified on Schedule IV hereto.

                  In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Parent and its officers and other representatives, and of others. In particular, we have also reviewed, and are relying upon as to factual matters as a basis for the opinions set forth herein, a certificate (the "Parent's Certificate") of an authorized officer of the Parent certifying that, among other things, the execution, delivery and performance of Operative Documents will not violate any applicable provisions of the relevant Applicable Contracts.

                  We do not express any opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, [(ii) the General Corporation Law of the State of Delaware and] (iii) the federal laws of the United States of America to the extent specifically referred to herein.

                  The opinions set forth below are subject to the following assumptions and qualifications:

                  (a) the opinions set forth in paragraph 5 are based in part upon the matters set forth in the Parent's Certificate, without our having made any independent investigation or verification of such matters;

                  (b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Goldman Sachs Credit Partners, L.P.
                    ,
Page 4



                  (c) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the opinions expressed below, any provision of the Operative Documents or any transaction contemplated thereby;

                  (d) we express no opinion as to any provision of the Operative Documents that purports to grant participants of the Lenders rights of set-off against the Parent or as to whether any affiliate or branch of the Administrative Agent or any Lender has a right of set-off against the Parent pursuant to the Operative Documents;

                  (e) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of the Administrative Agent, any of the Lenders or any other party (other than the Parent) to the Operative Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or nature of the business of the Administrative Agent, any of the Lenders or any such other party; and

                  (f) we express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of the public policy underlying any law, rule or regulation (including, without limitation, any federal or state securities law, rule or regulation).

                  In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, that:

                  (a) the execution, delivery and performance by the Parent of the Operative Documents and the consummation of the transactions contemplated thereby do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Parent or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (ii) any rule, law or regulation to which the Parent is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 5 herein); and

                  (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 5 herein) is required to

Goldman Sachs Credit Partners, L.P.
                    ,
Page 5



authorize or is required in connection with the execution, delivery or performance by the Parent of the Operative Documents or the transactions contemplated thereby.

                  Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

                  1. The Parent has been [duly incorporated] and is validly existing and is in good standing as a corporation under the laws of the [State of Delaware.]

                  2. Based solely on certificates from the Secretary of State of the applicable jurisdiction, the Parent is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in the Parent's Certificate attached as Exhibit A hereto.

                  3. The Parent has full corporate power and authority to execute, deliver and perform the Operative Documents.

                  4. The Parent has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Operative Documents.

                  5. The execution, delivery and performance of the Operative Documents by the Parent, compliance by the Parent with the terms thereof and the consummation by the Parent of the transactions contemplated thereby will not (i) conflict with the Certificate of Incorporation or By-laws of the Parent, (ii) constitute a violation of, or a default under the terms of any Applicable Contract (except we do not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial ratios or tests), (iii) result in the creation or imposition of any Lien upon property or assets of the Parent pursuant to the terms of any Applicable Contract, (iv) contravene any provision of any Applicable Laws or Applicable Orders or (v) require any Governmental Approval, except such as have been obtained or made on or prior to the date hereof, such as may be required in connection with the registration under the Securities Act of the Exchange Notes in accordance with the Registration Rights Agreement.

                  6. Each of the Operative Documents has been duly authorized, executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

Goldman Sachs Credit Partners, L.P.
                    ,
Page 6




                  7. The Parent is not and, upon the execution and delivery of the Operative Documents will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                  This opinion is being furnished only to the addressees named above in connection with the covenant specified in Section 4.22 of the Bridge Loan Agreement and is solely for their benefit and is not to be used or relied upon by any other person or for any other purpose without our prior written consent, except that any financial institution who becomes a "Lender" in accordance with Section 6.2 of the Bridge Loan Agreement (as from time to time amended) may rely on this opinion as if addressed and delivered to that financial institution on the date hereof.

                                                     Very truly yours,

                                                                      Schedule I


                                     Lenders

Goldman Sachs Credit Partners, L.P.

                                                                     Schedule II


                              Foreign Jurisdictions


Name                                                                Jurisdiction

                                                                    Schedule III


                              Applicable Contracts

                                                                     Schedule IV


                                Applicable Orders

                                                                       Exhibit A


                                NTL INCORPORATED

                              OFFICER'S CERTIFICATE


                  The undersigned certifies that he is a duly elected and authorized officer of ______________, a [Delaware] corporation (the "Parent"), and that as such he is authorized to execute this certificate on behalf of the Parent.

                  The undersigned acknowledges that pursuant to Section 4.22 of the Bridge Loan Agreement, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering a legal opinion to the Administrative Agent and the Lenders (the "Opinion"). The undersigned further understands that SASM&F is relying on this officer's certificate and the statements made herein in rendering the Opinion and the Lenders are relying on clauses (iv) and (v) of this officer's certificate being provided in connection with the Opinion and the Loan Documents. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Opinion.

                  With regard to the foregoing, the undersigned further certifies that on behalf of the Parent:

                  (i) the undersigned is familiar with the covenants contained in each of the Applicable Contracts.

                  (ii) due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

                  (iii) the execution, delivery and performance of the Operative Documents will not violate any applicable provisions of the relevant Applicable Contracts

                  (iv) Set forth on Schedule I hereto are all of the agreements or instruments governing the Parent's material indebtedness.

                  (v) Set forth on Schedule II hereto are all of the orders, judgments and decrees of any governmental authority which are material to the business or property of the Parent.

                  (vi) Set forth on Schedule III hereto are all of the jurisdictions in which the Parent is qualified to do business as a foreign corporation.

                  (vii) The value of all securities owned by the Parent (excluding those issued by majority-owned Subsidiaries of the Parent) does not exceed 10% of the value of the Parent's total assets.

                  (viii) Less than 25 percent of the assets of the Parent on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

                  (ix) The Parent (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (b) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities having a value exceeding 40 percent of the value of the Parent's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate this __th day of ________, ____.



                                 By:_______________________________
                                       Name:
                                       Title:

                                                                      Schedule I

                              Applicable Contracts

                                                                     Schedule II

                                Applicable Orders

                                                                    Schedule III


                              Foreign Jurisdictions


Name                                                                Jurisdiction

                                                                       EXHIBIT I

                              SOLVENCY CERTIFICATE

            I, the undersigned, the Chief Financial Officer of NTL Incorporated, a Delaware corporation (the "Company" or the "Borrower"), do hereby certify as follows:

            1. This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 5.24 of the Bridge Loan Agreement dated as of March 17, 1999 (as it may be amended, supplemented or otherwise modified from time to time, the "Bridge Loan Agreement"), by and among the Company, the Lenders referred to therein, and Goldman Sachs Credit Partners L.P., as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Bridge Loan Agreement.

            2. For purposes of this Certificate, the terms below shall have the following definitions:

            "Unreasonably Small Capital" relates to the ability of the Borrower on a consolidated basis after giving effect to the consummation of the Transactions, to continue as a going concern and not lack sufficient capital for its present needs and anticipated needs, including, without limitation, Identified Contingent Liabilities, without substantial unplanned disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations, or similar actions.

            "Fair Market Value" means the amount at which the aggregate assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both.

            "Identified Contingent Liabilities" means the maximum reasonably estimated liabilities of the Borrower on a consolidated basis that may result from pending litigation, asserted claims and assessments, guaranties, indemnities, environmental conditions, contract obligations, uninsured risks, and other contingent liabilities as identified and explained to me in terms of their nature and estimated dollar magnitude by management of the Borrower (the "Management"). Based on my reasonable inquiries and analysis in connection with this certificate, I have no reason to believe that such identified contingent liabilities are materially understated and nothing has come to my attention suggesting that material contingent liabilities have not been identified or disclosed. I do not give any opinion as to whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5.

            "Financing" means the indebtedness being incurred, assumed or guaranteed by the Borrower through the issuance of the Bridge Loans.

            "Present Fair Saleable Value" means the aggregate amount that may be realized from an independent willing buyer if an entity's assets are sold as an entirety with


               Bridge Loan Agreement Solvency Certificate Page 1 reasonable promptness in an arm's-length transaction under present conditions for the sale of assets as an entirety of the business comprising such entity.

            "Stated Liabilities" means the recorded liabilities of the Borrower on a consolidated basis pursuant to the unaudited September 30, 1998 balance sheet as prepared by the Borrower. Stated Liabilities excludes indebtedness under the Financing. Based upon representations made within the Bridge Loan Agreement by the Borrower and my investigations as described herein, I have no reason to believe that there has been any such material adverse change since September 30, 1998 other than those changes set forth on Schedule 5.3 of the Bridge Loan Agreement.

            3. For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

      a. I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 3.10 of the Bridge Loan Agreement.

      b. I have made inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Company and its Subsidiaries and (ii) whether the unaudited pro forma projected consolidated financial statements referred to in paragraph
            (a) above have been constructed based on information and assumptions that, in the judgment of management, are reasonable.

      c. I have knowledge of and have reviewed to my satisfaction the Loan Documents and the respective Schedules and Exhibits thereto.

      d.    With respect to Identified Contingent Liabilities, I:

            i. inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of the Company and its Subsidiaries; and

            ii. confirmed with officers of the Company and its Subsidiaries that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof

      e. I have made inquiries of certain officers of the Company and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower (on a consolidated basis), after giving effect to the consummation of the Transactions to (i) have assets with a Fair Market Value that is less than the sum of Stated Liabilities, Identified Contingent Liabilities and the


               Bridge Loan Agreement Solvency Certificate Page 2

            Financing; (ii) have assets with a Present Fair Saleable Value that is less than the sum of Stated Liabilities, Identified Contingent Liabilities and the Financing; (ii) have Unreasonably Small Capital; or (iv) not be able to pay the respective Stated Liabilities, Identified Contingent Liabilities, and the Financing as they mature or otherwise become payable.

            4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the consummation of the Transactions, it is my opinion that:

            a. The Fair Market Value of the assets of the Borrower (on a consolidated basis) exceeds and will exceed its liabilities (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities);

            b. The Present Fair Saleable Value of the assets of the Borrower (on a consolidated basis) exceeds and will exceed its probable liabilities on its debts (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities) as such debts become absolute and matured;

            c. The Borrower (on a consolidated basis) is and will be able to pay its debts (including, without limitation, the Financing, Stated Liabilities and Identified Contingent Liabilities) as such debts mature; and

            d. The Borrower (on a consolidated basis) does not and will not have Unreasonably Small Capital with which to conduct its present and anticipated business.

            I am not an appraiser or a valuation expert and have not obtained or relied on the services of appraisers or valuation experts in making the above statements. All such statements regarding Fair Value and Present Saleable Value are made to the best of my knowledge without having made any investigation or inquiry, except as specifically provided in Paragraph 3 above. This Certificate is given solely in my capacity as an officer of the Company and not in my individual capacity.


               Bridge Loan Agreement Solvency Certificate Page 3

      IN WITNESS WHEREOF, I have set forth my name below as of the date written.

                                              By:
                                                  ---------------------------
                                                  Name:
Date: _____ __, 1999                              Title: Chief Financial Officer


      Bridge Loan Agreement Solvency Certificate Signature Page